   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997
________________________________________________________________________________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

[x]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                JOINT FILING BY:
                            THE WARNACO GROUP, INC.
                             DESIGNER HOLDINGS LTD.
             (NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Payment of Filing Fee (Check the appropriate box):

[ ]        No fee required.
[x]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           1) Title of each class of securities to which transaction applies:  Class A Common Stock, $.01 par value.
           2) Aggregate number of securities to which transaction applies:  6,814,972 shares. This Joint Proxy Statement relates to Class A Common Stock, par value $0.01 per share ('Warnaco Common Stock') of The Warnaco Group,
              Inc. ('Warnaco') issuable to holders of Common Stock, par value $0.01 per share ('Designer Holdings Common
              Stock') of Designer Holdings Ltd. ('Designer Holdings') in the proposed merger (the 'Merger') of WAC
              Acquisition Corporation, a wholly owned subsidiary of Warnaco, with and into Designer Holdings. The amount of Warnaco Common Stock to be registered has been determined by multiplying the exchange ratio (0.324 shares of Warnaco Common Stock for each share of Designer Holdings Common Stock) by 21,033,866, the maximum aggregate number of shares of Designer Holdings Common Stock convertible in the Merger, including those shares of Designer Holdings Common Stock issuable upon the exercise of options to be outstanding following the Merger and upon the conversion of convertible securities of Designer Holdings (the 'Maximum
              Number of Designer Holdings Common Shares').
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.): $8.97 per share.
              The filing fee was calculated pursuant to Rule 457(f) as one thirty-third of one percent of $188,673,778
              (the average of the high and low prices of Designer Holdings Common Stock on the New York Stock Exchange,
              Inc. Composite Transaction Tape for November 11, 1997 multiplied by the Maximum Number of Designer
              Holdings Common Shares).
           4) Proposed maximum aggregate value of transaction: $188,673,778. (See our response to 3).
           5) Total fee paid: $57,174. (See our response to 3).
[ ]        Fee paid previously with preliminary materials.
[X]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
           1) Amount Previously Paid: $.......................................................................$57,174
           2) Form, Schedule or Registration Statement no.:..............................Form S-4, Reg. No, 333-40207
           3) Filing Party:...................................................................The Warnaco Group, Inc.
           4) Date Filed:...........................................................................November 14, 1997

________________________________________________________________________________
________________________________________________________________________________

[Logo]

[Logo]

                                MERGER PROPOSED

The Boards of Directors of The Warnaco Group, Inc. and Designer Holdings Ltd. have approved a merger agreement that would result in Designer Holdings becoming a wholly owned subsidiary of Warnaco.

The merger cannot be completed unless stockholders of both companies approve the matters they are being asked to consider.

If you are a stockholder of Warnaco, you are being asked, at Warnaco's special meeting of stockholders, to approve the issuance of Warnaco shares in connection with our acquisition of Designer Holdings. These issuances include the merger, the exchange in which we acquired 51.3% of Designer Holdings and the conversion of Designer Holdings' outstanding convertible debentures. The Board of Directors of Warnaco recommends a vote 'FOR' the issuance of such shares. YOUR VOTE IS VERY IMPORTANT.

If you are a stockholder of Designer Holdings, you are being asked, at Designer Holdings' special meeting of stockholders, to approve and adopt the merger agreement and the merger. The Board of Directors of Designer Holdings recommends a vote 'FOR' the approval and adoption of the merger agreement.

If the merger is completed, Designer Holdings stockholders will receive 0.324 of a Warnaco share for each Designer Holdings share. Warnaco stockholders will continue to own their existing shares after the merger.

WARNACO WILL VOTE ITS SHARES OF DESIGNER HOLDINGS STOCK, REPRESENTING 51.3% OF THE OUTSTANDING SHARES, IN FAVOR OF THE MERGER. THIS VOTE WILL BE SUFFICIENT TO APPROVE THE MERGER. ACCORDINGLY, NO ACTION OF ANY OTHER DESIGNER HOLDINGS STOCKHOLDER IS REQUIRED TO APPROVE THE MERGER.

Whether or not you plan to attend a meeting, please take the time to vote on the proposal submitted to stockholders at your meeting by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal submitted at your meeting. If you are a Warnaco stockholder and fail to return your card, you will not be counted as present or voting unless you appear in person.
The dates, times and places of the meetings are:

For WARNACO stockholders:

     December 12, 1997
     10:00 a.m.
     The Four Seasons Hotel
     57 East 57th Street
     New York, New York 10022

For DESIGNER HOLDINGS stockholders:

     December 12, 1997
     9:30 a.m.
     The Four Seasons Hotel
     57 East 57th Street
     New York, New York 10022

This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

------------------------------------------------------------  ------------------------------------------------------------
Linda J. Wachner                                              Arnold H. Simon
Chairman, President and Chief Executive Officer               President and Chief Executive Officer
THE WARNACO GROUP, INC.                                       DESIGNER HOLDINGS LTD.

Neither the SEC nor any state securities regulators have approved the Warnaco common stock to be issued in connection with this Joint Proxy
Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

 Joint Proxy Statement/Prospectus dated November 14, 1997, and first mailed to stockholders on November 14, 1997.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER..................     1
SUMMARY.................................................     2
RISK FACTORS............................................    13
THE MERGER..............................................    14
  General...............................................    14
  Background of the Merger..............................    15
  Warnaco's Reasons for the Merger; Recommendation of
     the Warnaco Board..................................    20
  Information and Factors Considered by the Designer
     Holdings Board; Recommendation of the Designer
     Holdings Board.....................................    22
  Opinion of Lazard Freres & Co. LLC....................    25
  Opinion of Merrill Lynch..............................    29
  Expected Cost Savings from the Merger.................    36
  Certain Financial Projections.........................    36
  Cautionary Statement Concerning Forward-Looking
     Statements.........................................    37
  Accounting Treatment..................................    37
  Certain U.S. Federal Income Tax Consequences..........    38
  Regulatory Matters....................................    39
  No Appraisal Rights...................................    39
  Federal Securities Laws Consequences; Stock Transfer
     Restriction........................................    39
  Certain Stockholder Litigation........................    40
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...........................................    41
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.......    42
INTERESTS OF CERTAIN PERSONS IN THE MERGER..............    49
  Interests of Officers and Directors of Designer
     Holdings in the Exchange...........................    49
  Simon Employment Agreements...........................    49
  Treatment of Designer Holdings Stock Options..........    50
  Indemnification; Directors' and Officers' Insurance...    51
THE MERGER AGREEMENT....................................    51
  General...............................................    51
  Merger Consideration..................................    52
  Treatment of TOPrS and Convertible Debentures.........    52
  Treatment of Designer Holdings Stock Options..........    52
  Exchange of Shares....................................    53
  Certain Covenants.....................................    53
  Certain Representations and Warranties................    57
  Conditions to the Merger..............................    57
  Termination of the Merger Agreement...................    58
  Other Expenses........................................    59
  Amendments; Waivers...................................    59
THE EXCHANGE AGREEMENT..................................    59
THE MEETINGS............................................    61
  Times and Places; Purposes............................    61
  Voting Rights; Votes Required for Approval............    62
  Proxies...............................................    63
  Other Business; Adjournments..........................    64
COMPARISON OF STOCKHOLDER RIGHTS........................    65
  General...............................................    65
  Comparison of Current Designer Holdings Stockholder
     Rights and Rights of Warnaco Stockholders Following
     the Merger.........................................    65
DESCRIPTION OF WARNACO CAPITAL STOCK....................    66
  Authorized Capital Stock..............................    66
  Warnaco Common Stock..................................    66
  Warnaco Preferred Stock...............................    67
  Transfer Agent and Registrar..........................    67
  Stock Exchange Listing; Delisting and Deregistration
     of Designer Holdings Common Stock..................    67
  Treatment of TOPrS....................................    67
LEGAL MATTERS...........................................    68
EXPERTS.................................................    68
WHERE YOU CAN FIND MORE INFORMATION.....................    69
INDEX OF DEFINED TERMS..................................    71

LIST OF ANNEXES

Annex A..............  Agreement and Plan of Merger
Annex B..............  Stock Exchange Agreement
Annex C..............  Opinion of Lazard Freres & Co. LLC
Annex D..............  Opinion of Merrill Lynch, Pierce,
                       Fenner & Smith Incorporated

                                       i



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
                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q: Why are the two companies proposing the merger?

A: This merger means that you will have a stake in one of the world's leading designers, manufacturers and marketers of women's intimate apparel, menswear and accessories. Warnaco already owns the trademarks worldwide for Calvin Klein men's and women's underwear and licenses the Calvin Klein trademarks worldwide for men's accessories. The acquisition will add to Warnaco's assets a 40-year extendable license for the Calvin Klein Jeans and Calvin Klein Khakis labels for men and women in North, South and Central America. To review the reasons for the merger in greater detail, see pages 20 through 23.

Q: Doesn't Warnaco already own Designer Holdings?

A: Warnaco recently acquired a majority of the outstanding shares of Designer
   Holdings common stock from Designer Holdings' principal stockholder at the same exchange ratio proposed for the merger. Pursuant to the merger agreement between Warnaco and Designer Holdings, Warnaco intends to acquire the rest of Designer Holdings through the merger. See 'The Merger Agreement -- Conditions to the Merger' on page 57.

Q: When are the special meetings?

A: Both the Warnaco and the Designer Holdings meetings will take place on December 12, 1997.

Q: What do I need to do now if I am not planning on attending the special meetings?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the appropriate stockholder meeting.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to your company's secretary before your meeting or attend your meeting in person and vote.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed we will send Designer Holdings stockholders written instructions for exchanging their share certificates. Warnaco stockholders will keep their existing certificates.

Q: What will I receive in the merger?

A: When the merger closes, Designer Holdings stockholders will receive 0.324 of a share of Warnaco common stock for each share of Designer Holdings common stock. We will not issue fractional shares of Warnaco common stock. Instead, Designer Holdings stockholders will receive a check in the amount of the net proceeds from the sale of those shares in the open market.

   If you currently own shares of Warnaco common stock, then you will continue to hold those shares after the merger.

Q: What are the tax consequences to stockholders of the merger?

A: The exchange of shares by Designer Holdings stockholders will be tax-free for federal income tax purposes, except for taxes on cash received in exchange for any fractional shares. The merger will be tax-free to Warnaco stockholders for federal income tax purposes. To review the federal income tax consequences to stockholders in greater detail, see page 37.

Q: When do you expect the merger to be completed?

A: We expect to complete the merger before the end of 1997. We are working towards completing the merger as quickly as possible and expect to do so shortly after the special meetings.

                                    SUMMARY

     This summary highlights selected information from this Joint Proxy Statement/Prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to. See 'Where You Can Find More Information'. (Page 69) An index of defined terms appears on page 71 of this Joint Proxy Statement/Prospectus.

                                 THE COMPANIES

THE WARNACO GROUP, INC.
90 Park Avenue
New York, New York 10016
(212) 661-1300

     Warnaco and its subsidiaries design, manufacture and market a broad line of women's intimate apparel, such as bras, panties and sleepwear, and men's sportswear, underwear and accessories, all of which are sold under such internationally recognized owned and licensed brand names as Warner's'r', Olga'r', Lejaby'r', Valentino Intimo'r' and Chaps by Ralph Lauren'r'.

     Warnaco owns the trademarks worldwide for Calvin Klein'r' men's and women's underwear and sleepwear and licenses the Calvin Klein trademarks worldwide for men's accessories.

DESIGNER HOLDINGS LTD.
1385 Broadway
New York, New York 10018
(212) 556-9600

     Designer Holdings, which develops, contracts for the production of and markets designer jeanswear and sportswear for men, women, juniors and petites, has a 40-year extendable license from Calvin Klein, Inc. to develop, contract for the production of and market designer jeanswear and sportswear collections in North, South and Central America under the Calvin Klein Jeans'r', CK/Calvin Klein Jeans'r' and CK/Calvin Klein/Khakis'r' labels.

                                    OVERVIEW

     The merger is the second step of a two-step transaction in which Warnaco will acquire all the outstanding common stock of Designer Holdings. On October 14, 1997, Warnaco acquired a majority of the outstanding shares of Designer Holdings common stock from New Rio, L.L.C., formerly the majority stockholder of Designer Holdings, in exchange for 5,340,773 shares of Warnaco common stock at the 0.324 exchange ratio. Upon completion of the merger, Designer Holdings will become a wholly owned subsidiary of Warnaco.

                        WARNACO'S REASONS FOR THE MERGER

     Warnaco believes that the acquisition offers an excellent opportunity to build value for its stockholders. Warnaco's strategy is to build its global businesses based on highly recognized brand names worldwide, to maximize the value of its business by increasing its product distribution and to improve its manufacturing efficiency and reduce costs. The acquisition of Designer Holdings fits within this strategy because:

      The Calvin Klein Jeans and Khaki labels are among the most highly desired and successful labels in the North, South and Central America jeanswear and casual sportswear markets, and complement Warnaco's existing product lines.

      Warnaco has already demonstrated success with the Calvin Klein brand, growing the underwear, sleepwear and accessories businesses from approximately $55 million in sales in 1993 to $255 million in 1996.

      Warnaco believes the combination will add to its earnings in the first full year of combined operations, after taking into account estimated cost savings. Warnaco expects to achieve these cost savings principally through lowering distribution costs, eliminating public company expenses and streamlining operational, financial and administrative functions. Warnaco notes that achieving these earnings, cost savings and synergies is subject to certain risks as discussed in the sections 'Risk Factors' and 'Cautionary Statement Concerning Forward-Looking Statements' on pages 13 and 36.

      Warnaco believes it can expand Designer Holdings' share of the knit and woven tops market, and increase Designer
Hold-

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
      ings' khaki and non-jeans pants business, as well as improve the results of operations of Designer Holdings.

     To review Warnaco's reasons for the merger in greater detail, see pages 20 through 22.

                   DESIGNER HOLDINGS' REASONS FOR THE MERGER

     Designer Holdings believes that the merger is fair to and in the best interests of its stockholders for, among others, the following reasons:

      The merger provides Designer Holdings stockholders with the opportunity to benefit from the strategic fit between Warnaco and Designer Holdings, including the opportunity for cost savings, enhanced brand presentation and the potential for appreciation in the value of Warnaco's shares as a result of the merger, and to participate in any growth in the combined company.

      The Designer Holdings Board has determined, following a review of potential alternatives to the merger and the likelihood of successfully pursuing such alternatives on terms and conditions at least as favorable to stockholders as the merger, that the merger is more favorable to Designer Holdings' stockholders than any such alternative.

      The exchange ratio in the merger represented, on the last trading day prior to the public announcement of Warnaco's proposal on September 16, 1997, a 17.29% premium to the closing price of Designer Holdings common stock based on a closing price for Designer Holdings common stock of $9.375 per share and a closing price for Warnaco common stock of $33.9375 per share on such date, and, based on the opinion of Merrill Lynch as described under 'The Merger -- Opinion of Merrill Lynch' on page 28, is fair from a financial point of view to Designer Holdings' stockholders other than Warnaco, New Rio and their respective affiliates.

     To review Designer Holdings' reasons for the merger in greater detail, see pages 22 through 25.
                              THE SPECIAL MEETINGS

     The record date for each special meeting is the close of business on October 14, 1997. At the Warnaco meeting, Warnaco stockholders will be asked to approve the issuance of Warnaco shares in the merger, the exchange with New Rio and upon any conversions of Designer Holdings' outstanding convertible debentures. At the Designer Holdings meeting, Designer Holdings stockholders will be asked to approve and adopt the merger agreement and the merger.

     To review the details of the special meetings and the votes to be taken, see pages 61 through 64.

                        RECOMMENDATIONS TO STOCKHOLDERS

TO WARNACO STOCKHOLDERS:

     The Warnaco Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the proposal to approve the described issuances of Warnaco shares in connection with Warnaco's acquisition of Designer Holdings.

TO DESIGNER HOLDINGS STOCKHOLDERS:

     The Designer Holdings Board believes that the merger agreement and the merger are fair to you and in your best interest and recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER (PAGE 62)

     The affirmative vote of a majority of the shares of Warnaco common stock present or represented by proxy at the Warnaco meeting is required to approve the described issuances of Warnaco shares in connection with Warnaco's acquisition of Designer Holdings. Failure to obtain the required stockholder approval will not have any effect on the exchange with New Rio, which has already occurred. Collectively, executive officers, directors and affiliates of Warnaco (which does not include New Rio and its members) own 17% of the outstanding Warnaco shares.

     The affirmative vote of a majority of the outstanding shares of Designer Holdings com-

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mon stock is required to approve and adopt the merger agreement and the merger.
Collectively, executive officers, directors and affiliates of Designer Holdings (including Warnaco) own 52.1% of the outstanding Designer Holdings shares.

     WARNACO, WHICH OWNS 51.3% OF DESIGNER HOLDINGS OUTSTANDING COMMON STOCK, WILL VOTE ALL ITS SHARES IN FAVOR OF THE MERGER. SUCH VOTE WILL BE SUFFICIENT TO APPROVE THE MERGER. ACCORDINGLY, NO ACTION BY ANY OTHER DESIGNER HOLDINGS STOCKHOLDER IS NECESSARY TO APPROVE THE MERGER. Warnaco also controls a majority of the Designer Holdings Board. Even if the merger is not completed, Warnaco will have the ability to control the Designer Holdings Board and the vote on corporate actions requiring stockholder approval, and thus effectively control the direction and policies of Designer Holdings.

                                   THE MERGER

     The merger agreement is attached as Annex A to this Joint Proxy Statement/ Prospectus. We encourage you to read the merger agreement, which is the legal document that governs the merger. The exchange agreement, which is the document pursuant to which Warnaco acquired its Designer Holdings shares, is attached as Annex B to this Joint Proxy Statement/Prospectus, and we urge you to read that as well.

WHAT DESIGNER HOLDINGS STOCKHOLDERS WILL RECEIVE (PAGE 52)

     When the merger closes, each Designer Holdings stockholder will receive
0.324 of a share of Warnaco common stock in exchange for each share of Designer Holdings common stock. Calculated at the market price of Warnaco common stock as of the close of business on November 13, 1997 of $26 15/16 per share, Designer Holdings stockholders will receive $8.728 worth of Warnaco common stock for each share of Designer Holdings common stock. Each holder otherwise entitled to receive fractional shares will receive such holder's pro rata share of the cash proceeds from the sale in the market of all such fractional shares, net of sale expenses.

     Designer Holdings stockholders should not send in their stock certificates for exchange until instructed to do so after the merger is completed.
WHAT WARNACO STOCKHOLDERS WILL HOLD AFTER THE MERGER

     Warnaco stockholders will continue to own their existing shares after the merger. Warnaco stockholders should not send in their stock certificates in connection with the merger.

OWNERSHIP OF WARNACO AFTER THE MERGER

     Warnaco will issue approximately 5.1 million Warnaco shares to Designer Holdings stockholders in the merger. These shares will represent approximately 8% of the outstanding Warnaco shares after the merger, in addition to the 9% held by New Rio as a result of the 5,340,773 shares issued in the share exchange. This information is based on the number of shares of Warnaco and Designer Holdings common stock outstanding on October 14, 1997 and does not take into account shares issuable upon the exercise of stock options or convertible securities.

BOARD OF DIRECTORS AND MANAGEMENT OF WARNACO AFTER THE MERGER

     The existing board of directors and management of Warnaco will continue in office upon completion of the merger. Arnold H. Simon will continue in his position as President and Chief Executive Officer of the Designer Holdings subsidiary of Warnaco.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

     When considering the Designer Holdings Board's recommendation that Designer Holdings stockholders vote in favor of the merger, Designer Holdings stockholders should be aware that 19 Designer Holdings officers and key employees, as well as all five directors at the time the merger agreement was approved, have indemnification rights, employment agreements, stock options and/or other agreements that provide them with interests in the merger that are different from, or in addition to, other Designer Holdings stockholders. Arnold
H. Simon, the President and Chief Executive Officer of Designer Holdings, was paid, upon completion of the exchange and in connection with the termination of his prior employment agreement with Designer Holdings, approximately $7.8 million

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
less approximately $2.9 million in withholding and other taxes and $2.3 million in loans and other amounts owed by Mr. Simon to Designer Holdings. In addition, all but one of the directors who voted to approve the merger and the share exchange were related to New Rio.

     Please see pages 49 through 51 for more information concerning these arrangements.

CONDITIONS TO THE MERGER (PAGE 57)

     The completion of the merger depends upon meeting or waiver of a number of conditions, including the following:

     (1) obtaining the approval of the stockholders of Warnaco and Designer Holdings;

     (2) there being no law or court order that prohibits the merger;

     (3) the Warnaco shares to be issued in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

     (4) receipt of opinions of counsel to both Warnaco and Designer Holdings that the merger will be tax-free to Designer Holdings and its stockholders.

Except as set forth above, the closing of the merger is not subject to any other conditions. Certain of the conditions to the merger, but not (1), (2) or (3) above, may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT (PAGES 58 - 59)

     Either Warnaco or Designer Holdings can terminate the merger agreement if both companies agree or if any of the following occurs:

     (1) we do not complete the merger by June 30, 1998;

     (2) the stockholders of either Warnaco or Designer Holdings do not give the required stockholder approvals; or

     (3) a law or court order permanently prohibits the merger.

A party cannot terminate the merger agreement pursuant to paragraph (1) above if that party is in breach of its obligations under the merger agreement.

     Also, Designer Holdings may terminate the merger agreement if the Warnaco Board changes, in a manner adverse to Designer Holdings, its recommendation to the Warnaco stockholders.

TERMINATION FEES AND EXPENSES (PAGES 40, 59)

     The merger agreement requires Designer Holdings to pay Warnaco a termination fee of $12.5 million in cash, plus out-of-pocket transaction expenses of up to $3 million, if (a) it becomes publicly known that a third party has proposed to acquire more than 15% of Designer Holdings, (b) the merger agreement is terminated because of the failure to obtain the required vote of Designer Holdings stockholders to approve the merger by June 30, 1998, and (c) Designer Holdings is acquired in any other transaction within two years of such termination. In connection with the settlement of certain stockholder litigation, the termination fee is expected to be reduced to $6.25 million.

REGULATORY MATTERS (PAGE 38)

     On October 3, 1997, we received clearance for the transaction under the Hart-Scott-Rodino statute.

ACCOUNTING TREATMENT (PAGE 37)

     The merger will be accounted for using the purchase method of accounting.

FAIRNESS OPINIONS (PAGES 25 THROUGH 36)

     In deciding to approve the merger, the Warnaco Board considered the opinion of Lazard Freres & Co. LLC as to the fairness of the exchange ratio in connection with the share exchange and the merger, taken as a whole, to Warnaco and its stockholders from a financial point of view, and the Designer Holdings Board considered the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated as to the fairness of the exchange ratio to Designer Holdings' stockholders, other than Warnaco, New Rio and their affiliates, from a financial point of view. These opinions are attached as Annexes C and D to this Joint Proxy Statement/Prospectus. You should read these opinions carefully.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 37)

     The merger is structured as a tax-free reorganization so that neither Warnaco, Designer

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
Holdings nor our stockholders will recognize any gain or loss for federal income tax purposes in the merger (except for tax payable on cash received by Designer Holdings stockholders instead of fractional shares). The merger is conditioned on receipt of legal opinions from both Warnaco's and Designer Holdings' counsel stating that the merger is a tax-free reorganization.

NO APPRAISAL RIGHTS (PAGE 39)

     Under Delaware law, neither Warnaco stockholders nor Designer Holdings stockholders have any right to an appraisal of the value of their shares in connection with the merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 41)

     Warnaco and Designer Holdings common stock are both listed on the New York Stock Exchange. On September 16, 1997, the last full trading day prior to the public announcement of the proposed merger, Warnaco common stock closed at $33 15/16 and Designer Holdings common stock closed at $9 3/8. On November 13, 1997, Warnaco common stock closed at $26 15/16 and Designer Holdings common stock closed at $8 9/16.

LISTING OF WARNACO COMMON STOCK

     Warnaco's common stock is currently listed on the New York Stock Exchange and Warnaco will also list the shares of its common stock to be issued in the merger on the New York Stock Exchange.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

          Warnaco and Designer Holdings are providing the following financial information to assist you in your analysis of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Warnaco and Designer Holdings and the related notes contained in the annual and quarterly reports and other information that Warnaco and Designer Holdings have filed with the Securities and Exchange Commission. Results of operations for unaudited interim periods are not necessarily indicative of the results that may occur for any other interim or annual period. See 'Where You Can Find More Information' on page 69.

          With respect to Warnaco, all share and per share amounts have been adjusted to reflect a two-for-one stock split effective October 3, 1994. These amounts also include common stock equivalents whenever the effect on earnings per share is dilutive. Warnaco's fiscal year 1993 includes 53 weeks of operations.

                            THE WARNACO GROUP, INC.
           (IN MILLIONS, EXCEPT PER SHARE DATA AND NUMBER OF SHARES)

                                            NINE MONTHS ENDED                          FISCAL YEAR ENDED
                                        -------------------------    ------------------------------------------------------
                                        OCTOBER 4,     OCTOBER 5,    JANUARY 4,    JANUARY 6,   JANUARY 7,     JANUARY 8,
                                           1997         1996(F)       1997(E)       1996(D)     1995(A)(C)     1994(A)(B)
                                        ----------     ----------    ----------    ----------   ----------   --------------
Statement of Income Data:
    Net revenues......................   $  875.1        $721.3       $1,063.8       $916.2       $788.8         $703.8
    Gross profit......................      316.1         210.6          327.7        309.7        255.8          236.4
    Income (loss) before interest and
      income taxes....................      140.6         (25.6)          26.0        113.9         96.2           69.7
    Interest expense..................       32.0          23.9           32.4         33.9         32.5           38.9
    Income (loss) from continuing
      operations......................       67.4         (34.5)          (8.2)        49.6         63.3           53.3
    Preferred stock dividends paid....         --            --             --           --           --             --
    Income (loss) from continuing
      operations applicable to common
      stock...........................       67.4         (34.5)          (8.2)        49.6         63.3           53.3
    Net income (loss) applicable to
      common stock....................       67.4         (34.5)          (8.2)        46.5         63.3           24.1
    Dividends on common stock.........       12.1          10.9           14.5          9.5           --             --
Per Share Data:
    Income (loss) from continuing
      operations......................       1.24         (0.64)         (0.16)        1.10         1.53           1.34
    Net income (loss).................       1.24         (0.64)         (0.16)        1.03         1.53           0.61
    Weighted average number of shares
      of common stock outstanding.....  54,310,541     53,488,768    51,707,392    45,278,117   41,285,355   39,770,482
Divisional Summary Data:
    Net revenues:
         Intimate Apparel.............   $  644.5        $538.0       $  802.0       $689.2       $565.3         $423.2
         Menswear.....................      194.5         148.9          214.4        185.7        183.8          243.2
         Retail Outlet Stores.........       36.1          34.4           47.4         41.3         39.7           37.4
                                        ----------     ----------    ----------    ----------   ----------      -------
                                         $  875.1        $721.3       $1,063.8       $916.2       $788.8         $703.8
                                        ----------     ----------    ----------    ----------   ----------      -------
                                        ----------     ----------    ----------    ----------   ----------      -------
Balance Sheet Data:
    Working capital...................   $  567.9        $256.3       $  210.6       $307.5       $104.5         $122.0
    Total assets......................    1,383.5       1,152.4        1,142.9        941.1        780.6          688.6
    Long-term debt (excluding current
      maturities).....................      561.2         252.1          215.8        194.3        206.8          245.5
    Stockholders' equity..............      523.0         458.3          475.7        500.3        240.5          159.1


                                        JANUARY 2,
                                           1993
                                        ----------
Statement of Income Data:
    Net revenues......................    $625.1
    Gross profit......................     219.3
    Income (loss) before interest and
      income taxes....................      89.8
    Interest expense..................      48.8
    Income (loss) from continuing
      operations......................      47.6
    Preferred stock dividends paid....       2.7
    Income (loss) from continuing
      operations applicable to common
      stock...........................      44.9
    Net income (loss) applicable to
      common stock....................     (20.2)
    Dividends on common stock.........        --
Per Share Data:
    Income (loss) from continuing
      operations......................      1.18
    Net income (loss).................     (0.53)
    Weighted average number of shares
      of common stock outstanding.....  38,109,450
Divisional Summary Data:
    Net revenues:
         Intimate Apparel.............    $384.8
         Menswear.....................     200.0
         Retail Outlet Stores.........      40.3
                                        ----------
                                          $625.1
                                        ----------
                                        ----------
Balance Sheet Data:
    Working capital...................    $141.5
    Total assets......................     629.6
    Long-term debt (excluding current
      maturities).....................     277.6
    Stockholders' equity..............     135.8

                                                        (footnotes on next page)

(footnotes from previous page)

 (a) In fiscal year 1993, Warnaco decided to discontinue a portion of its men's manufactured dress shirt and neckwear business segment. This resulted in a non-recurring charge of $19.9 million. Also, Warnaco incurred a $2.6 million non-recurring charge associated with a previously discontinued business. The total non-recurring charge recorded in fiscal year 1993 was $22.5 million (or $0.56 per share). In fiscal year 1994, Warnaco incurred a $3 million charge (or $0.07 per share) related to the California earthquake.

 (b) Fiscal year 1993 includes a $10.5 million charge (or $0.26 per share) for the cumulative effect of Warnaco changing its method of accounting for post-retirement benefits other than pensions.

 (c) Income for fiscal year 1994 reflects the benefits of using Warnaco's net operating loss carryforward to offset Warnaco's federal income tax provision. Income before non-recurring items, after giving effect to a full tax provision at Warnaco's effective income tax rate of 38%, would have been $41.1 million (or $1.00 per share).

 (d) Effective with fiscal year 1995, Warnaco adopted Statement of Position 93-7 ('SOP 93-7'), dealing with certain types of advertising and promotion costs. SOP 93-7 requires, among other things, that certain costs, which had previously been deferred for amortization against future revenues, be currently expensed. As a result of adopting SOP 93-7, Warnaco incurred a special charge of $11.7 million for advertising costs that would otherwise have been deferred ($7.3 million, net of income tax benefits, or $0.16 per share) in fiscal year 1995.

 (e) Fiscal year 1996 includes non-recurring charges related to the sale of Warnaco's Hathaway'r' dress shirt operations of $46.0 million, consolidation and re-alignment of Warnaco's intimate apparel division of $72.1 million and other items of $20.4 million. Total non-recurring items were $138.5 million ($88.8 million net of income tax benefits of $49.7 million, or $1.66 per share).

 (f) The nine months ended October 5, 1996 includes non-recurring charges related to the sale of Warnaco's Hathaway dress shirt operations, consolidation and re-alignment of Warnaco's intimate apparel division and other items totalling $138.5 million ($88.8 million net of income tax benefits of $49.7 million, or $1.66 per share).

                             DESIGNER HOLDINGS LTD.
           (IN MILLIONS, EXCEPT PER SHARE DATA AND NUMBER OF SHARES)

                                                                                                       PREDECESSOR COMPANIES
                                                                                                           (COMBINED)(1)
                                                    DESIGNER HOLDINGS LTD. (CONSOLIDATED)              ---------------------
                                         -----------------------------------------------------------                  YEARS
                                                                                                                      ENDED
                                           NINE MONTHS ENDED          YEARS ENDED       FOUR MONTHS    EIGHT MONTHS   DECEMBER
                                             SEPTEMBER 30,           DECEMBER 31,          ENDED          ENDED       31,
                                         ---------------------     -----------------    DECEMBER 31,    AUGUST 25,    ------
                                         1997(2)        1996        1996       1995       1994(3)          1994        1993
                                         --------     --------     ------     ------    ------------   ------------   ------

Statement of Operations Data:
    Net revenues.....................     $365.0       $356.5      $480.4     $462.1       $102.0         $ 94.0      $173.6
    Gross profit.....................      135.3        135.6       182.4      138.5         26.8           12.8        26.9
    Income before interest and income
      taxes..........................       10.9         50.4        62.7       38.1          6.7            0.5         3.6
    Interest expense, net............        3.5          9.2        11.7       16.2          2.6            1.1         1.8
    Income (loss) before
      extraordinary item.............        0.3         22.3        27.5       11.1          1.9           (0.2)        2.1
Per Share Data:
    Income before extraordinary
      item...........................     $ 0.01       $ 0.78      $ 0.93     $ 0.46       $ 0.08            n/a         n/a
    Net income (loss)................      (0.02)        0.70        0.85       0.46         0.08            n/a         n/a
    Weighted average number of shares
      of common stock outstanding....    32,156,689   28,710,441   29,585,061 24,233,868 24,233,868          n/a         n/a
Balance Sheet Data:
    Working capital..................     $230.9       $ 84.1      $219.4     $ 31.7       $ 27.1         $  6.6      $  9.2
    Total assets.....................      356.1        351.2       407.0      250.8        114.8           22.8        28.7
    Long term debt, less current
      portion........................      --             7.5        --         50.4         52.3         --            --
    Company-Obligated Mandatorily
      Redeemable Convertible
      Preferred Securities of
      Designer Finance Trust Holding
      Solely Convertible
      Debentures.....................      120.0        --          120.0       --         --             --            --
    Stockholders' equity.............      185.8        180.7       185.9       32.5         23.0            7.9        10.4

                                        1992
                                       ------
Statement of Operations Data:
    Net revenues.....................  $145.0
    Gross profit.....................    25.8
    Income before interest and income
      taxes..........................     6.2
    Interest expense, net............     1.3
    Income (loss) before
      extraordinary item.............     3.6
Per Share Data:
    Income before extraordinary
      item...........................     n/a
    Net income (loss)................     n/a
    Weighted average number of shares
      of common stock outstanding....     n/a
Balance Sheet Data:
    Working capital..................  $  8.9
    Total assets.....................    20.9
    Long term debt, less current
      portion........................    --
    Company-Obligated Mandatorily
      Redeemable Convertible
      Preferred Securities of
      Designer Finance Trust Holding
      Solely Convertible
      Debentures.....................    --
    Stockholders' equity.............    10.5

------------

(1) The Predecessor Companies consisted of five separate entities commonly controlled and managed by Mr. Arnold H. Simon, the President and Chief Executive Officer of Designer Holdings, and Mr. Stephen Huang, a former business associate of Mr. Simon. For more information, see Note 1 to the audited financial statements of Designer Holdings which are incorporated by reference in this Joint Proxy Statement/Prospectus. See 'Where You Can Find More Information' on page 69.

(2) The nine months ended September 30, 1997 includes a restructuring and impairment charge of $14.7 million ($12.8 million net of an income tax benefit of $1.9 million, or $.40 per share) related to (i) the discontinuation of the Bill Blass license, including the write-down of goodwill and other costs of terminating the business, (ii) a loss on the sublease of Designer Holdings' North Arlington facility and (iii) the write-down of shop-in-shop fixtures that do not meet new design requirements.

(3) Amounts include the results of operations from the sale of products under the Calvin Klein Jeans label beginning August 4, 1994, the date Designer Holdings entered into the license with Calvin Klein, Inc.

                          SELECTED UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

     Warnaco and Designer Holdings are providing the following unaudited pro forma financial information to give you a picture of what the results of operations and financial position of Warnaco and Designer Holdings would have looked like, absent any operational or other changes, had our businesses been combined for the periods and at the dates indicated. This information is provided for illustrative purposes only and does not show what our results of operations or financial position would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what our future operating results or consolidated financial position will be. Please see 'Unaudited Pro Forma Combined Financial Statements' on page 42 for a more detailed explanation of this analysis.

PURCHASE ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase of Designer Holdings by Warnaco, and the selected unaudited pro forma combined financial information reflects this method of accounting.

     We have prepared the unaudited pro forma combined balance sheet by adjusting the balances to reflect the estimated fair value, including goodwill, of the assets and liabilities of Designer Holdings. Upon completion of a comprehensive review of such values, further adjustments are likely.

     The unaudited pro forma combined statements of income have been prepared by adding the historical operations of Designer Holdings to the historical operations of Warnaco and adjusting for certain known changes such as changes in amortization and interest expense to reflect the adjustment of the Designer Holdings net assets to their estimated fair value.

PERIODS COVERED

     The unaudited pro forma combined statements of income combine Warnaco's results for its fiscal year 1996 and for the nine months ended October 4, 1997 with Designer Holdings' results for its fiscal year 1996 and the nine months ended September 30, 1997, giving effect to the merger as if it had occurred as of January 7, 1996.

     The unaudited pro forma balance sheet combines Warnaco's balance sheet at October 4, 1997 and the estimated fair value of Designer Holdings' net assets at September 30, 1997, giving effect to the merger as if it had occurred as of October 4, 1997.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                            NINE MONTHS ENDED    FISCAL YEAR ENDED
                                                                             OCTOBER 4, 1997      JANUARY 4, 1997
                                                                            -----------------    -----------------
                                                                             (IN MILLIONS, EXCEPT PER SHARE DATA
                                                                                    AND NUMBER OF SHARES)
Statement of Income Data:
     Net revenues........................................................         $1,240.2             $1,544.2
     Gross profit........................................................            451.3                510.1
     Income before interest and income taxes(a)..........................            149.4                 85.9
     Interest and other expense -- net...................................             35.8                 44.3
     Income before extraordinary items(a)................................             65.1                 16.4
     Dividends on common stock...........................................             15.5                 17.9

Per Share Data:
     Income before extraordinary items...................................             1.01                 0.26
     Weighted average number of shares of common stock outstanding.......       64,723,890           63,942,536

                                                                                    AS OF OCTOBER 4, 1997
                                                                            --------------------------------------
                                                                                        (IN MILLIONS)

Balance Sheet Data:
     Working capital.....................................................                  $ 718.9
     Total assets........................................................                  1,867.7
     Long-term debt (excluding current maturities).......................                   511.2
     Company-Obligated Mandatorily Redeemable Convertible Preferred
       Securities of Designer Finance Trust Holding Solely Convertible
       Debentures ($120 million principal amount)........................                   100.5
     Stockholders' equity................................................                   876.4


(a) The results of operations of Designer Holdings for the nine months ended September 30, 1997 includes $14.7 million of restructuring and impairment charges (primarily non-cash) representing the write-down of intangible and other assets related to the discontinued Bill Blass business, the accrual of sub-lease losses and write-down of certain shop-in-shop fixtures.

                  COMPARATIVE UNAUDITED PER SHARE INFORMATION

     We have summarized below the per share information for our companies on an historical, pro forma combined and equivalent basis. Warnaco's historical data is for the periods and as of the dates indicated below, while Designer Holdings historical data is based on the nine month period ended September 30, 1997, and the year ended December 31, 1996. You should read this information in conjunction with our historical financial statements (and related notes) contained in the annual and quarterly reports and other information that we have filed with the Securities and Exchange Commission. See 'Where You Can Find More Information' on page 69. You should also read this information in connection with the Unaudited Pro Forma Combined Financial Statements set forth on pages 42 through 48. The Warnaco pro forma information gives effect to the merger accounted for as a purchase, assuming that 0.324 of a share of Warnaco common stock is issued for each share of Designer Holdings common stock outstanding. The pro forma information also assumes a market value of $33 15/16 per share of Warnaco common stock. Designer Holdings equivalent share amounts are calculated by multiplying the pro forma income per share, pro forma book value per share and Warnaco's historical per share dividend by the exchange ratio of 0.324 of a share of Warnaco common stock so that the per share amounts equate to the respective values for one share of Designer Holdings common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience after the merger.

                                                                                 NINE MONTHS          FISCAL YEAR
                                                                                    ENDED                ENDED
                                                                                OCTOBER 4, 1997     JANUARY 4, 1997
                                                                               ----------------    ------------------

Statement of Income Data:
  Cash dividends declared per share:
     Warnaco................................................................        $ 0.24               $ 0.28
     Designer Holdings......................................................       --                   --
     Warnaco pro forma......................................................          0.24                 0.28
     Designer Holdings merger equivalent....................................          0.08                 0.09

  Income (loss) per share before extraordinary items:
     Warnaco................................................................        $ 1.24               $(0.16)
     Designer Holdings......................................................          0.01                 0.93
     Warnaco pro forma......................................................          1.01                 0.26
     Designer Holdings merger equivalent....................................          0.33                 0.08

                                                                                    AS OF                AS OF
                                                                                OCTOBER 4, 1997     JANUARY 4, 1997
                                                                               ----------------    ------------------

Balance Sheet Data:
  Net book value per share:
     Warnaco................................................................        $10.05               $ 9.19
     Designer Holdings......................................................          5.78                 5.78
     Warnaco pro forma......................................................         14.03                13.34
     Designer Holdings merger equivalent....................................          4.55                 4.32

                                  RISK FACTORS

     You should consider carefully the following factors, in addition to the other information contained in this joint proxy statement/prospectus, before voting on the merger and/or the issuance of shares of Warnaco common stock.

RISKS ASSOCIATED WITH THE APPAREL BUSINESS

     The apparel business is extremely competitive. The companies that compete with Warnaco and Designer Holdings include manufacturers of all sizes, some of which have greater financial resources than Warnaco. In addition, companies in the apparel business may have different financial results during certain seasons or during good or bad economic times. If the national or worldwide economy weakens or there are uncertainties regarding future economic conditions or if consumers in general spend less money, our companies' financial performance may weaken. Over the past several years, Warnaco has expanded its channels of distribution to decrease its dependence on any one retail channel.

DEPENDENCE ON OUR CHAIRMAN

     Warnaco believes that it benefits substantially from the leadership of Linda J. Wachner, Warnaco's Chairman, President and Chief Executive Officer. The loss of Mrs. Wachner's services could have a significant impact on Warnaco's business and its future operations. In May 1991, Warnaco entered into an employment agreement with Mrs. Wachner which will, unless extended, expire in January 2002.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     General. The combined companies have subsidiaries in Canada and Mexico in North America and throughout Western Europe and Asia which engage in sales, manufacturing and marketing activities. The results of the combined companies' operations in these countries will be influenced by the movement of foreign currency exchange rates. With the exception of changes in the exchange rates of the local currencies in which these subsidiaries operate, we do not believe that these operations are subject to significantly different risks from our domestic operations.

     Federal Regulation. Substantially all of Warnaco's Menswear Division's sportswear products and a portion of Designer Holdings' products are manufactured by contractors located outside the United States. These products are imported and are subject to federal customs laws, which impose tariffs as well as import quota restrictions. While importation of goods from certain countries may be subject to embargo by United States customs authorities if shipments exceed quota limits, Warnaco closely monitors import quotas and can, in most cases, shift production to contractors located in countries with available quotas or to domestic manufacturing facilities. The existence of import quotas has not had a material effect on Warnaco's business.

DEPENDENCE ON LICENSES

     While Warnaco owns the Calvin Klein trademarks for men's and women's underwear, it licenses the trademarks for Calvin Klein men's accessories, Chaps by Ralph Lauren and other brands. In addition, Designer Holdings licenses the trademarks for Calvin Klein Jeans and Khakis. Neither Warnaco nor Designer Holdings is aware of any risk relating to the continued existence of this license. The businesses relating to these licenses depend on the continued existence of the licenses and the continuing value of the underlying name, such as Calvin Klein or Ralph Lauren.

                                   THE MERGER

GENERAL

     Warnaco and Designer Holdings are furnishing this Joint Proxy Statement/Prospectus to holders of Class A common stock, par value $0.01 per share ('Warnaco Common Stock'), of The Warnaco Group, Inc., a Delaware corporation ('Warnaco'), and holders of common stock, par value $0.01 per share ('Designer Holdings Common Stock'), of Designer Holdings Ltd., a Delaware corporation ('Designer Holdings'), in connection with the solicitation of proxies by the Warnaco Board to be voted at a special meeting of Warnaco stockholders (the 'Warnaco Meeting') and by the Designer Holdings Board to be voted at a special meeting of Designer Holdings stockholders (the 'Designer Holdings Meeting'), and at any adjournments or postponements thereof (the Warnaco Meeting and the Designer Holdings Meeting being referred to together as the 'Meetings').

     At the Warnaco Meeting, holders of Warnaco Common Stock will be asked to vote upon a proposal to approve the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of certain convertible debentures of Designer Holdings. See 'The Merger Agreement -- Treatment of TOPrS and Convertible Debentures'. A possible consequence of such approval is that it could be used by Warnaco and its directors as a defense against subsequent claims relating to the Merger or the Exchange by any stockholder that votes its shares in favor of such issuances. The affirmative vote of a majority of the votes represented by the Warnaco shares present at the Warnaco Meeting, in person or by proxy, and entitled to vote thereat, is required to approve such issuances. Failure to obtain the required stockholder approval will not have any effect on the Exchange, which has already occurred.

     At the Designer Holdings Meeting, holders of Designer Holdings Common Stock will be asked to vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 25, 1997 (the 'Merger Agreement'), among Warnaco, Designer Holdings and WAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Warnaco ('WAC'), and the Merger. The affirmative vote, in person or by proxy, of the holders of a majority of the Designer Holdings shares outstanding on the record date for the Designer Holdings Meeting is required to approve and adopt the Merger Agreement and the Merger. A copy of the Merger Agreement is attached hereto as Annex A.

     Neither Warnaco stockholders nor Designer Holdings stockholders are being asked to approve the changes to the 6% Convertible Trust Originated Preferred Securities (the 'TOPrS') issued by Designer Finance Trust and guaranteed by Designer Holdings, or the $123,711,350 of Designer Holdings' 6% Convertible Debentures Due 2016 (the 'Convertible Debentures') described under 'The Merger Agreement -- Treatment of TOPrS and Convertible Debentures' and 'Description of Warnaco Capital Stock -- Treatment of TOPrS'.

     Warnaco, which owns 51.3% of the outstanding Designer Holdings Common Stock, will vote all its shares in favor of the Merger. Such vote will be sufficient to approve the Merger. Accordingly, no action by any other Designer Holdings stockholder is necessary to approve the Merger. To the extent that any Designer Holdings stockholder other than Warnaco votes its shares in favor of the Merger, Designer Holdings and its directors may use such approval as a defense against possible claims by or on behalf of such stockholder relating to the Merger.

     The Merger Agreement provides for the merger of WAC with and into Designer Holdings (the 'Merger'), with Designer Holdings surviving the Merger as a wholly owned subsidiary of Warnaco. The Merger will become effective at the time of filing a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (such time being herein referred to as the 'Effective Time'), which is expected to occur as soon as practicable after the last of the conditions precedent to the Merger has been satisfied or waived.

     On October 14, 1997, pursuant to a Stock Exchange Agreement, dated as of September 25, 1997 (the 'Exchange Agreement'), among Warnaco, New Rio, L.L.C., a Delaware limited liability company and at the time the majority stockholder of Designer Holdings ('New Rio'), and the members of New Rio, Warnaco acquired from New Rio and one of its former members 51.3% of the outstanding Designer Holdings Common Stock in exchange for newly issued shares of Warnaco Common Stock representing approximately 9% of the outstanding Warnaco shares (the 'Exchange'). A copy of the Exchange Agreement is attached hereto as Annex B.

BACKGROUND OF THE MERGER

     In early 1995, representatives of Warnaco, New Rio, Charterhouse Equity Partners II, L.P. ('CEP II'), one of two managing members of New Rio, and Designer Holdings held exploratory discussions regarding a possible business combination involving Warnaco and Designer Holdings. These discussions were abandoned because the parties were not able to reach an understanding as to the terms of any transaction.

     On August 14, 1997, at the suggestion of Arnold H. Simon, President, Chief Executive Officer and a director of Designer Holdings, Linda J. Wachner, Chairman, President and Chief Executive Officer of Warnaco, Merril M. Halpern, Chairman and Chief Executive Officer of Charterhouse Group International, Inc. ('Charterhouse'), which indirectly controls CEP II, and Chairman of Designer Holdings, and Mr. Simon agreed to meet in September 1997 to discuss a possible business combination involving Warnaco and Designer Holdings.

     On August 22, 1997, at a meeting of the Warnaco Board, Mrs. Wachner discussed with the Warnaco Board the advisability of pursuing a potential business combination with Designer Holdings.

     On September 11, 1997, Mrs. Wachner and William S. Finkelstein, Warnaco's Senior Vice President and Chief Financial Officer, met with Mr. Halpern, A. Lawrence Fagan, President and Chief Operating Officer of Charterhouse and a director of Designer Holdings, Mr. Simon and David Fidlon, Designer Holdings' Senior Vice President and Controller, to discuss a possible transaction. Following the execution of a confidentiality agreement on September 11, Warnaco's management, legal advisors and accountants commenced a due diligence review of Designer Holdings' operations, finances and corporate documents and contracts. Following the execution of a separate confidentiality agreement, Designer Holdings commenced its due diligence review of Warnaco on September 22, 1997.

     On September 16, 1997, Mrs. Wachner, Mr. Finkelstein and Stanley P. Silverstein, Vice President, General Counsel and Secretary of Warnaco, accompanied by representatives of Warnaco's outside counsel, Simpson Thacher & Bartlett ('Simpson Thacher'), met with Messrs. Halpern, Fagan and Simon and John
J. Jones, Vice President, General Counsel and Secretary of Designer Holdings. At this meeting, the parties negotiated, subject to the approval of the Warnaco and Designer Holdings Boards, possible terms, including a possible price range, of a transaction that could form the basis for an acquisition by Warnaco of Designer Holdings.

     The Warnaco Board held a telephonic meeting on the afternoon of September 16 at which it authorized Mrs. Wachner and other executive officers of Warnaco to negotiate the terms of a transaction in which Warnaco would acquire Designer Holdings in a tax-free, stock-for-stock merger pursuant to which Designer Holdings' stockholders would receive $11 worth of Warnaco Common Stock for each share of Designer Holdings Common Stock, as had been proposed by Warnaco to Designer Holdings in the course of the negotiations described above, subject to
(a) the receipt of an opinion from a nationally recognized investment banking firm as to the fairness, from a financial point of view, to the Warnaco stockholders of the consideration to be paid in the proposed transaction, (b) the negotiation of definitive documentation and (c) the receipt of further Board approval for the final negotiated terms of such a transaction. In addition, the Warnaco Board also approved the execution of a 'standstill' agreement pursuant to which both Designer Holdings and New Rio would agree, among other things, that neither they nor their representatives would directly or indirectly solicit competing bids to acquire Designer Holdings or the shares of Designer Holdings Common Stock owned by New Rio until the earlier of the execution by Warnaco and Designer Holdings of a definitive agreement relating to the proposed transaction and 11:59 p.m., New York time, on September 23, 1997 (the 'Standstill Agreement').

     The Designer Holdings Board also met on the afternoon of September 16 to consider a possible transaction in which Warnaco would acquire Designer Holdings on the terms described in the preceding paragraph. The Designer Holdings Board determined to retain Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') to advise it as to whether the proposed consideration to be received by Designer Holdings' stockholders in the proposed merger is fair to such stockholders from a financial point of view. Subject to (a) the receipt of an acceptable opinion from Merrill Lynch with respect to the proposed consideration, (b) the negotiation of definitive documentation and (c) the receipt of further Board approval for the final terms of any such transaction, the Designer Holdings Board authorized management to negotiate a transaction in which Designer Holdings would be acquired by Warnaco for consideration with a value of at least $11 per share. In addition, the Designer Holdings Board approved the Standstill Agreement.

     On September 17, 1997, Warnaco, Designer Holdings and New Rio executed the Standstill Agreement. Immediately thereafter, Warnaco and Designer Holdings issued a joint press release announcing the proposed transaction, subject to the conditions set forth in the preceding paragraphs, and stating that New Rio had indicated its intention to support the proposed transaction.

     On September 18, 1997, Warnaco proposed to Designer Holdings and New Rio the terms of a transaction that included (a) the issuance, in exchange for each outstanding share of Designer Holdings Common Stock, of shares of Warnaco Common Stock having a value of $11, (b) an agreement by New Rio to vote its Designer Holdings shares in favor of the Merger and against any other competing transaction, including following any termination of the Merger Agreement, as well as the grant by New Rio to Warnaco of a proxy to support such agreement,
(c) a prohibition on transfers by New Rio of its Designer Holdings shares until the consummation of the Merger, (d) a restriction on the ability of Designer Holdings and New Rio to solicit competing transactions to acquire Designer Holdings or the Designer Holdings shares owned by New Rio and (e) the obligation of Designer Holdings to pay to Warnaco a $12.5 million termination fee and reimburse Warnaco for up to $3 million in transaction expenses in the event of termination of the merger agreement under certain other circumstances. See 'The Merger Agreement' and 'The Exchange Agreement'.

     On September 19, 1997, Warnaco retained Lazard Freres & Co. LLC ('Lazard Freres') to deliver an opinion to the Warnaco Board as to whether the consideration to be paid by Warnaco in connection with the proposed transactions was fair to Warnaco and its stockholders from a financial point of view.

     Also on September 19, New Rio and Warnaco began to negotiate alternative means of ensuring New Rio's vote in favor of the proposed merger in the event Warnaco and Designer Holdings were to enter into a merger agreement, including, among other things, granting Warnaco an option to purchase all or a portion of the New Rio shares.

     On September 21, 1997, Warnaco informed New Rio and Designer Holdings that it would be prepared to seek Board approval of an agreement to acquire all shares of Designer Holdings Common Stock owned by New Rio promptly following the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the satisfaction of other customary conditions, with each Designer Holdings share owned by New Rio to be exchanged for shares of Warnaco Common Stock having a value of approximately $11. On this basis, representatives of Warnaco, Designer Holdings and New Rio began to negotiate the terms of the definitive documentation for the Merger and the Exchange. In connection with such discussions, representatives of Designer Holdings asked whether Warnaco was willing to pay greater consideration to Designer Holdings' public stockholders in the Merger. Warnaco advised such representatives that it would not. Also on September 21, 1997, Mrs. Wachner and Mr. Simon reached a tentative agreement on the terms of Mr. Simon's continued employment.

     On September 22, 1997, Warnaco proposed to Designer Holdings and New Rio the terms of a merger agreement and stock exchange agreement pursuant to which, among other things and in addition to the terms described above, (a) Warnaco would acquire each Designer Holdings share owned by New Rio in exchange for shares of Warnaco Common Stock having a value of approximately $11, (b) the closing of such transaction would be subject to, among other things, (i) the Designer Holdings shares owned by New Rio representing a majority of the outstanding shares of Designer Holdings Common Stock at the time of such closing, (ii) Designer Holdings having taken all necessary action so that immediately upon such closing Warnaco would be able to designate a majority of directors on the Designer Holdings Board and (iii) Designer Holdings having taken all necessary action so that the record date for the Designer Holdings Meeting would occur immediately following the closing of the Exchange so that Warnaco would be the holder of record of a majority of the outstanding shares of Designer Holdings Common Stock for purposes of the Designer Holdings Meeting, (c) Designer Holdings would agree that in the event that the Designer Holdings shares acquired by Warnaco in the Exchange ceased to constitute a majority of the outstanding shares of Designer Holdings Common Stock, Designer Holdings would issue to Warnaco for $11 in cash per share such number of Designer Holdings shares as would be necessary for Warnaco to own a majority of Designer Holdings' outstanding shares, (d) Warnaco would agree to vote all of its shares of Designer Holdings Common Stock in favor of the Merger,
(e) Warnaco would provide New Rio, after the Effective Time, with the same liquidity as the public stockholders of Designer Holdings, by agreeing to file and maintain effective a shelf registration statement to facilitate resales of the shares of Warnaco Common Stock acquired by New Rio in the Exchange, (f) New Rio and its members (collectively, the 'Sellers') would be treated no better than the public stockholders of Designer Holdings, including through an agreement by the Sellers (i) not to transfer any shares of Warnaco Common Stock received in the Exchange until the earlier of the termination of the Merger Agreement and the consummation of the Merger, (ii) to waive their right to receive any dividend declared by Warnaco and payable to holders of record after consummation of the Exchange and prior to the consummation of the Merger and
(iii) not to take any action directly or indirectly intended to direct, influence or control the management or Board of Directors of Warnaco, (g) CEP II and Mr. Simon would agree not to compete with Warnaco for a period of time in any line of business of the type conducted by Warnaco at the time of entering into such agreement or at the time of closing the Exchange and (h) following consummation of the Exchange, all conditions to closing the Merger would be eliminated other than the receipt of requisite stockholder approvals, absence of any injunction, receipt of tax opinions and listing on the New York Stock Exchange (the 'NYSE') of the Warnaco shares to be issued in the Merger. See 'The Merger Agreement' and 'The Exchange Agreement'.

     The Warnaco Board held a meeting on September 22, 1997, which was attended by representatives of Simpson Thacher, during which the Warnaco Board discussed the revised structure of the proposed transactions and the status of the negotiations. No formal action was taken at this meeting.

     Later that day, in order to ensure that the public stockholders of Designer Holdings would receive per share consideration identical to that to be received by New Rio, as well as to fix the number of shares to be issued by Warnaco, Warnaco proposed to fix the exchange ratio for all shares of Designer Holdings Common Stock to be acquired by Warnaco in the Exchange and the Merger. The parties subsequently agreed to seek Board approval for a fixed ratio of 0.324 of a share of Warnaco Common Stock for each Designer Holdings share (the 'Exchange Ratio'), determined by dividing $11 by $33 15/16, the closing price of Warnaco on the NYSE on September 16, 1997, which was the day the parties received Board approval to negotiate definitive terms of the proposed transaction. In addition, Designer Holdings determined to seek Board approval for an extension of the term of the Standstill Agreement until 11:59 p.m., New York time, on September 26, 1997.

     Later in the afternoon on September 22, the Designer Holdings Board met, together with its counsel, Skadden, Arps, Slate, Meagher & Flom LLP ('Skadden Arps'), to further consider the proposed transaction. The Designer Holdings Board reviewed various legal, tax, business and financial issues. The directors also reviewed unsolicited preliminary contacts received from other inter-ested parties, none of whom made any formal offers or proposals, potential alternatives to the proposed transaction (including conducting a public auction, entering into a transaction with another strategic buyer and continuing as an independent company), the adequacy of the proposed consideration, as well as advantages and disadvantages of a stock transaction compared with an all- or part-cash transaction, and the risk that the Merger would not be consummated. The directors discussed the fact that, since Warnaco would own a majority of the Designer Holdings shares following consummation of the Exchange, if the Merger were not subsequently consummated, there could be no assurance that Designer Holdings' public stockholders would have an alternative means of selling their shares at a premium. The directors, four of whom were affiliated with New Rio, also noted that in such event the Exchange would be fully taxable to the Sellers. After considering the foregoing, the Designer Holdings Board determined that the strategic benefits and the value of Warnaco's offer were greater than the anticipated value of any of the potential alternatives of the proposed transaction, and resolved to continue negotiating a transaction and approved the extension of the Standstill Agreement.

     On September 23, 1997, Warnaco, Designer Holdings and New Rio executed the extension to the Standstill Agreement. In addition, New Rio and Designer Holdings proposed the following changes and additions to Warnaco's proposed terms: (a) any Designer Holdings shares issued to Warnaco to maintain Warnaco's majority ownership of Designer Holdings would be paid for by Warnaco in cash in an amount equal to the average value of 0.324 of a share of Warnaco Common Stock during the five trading days prior to the date of such purchase; (b) certain employees of Designer Holdings, none of whom were directors, would be paid bonuses upon the consummation of the Merger aggregating $7 million (of which half would be paid by each of Designer Holdings and New Rio); (c) one Seller (owning 225,374 Designer Holdings shares) would be permitted to withdraw such shares from New Rio, but remain a signatory to, and bound by the provisions of, the Exchange Agreement; and (d) Mrs. Wachner would agree to vote all Warnaco shares beneficially owned by her and outstanding on the record date for the Warnaco Meeting in favor of the issuance of shares of Warnaco Common Stock in connection with the transactions contemplated by the Merger Agreement, including the Exchange and the Merger and upon the conversion of any of Designer Holdings' outstanding convertible debentures. See 'The Merger Agreement' and 'The Exchange Agreement'.

     On September 24, 1997, the Designer Holdings Board met, together with representatives of Skadden Arps and Merrill Lynch, to further consider the proposed Merger Agreement, the Exchange Agreement and the transactions contemplated thereby. The Designer Holdings Board reviewed the status of the negotiations, and Merrill Lynch presented a detailed valuation analysis of Warnaco's proposal. Merrill Lynch also rendered its oral opinion (which was subsequently confirmed in writing on September 25) to the effect that as of such date, and based upon and subject to the assumptions, limitations and qualifications in such opinion, the Exchange Ratio in the proposed Merger was fair from a financial point of view to the Designer Holdings stockholders (other than Warnaco, New Rio and their respective affiliates). For information on the assumptions made, matters considered and limitations on the review by Merrill Lynch, see ' -- Opinion of Merrill Lynch'. Stockholders are urged to read in its entirety the opinion of Merrill Lynch, attached as Appendix D to this Joint Proxy Statement/Prospectus. In addition, the directors discussed, with management present, Designer Holdings' business, management, financial performance and condition, strategic objectives, prospects and competitive position, as well as industry conditions in general and the designer jeanswear and sportswear businesses in particular. The directors again reviewed the preliminary contacts Designer Holdings had received from other interested parties. Skadden Arps then reviewed in detail the proposed Exchange Agreement and Merger Agreement. In this connection, the Designer Holdings Board noted that, among other things, the Merger Agreement would permit the Designer Holdings Board, but only prior to the closing of the Exchange, to terminate the Merger Agreement if it were to determine in its good faith judgment that a proposed unsolicited alternative transaction were more favorable to the Designer Holdings stockholders than the Merger Agreement and the Merger and, as a result thereof, determined in good faith, based on the advice of outside counsel, that it was obligated by its fiduciary obligations under applicable law to terminate the Merger Agreement. The directors also noted that, despite the Designer Holdings Board's right to terminate the Merger Agreement, the Exchange Agreement could not be terminated in the event of such a termination. In this regard, the Designer Holdings Board believed that it had no fiduciary duty to include a provision in the Merger Agreement that would allow it to consider a more favorable unsolicited transaction following the closing of the Exchange, particularly in light of New Rio's support for the Merger. After full discussion, the Designer Holdings Board unanimously determined that the Exchange Agreement, the Merger Agreement and the Merger were fair to and in the best interests of Designer Holdings stockholders (other than Warnaco, New Rio and their respective affiliates). The Designer Holdings Board then approved the Exchange Agreement, the Merger Agreement and the Merger and recommended that Designer Holdings stockholders vote to approve and adopt the Merger Agreement and the Merger.

     On the evening of September 24, 1997, the Warnaco Board met, together with representatives of Simpson Thacher and Lazard Freres. Simpson Thacher reviewed the terms of the proposed transaction, including the proposed Merger Agreement and Exchange Agreement, and Lazard Freres made a presentation that included a discussion of its valuation methodologies and analyses used in arriving at its fairness opinion. Lazard Freres delivered its oral opinion to the Warnaco Board to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications in such opinion, the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, was fair to Warnaco and to Warnaco's stockholders from a financial point of view. Such opinion was confirmed in writing at the time the Merger Agreement and the Exchange Agreement were executed. For information on the assumptions made, matters considered and limitations on the review by Lazard Freres, see
' -- Opinion of Lazard Freres & Co. LLC'. Stockholders are urged to read in its entirety the opinion of Lazard Freres, attached as Appendix C to this Joint Proxy Statement/Prospectus. The Warnaco Board (i) voted that the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures, are fair to and in the best interests of Warnaco stockholders, (ii) approved the Merger Agreement and the Exchange Agreement and (iii) recommended that the stockholders of Warnaco approve the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures.

     Following the Board meetings, representatives of Warnaco, Designer Holdings and New Rio finalized the Merger Agreement and the Exchange Agreement for execution. The parties executed the Merger Agreement and the Exchange Agreement (as well as an employment agreement between Warnaco and Mr. Simon) on the evening of September 25, 1997 and immediately thereafter Warnaco and Designer Holdings issued a joint press release publicly announcing the transaction.

     On October 14, 1997, Warnaco and the Sellers consummated the Exchange and Warnaco became the holder of 16,483,868 shares of Designer Holdings Common Stock, representing 51.3% of the outstanding Designer Holdings shares. Effective upon the closing of the Exchange, Mr. Fagan and Debra Simon resigned from the Designer Holdings Board, the size of the Designer Holdings Board was increased to seven and Mrs. Wachner, Mr. Finkelstein, Andrew G. Galef and Joseph A. Califano, Jr. (all four being current directors of Warnaco) were elected to the Designer Holdings Board. Immediately following the closing of the Exchange, the new Designer Holdings Board elected Mrs. Wachner Chairman of the Board and appointed Messrs. Finkelstein and Silverstein as vice presidents of Designer Holdings. Mr. Halpern, Mr. Simon and Peter Damon Brown have remained on the Designer Holdings Board as continuing directors. See 'The Merger
Agreement -- Certain Covenants -- Board of Directors'.

WARNACO'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WARNACO BOARD

     At a meeting of the Warnaco Board held on September 24, 1997, after careful consideration, the Warnaco Board (i) voted that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures, are fair to and in the best interests of Warnaco stockholders, (ii) approved the Merger Agreement and the Exchange Agreement and (iii) recommended that the stockholders of Warnaco approve the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures. Because the number of Warnaco shares issued in the Exchange did not exceed 20% of the outstanding Warnaco shares prior to such issuance, such issuance did not require the approval of the Warnaco stockholders, except to the extent considered together with the Warnaco shares to be issued in the Merger and upon conversion of the Convertible Debentures and the TOPrS. Therefore, any failure to obtain the requisite stockholder approval of the Warnaco Merger Proposal will not have any effect on the Exchange or the validity of the Warnaco shares issued in the Exchange.

Warnaco's Reasons for the Merger

     Warnaco believes that the acquisition of Designer Holdings offers an excellent opportunity to build value for its stockholders. Warnaco's strategy is to build its global businesses based on highly recognized brand names worldwide, to maximize the value of its business by increasing its product distribution and to improve its manufacturing efficiency and reduce costs. The acquisition of Designer Holdings fits within this strategy because:

      The Calvin Klein Jeans and Khaki labels are among the most highly desired and successful labels in the North, South and Central America jeanswear and casual sportswear markets, and complement Warnaco's existing product lines.

      Warnaco has already demonstrated success with the Calvin Klein brand, increasing the underwear, sleepwear and accessories businesses from $55 million in sales in 1993 to $255 million in 1996.

      Warnaco believes the combination will contribute approximately $.10 per share to Warnaco's earnings in the first full year of combined operations, after taking into account approximately $14 million of estimated net cost savings in such first year ($19 million of savings in selling, general and administrative expense, net of $5 million in amortization of goodwill), as estimated by management of Warnaco. Warnaco expects to achieve these cost savings principally through streamlining operational, financial and administrative functions, eliminating public company expenses, including the cost of directors, outside auditors and listing and filing expenses, eliminating certain lease commitments and eliminating certain insurance costs. Warnaco notes that achieving these earnings and cost savings is subject to certain risks as discussed in the sections 'Risk Factors' and 'Cautionary Statement Concerning Forward-Looking Statements' on pages 13 and 36.

      Warnaco believes it can grow revenues for the Calvin Klein khakis, jeans and jean-related sportswear businesses, including the knit and woven tops business, at a rate of 15% per year after 1998, as well as improve the results of operations of Designer Holdings. This estimated growth rate is based upon an estimated $400 million gross revenue base for fiscal year 1998. Warnaco notes that achieving this growth is subject to certain risks as discussed in the sections 'Risk Factors' and 'Cautionary Statement Concerning Forward-Looking Statements' on pages 13 and 36.

Information and Factors Considered by the Warnaco Board

     The Warnaco Board considered the Exchange and the Merger together as one transaction, with the expectation that one would not be consummated without the other and that Warnaco would become the holder of all the outstanding Designer Holdings shares. Nevertheless, the Warnaco Board also considered the implications of consummating only the Exchange, and its approval of the transactions manifested its willingness to consummate the Exchange whether or not the Merger was consummated. The Warnaco Board made its determination after careful consideration of, and based on, a number of factors including those described below, which are the material factors considered by the Warnaco Board:

          (a) all the reasons described above under ' -- Warnaco's Reasons for the Merger';

          (b) the financial presentation of Lazard Freres described under ' -- Background of the Merger' and ' -- Opinion of Lazard Freres & Co. LLC', including the opinion of Lazard Freres orally delivered and subsequently confirmed in writing, to the effect that the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, was fair to Warnaco and its stockholders from a financial point of view (a copy of the written opinion dated September 25, 1997 of Lazard Freres, setting forth the assumptions, limitations and qualifications set forth in such opinion, is attached as Annex C hereto); see ' -- Opinion of Lazard Freres & Co. LLC';

          (c) information concerning the business, assets, capital structure, financial performance and condition and prospects of Designer Holdings;

          (d) current and historical market prices and trading information with respect to each company's common stock;

          (e) the strategic fit between Warnaco and Designer Holdings, including Warnaco's pre-existing relationship with Calvin Klein, Inc. ('CKI'), the opportunity for significant cost savings as described under ' -- Warnaco's Reasons for the Merger' and the potential for growth in Designer Holdings' business;

          (f) the fact that New Rio was willing to enter into the Exchange Agreement and that as a result thereof, (i) assuming the closing of the Exchange prior to the record date for the Designer Holdings Meeting, Warnaco would own 51.3% of the outstanding Designer Holdings Common Stock for purposes of voting to approve the Merger and (ii) in the event the closing of the Exchange did not occur prior to the record date for the Designer Holdings Meeting, New Rio had agreed to vote all its shares of Designer Holdings Common Stock in favor of the Merger;

          (g) the possibility that the Merger would not be consummated following the closing of the Exchange and that, in such event Warnaco would have a controlling interest in a publicly traded company; in this regard, the Warnaco Board considered that Warnaco would own 51.3% of the Designer Holdings shares, as well as control a majority of the Designer Holdings Board, Warnaco would be able to consolidate Designer Holdings' results of operations with its own for accounting purposes, and that the terms of the Merger Agreement removed nearly all conditions to closing the Merger following the closing of the Exchange;

          (h) the likelihood of obtaining required regulatory approvals and the timing of obtaining such approvals; and

          (i) the interests of Designer Holdings' officers and directors, including Mr. Simon, in the Merger and the Exchange, including the fact that the Exchange would permit Mr. Simon to terminate his employment agreement with Designer Holdings, the costs associated with such a termination and the desirability of retaining Mr. Simon as president and chief executive officer of Designer Holdings following the Exchange and the Merger; see 'Interests of Certain Persons in the Merger'.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Warnaco Board did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Warnaco Board did not undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to the Warnaco Board's ultimate determination, but rather conducted an overall analysis of the factors described above, including through discussions with and questioning of Warnaco's management and advisors. Furthermore, in considering the factors described above, individual members of the Warnaco Board may have given different weight to different factors. The Warnaco Board considered all these fac-tors as a whole, and believed that the combination of these factors supported its decision to approve the Merger and the Exchange. Discussions among the Warnaco Board members evidenced that overall, factors (a), (c) and (e) supported the Board's determination from a strategic perspective, while factors (b) and
(d) supported the Board's fairness determination. Factors (f) and (h) were viewed as positive factors in ensuring that Warnaco would be able to consummate the transaction while factors (g) and (i) were considered fully by the Warnaco Board without clearly supporting or otherwise affecting its determination. In addition, in evaluating the information included in factor (c), the Warnaco Board considered recent news articles relating to a downward revision by Designer Holdings in its earnings estimates for the remainder of 1997, as well as increased competition in the jeans market. The Warnaco Board determined, after consultation with management of Warnaco, that such information had been considered and reflected in the determination of the Exchange Ratio.

Recommendation of the Warnaco Board

     The Warnaco Board recommends that the stockholders of Warnaco vote 'FOR' approval of the issuance of shares of Warnaco Common Stock in connection with the Merger and the Exchange and upon the conversion of any of the Convertible Debentures and the TOPrS.

INFORMATION AND FACTORS CONSIDERED BY THE DESIGNER HOLDINGS BOARD; RECOMMENDATION OF THE DESIGNER HOLDINGS BOARD

     In reaching its decision to recommend the approval and adoption of the Merger Agreement and the Merger, the Designer Holdings Board carefully considered a number of factors, including those described below, which are the material factors considered by the Designer Holdings Board:

          (a) the financial presentation of Merrill Lynch at the Designer Holdings Board meeting on September 24, 1997 and described under ' -- Background of the Merger' and ' -- Opinion of Merrill Lynch', including the oral opinion of Merrill Lynch (subsequently confirmed in writing on September 25) to the effect that, as of such date and based upon and subject to the factors set forth in such opinion, the Exchange Ratio in the Merger is fair from a financial point of view to the Designer Holdings stockholders (other than Warnaco, New Rio and their respective affiliates) (a copy of the written opinion of Merrill Lynch is attached as Annex D hereto);

          (b) Designer Holdings' business, assets, management, financial performance and condition, strategic objectives, prospects and competitive position, including the views of Designer Holdings' management, and current industry, economic and market conditions;

          (c) a review of potential alternatives to the proposed transaction, including a public auction of Designer Holdings, a transaction with another strategic buyer and continuation as an independent company, and whether it was likely that Designer Holdings could successfully pursue such alternatives on terms and conditions at least as favorable to the Designer Holdings stockholders as Warnaco's proposal;

          (d) the fact that New Rio, Designer Holdings' largest stockholder, which owned approximately 51.3% of Designer Holdings' outstanding shares, supported Warnaco's proposal (which support continued to be a condition to Warnaco's proposal) and was willing to sell its shares for the same consideration as the public stockholders of Designer Holdings, as well as accept the risk that the sale of its shares to Warnaco would be fully taxable in the event the Merger was not consummated;

          (e) the risk that the Merger would not be consummated despite the elimination of substantially all conditions to closing the Merger following the closing of the Exchange, in which event, given that Warnaco would own 51.3% of the outstanding Designer Holdings shares, there could be no assurance that Designer Holdings' public stockholders would have an alternative means of selling their shares at a premium;

          (f) the fact that the value of the Exchange Ratio, based on the closing price of Warnaco shares on September 16, 1997, represented a premium of approximately 17.3% over the clos-

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
     ing price of Designer Holdings Common Stock on September 16, 1997, which was the last trading day prior to the announcement of Warnaco's proposal; and the fact that the value of the Exchange Ratio was less than Designer Holdings' initial public offering price of $18 per share in May 1996 and that Designer Holdings Common Stock had traded at prices both substantially higher, but also substantially lower than such value since that time (although it had not traded higher since December 12, 1996);

          (g) the fact that the value, as of the Effective Time of the Merger, of the shares of Warnaco Common Stock to be received in the Merger for each Designer Holdings share will vary as a result of any changes in the value of Warnaco Common Stock and that any such change in value as a result of any increase or decrease in the value of the shares of Warnaco Common Stock will not be limited by any 'collar' arrangement;

          (h) the strategic fit between Warnaco and Designer Holdings, including the opportunity for cost savings, including lowering distribution costs, eliminating public company expenses, streamlining operational, financial and administrative functions and eliminating lease commitments, as well as enhanced brand presentation and the potential for appreciation in the value of Warnaco's shares as a result of the Merger and the ability of Designer Holdings' stockholders to participate in any growth in the combined company; in this connection, the Board considered the challenges of combining the businesses of Warnaco and Designer Holdings and the attendant risk of not achieving the expected cost savings, enhanced brand presentation or improved earnings; see ' -- Cautionary Statement Concerning Forward-Looking Statements';

          (i) the fact that the Merger Agreement was structured to allow the Designer Holdings Board, but only prior to the closing of the Exchange, to consider additional unsolicited third party offers to acquire Designer Holdings, and that during such period the Merger Agreement would permit Designer Holdings to terminate the Merger Agreement if the Designer Holdings Board were to determine in its good faith judgment that a proposed alternative transaction were more favorable to Designer Holdings' stockholders than the Merger, and, as a result thereof, determined in good faith, based on the advice of outside counsel, that it was obligated by its fiduciary obligations under applicable law to terminate the Merger Agreement; in this connection, the Designer Holdings Board noted that New Rio would not have any right to terminate the Exchange Agreement if the Board terminated the Merger Agreement;

          (j) the terms and conditions of the Merger Agreement and the Exchange Agreement, including the parties' respective representations, warranties, covenants, agreements and conditions to their respective obligations, including the limited conditions to Warnaco's obligation to consummate the Merger following the closing of the Exchange;

          (k) the business, management, assets and financial performance and condition of Warnaco;

          (l) the interests of Designer Holdings' officers and directors, including Mr. Simon, in the Merger and the Exchange, including the fact that the Exchange would permit Mr. Simon to terminate his existing employment agreement with Designer Holdings; see 'Interests of Certain Persons in the Merger';

          (m) the likelihood of obtaining required regulatory approvals and the timing of obtaining such approvals;

          (n) the ability to consummate the Merger as a tax-free reorganization for Federal income tax purposes; see ' -- Certain U.S. Federal Income Tax Consequences';

          (o) the fact that the Merger Agreement contained several provisions intended to ensure that the employees of Designer Holdings received adequate benefits; see 'Interests of Certain Persons in the Merger' and 'The Merger Agreement -- Certain Covenants -- Certain Employee Benefit Matters';

          (p) the fact that, during the period from closing of the Exchange through the closing of the Merger, three current directors of Designer Holdings would continue as directors of Designer Holdings, and that, pursuant to the Merger Agreement, the vote of a majority of such continuing directors would be required in connection with certain actions relating to the Merger Agreement; and

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
          (q) the fact that certain employees of Designer Holdings would receive bonuses aggregrating $7 million (of which $3.5 million would be paid by each of Designer Holdings and New Rio); see 'Interests of Certain Persons in the Merger'.

     The directors concluded that, given New Rio's majority ownership position, the existence of the Exchange Agreement would make it unlikely that a third party would propose a business combination with Designer Holdings prior to or subsequent to the closing of the Exchange. The directors also considered the fact that Designer Holdings had not sought business combination proposals from other parties nor received any offers from other parties prior to or subsequent to the public announcement of the proposed transaction. In this regard, the Designer Holdings Board took into account that fact that New Rio was willing to enter into the Exchange Agreement and supported the terms of the Merger Agreement. See 'The Exchange Agreement'.

     Prior to its approval of the Merger Agreement and the Merger, the Designer Holdings Board was apprised of and considered all aspects of each director's relationship with Designer Holdings and New Rio. For a discussion of these relationships, see 'Interests of Certain Persons in the Merger'. In light of the fact that each of the directors had such a relationship, the Board did not establish an independent committee to negotiate the terms of the Merger.

     The foregoing discussion of the information and factors considered by the Designer Holdings Board is not intended to be exhaustive, but is believed to include all material factors considered by the directors. In view of the variety of factors considered in connection with their evaluation of the Merger, the Designer Holdings Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. The Designer Holdings Board relied on the experience and expertise of Merrill Lynch for quantitative analysis of the Exchange Ratio from a financial point of view.

     The Designer Holdings Board did not undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to the Designer Holdings Board's ultimate determination, but rather conducted an overall analysis of the factors described above, including through discussions with Designer Holdings' management and legal, financial and accounting advisors. In considering the factors described above, individual directors may have given different weights to different factors. Discussions among the Designer Holdings Board members evidenced that factors (b), (j), (k) and (l) were considered as part of the general mix of available information without being clearly favorable or unfavorable, factors (e) and (g) were considered an uncertainty relating to the transaction, and the other reasons and factors described above were generally considered favorable. However, discussions among the Designer Holdings Board members also evidenced that in considering factors (g), (i) and (j), the directors considered unfavorable the potential for a decrease in the value of the shares of Warnaco Common Stock to be received by Designer Holdings stockholders in the Merger based on any decrease in the market price of Warnaco Common Stock and the absence of any arrangement to limit the extent of any such decrease; the limitations contained in the Merger and Exchange Agreements on Designer Holdings' and New Rio's ability to solicit alternative third party transaction proposals; and the fact that New Rio would not have any right to terminate the Exchange Agreement in the event that the Designer Holdings Board had terminated the Merger Agreement after being presented with an alternative transaction more favorable than the Merger. Notwithstanding the foregoing, the Designer Holdings Board considered all of these factors as a whole, and on balance considered the factors to be favorable to and supportive of its determination to approve the Merger Agreement and the Merger.

     Based on the factors outlined above, the Designer Holdings Board unanimously determined that the Merger Agreement and Exchange Agreement and the transactions contemplated thereby are fair to and in the best interests of the Designer Holdings stockholders (other than Warnaco, New Rio and their respective affiliates), and approved the Merger Agreement, the Exchange Agreement and the Merger.

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
Recommendations of the Designer Holdings Board

     The Designer Holdings Board has unanimously approved the Merger Agreement and the Exchange Agreement and the transactions contemplated thereby, and has determined that such agreements and transactions are fair to and in the best interests of the Designer Holdings stockholders (other than Warnaco, New Rio and their respective affiliates), and recommends that the Designer Holdings stockholders vote 'FOR' the approval and adoption of the Merger Agreement and the Merger.

OPINION OF LAZARD FRERES & CO. LLC

     On September 24, 1997, Lazard Freres delivered its oral opinion to the Warnaco Board, which was confirmed by delivery of its written opinion dated September 25, 1997, to the effect that, as of such dates, the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, was fair to Warnaco and its stockholders from a financial point of view.

     A COPY OF THE FULL TEXT OF THE OPINION OF LAZARD FRERES DATED SEPTEMBER 25, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS ANNEX C. THIS SUMMARY DISCUSSION OF SUCH OPINION OF LAZARD FRERES IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE ENGAGEMENT OF LAZARD FRERES AND ITS OPINION ARE FOR THE BENEFIT OF THE WARNACO BOARD, AND ITS OPINION WAS RENDERED TO THE WARNACO BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE EXCHANGE AND THE MERGER. LAZARD FRERES' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO IN CONNECTION WITH THE EXCHANGE AND THE MERGER, TAKEN AS A WHOLE, FROM A FINANCIAL POINT OF VIEW TO WARNACO AND ITS STOCKHOLDERS AND DOES NOT ADDRESS ANY OTHER ASPECTS OF THE EXCHANGE AND THE MERGER. THE OPINION IS NOT INTENDED TO, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY HOLDER OF WARNACO COMMON STOCK AS TO WHETHER SUCH HOLDER SHOULD VOTE FOR THE ISSUANCE OF SHARES OF WARNACO COMMON STOCK IN CONNECTION WITH THE MERGER. HOLDERS OF WARNACO COMMON STOCK ARE URGED TO READ THE OPINION OF LAZARD FRERES IN ITS ENTIRETY.

     In connection with rendering its written opinion dated September 25, 1997 to the Warnaco Board, Lazard Freres: (1) reviewed the financial terms and conditions of drafts of the Exchange Agreement and the Merger Agreement, each dated September 24, 1997; (2) analyzed certain historical business and financial information relating to Warnaco and Designer Holdings; (3) reviewed the various financial forecasts and other data provided to Lazard Freres by Warnaco relating to its businesses and the benefits projected by Warnaco to be realized in connection with the Merger; (4) reviewed the various financial forecasts and other data provided to Lazard Freres by Warnaco relating to the businesses of Designer Holdings and by Designer Holdings relating to its businesses (which included financial forecasts for the current and next fiscal years only, having been advised that Designer Holdings had not prepared projections beyond such fiscal years); (5) held discussions with members of senior management of each of Warnaco and Designer Holdings with respect to the businesses and prospects of Warnaco and Designer Holdings, respectively, the strategic objectives of each, and possible benefits that might be realized following the Merger; (6) reviewed the public information with respect to certain other companies in lines of business Lazard Freres believed to be generally comparable to those of Warnaco and Designer Holdings; (7) reviewed the financial terms of certain business combinations involving companies in lines of business Lazard Freres believed to be generally comparable to those of Warnaco and Designer Holdings, and in other industries generally; (8) reviewed the historical stock prices of the Warnaco Common Stock and the Designer Holdings Common Stock; and (9) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate. The written opinion of Lazard Freres was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, September 25, 1997.

     Lazard Freres relied upon the accuracy and completeness of the information described in the preceding paragraph and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Warnaco or Designer Holdings. With respect to financial forecasts, including the benefits projected to be realized following the Exchange and the Merger, Lazard Freres assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Warnaco and Designer Holdings as to the future financial performance of Warnaco and Designer Holdings, respectively. In that regard, Lazard Freres noted in its opinion that such financial forecasts assumed that the License Agreement dated as of August 4, 1994, as amended, between CKI and a subsidiary of Designer Holdings would remain in full force and effect for the period covered by such forecasts. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

     In rendering its opinion, Lazard Freres assumed that, in all respects material to its analysis, the Exchange and the Merger would be consummated on the terms described in the Exchange Agreement and the Merger Agreement, respectively, without any waiver of any material terms or conditions by Warnaco, and that obtaining the necessary regulatory approvals for the Exchange and the Merger would not have an adverse effect on Warnaco or Designer Holdings and that the projected benefits of the Exchange and the Merger would be realized substantially in accordance with such projections. Lazard Freres also assumed that the definitive Exchange Agreement and the Merger Agreement would not differ in any material respect from the drafts furnished to it.

     Lazard Freres was engaged by Warnaco as of September 19, 1997 for purposes of delivering its opinion to the Warnaco Board, and, as a result, Lazard Freres did not participate in the negotiation of the Exchange Ratio or of any of the other terms of the Exchange or the Merger.

     The following is a summary of the material financial and comparative analyses performed by Lazard Freres in connection with providing its oral opinion to the Warnaco Board and reviewed with the Warnaco Board at its meeting on September 24, 1997.

     Comparable Publicly Traded Companies Analysis. Lazard Freres reviewed and compared certain actual and estimated financial, operating and stock market information of companies in lines of businesses believed to be generally comparable to those of Designer Holdings. Such apparel companies included Jones Apparel Group, Inc., Liz Claiborne, Inc., Nautica Enterprises, Inc., Tommy Hilfiger Corporation and V.F. Corporation (collectively, the 'Selected Designer Holdings Comparables'), as well as Chic By H.I.S., Inc., Donna Karan International Inc., Guess ?, Inc. and Mossimo, Inc. (collectively with the Selected Designer Holdings Comparables, the 'Designer Holdings Comparables'). The analysis indicated that the enterprise values (determined as the market value of common equity plus preferred equity at liquidation value plus net debt) of the Selected Designer Holdings Comparables as a multiple of 1997 estimated net sales ranged from 1.2x to 2.2x (with a median for the Designer Holdings Comparables of 1.4x), as a multiple of 1998 estimated net sales ranged from 1.1x to 1.8x (with a median for the Designer Holdings Comparables of 1.3x), as a multiple of 1997 estimated earnings before interest, taxes, depreciation and amortization ('EBITDA') ranged from 8.4x to 14.8x (with a median for the Designer Holdings Comparables of 9.8x), as a multiple of 1998 estimated EBITDA ranged from 7.8x to 12.3x (with a median for the Designer Holdings Comparables of 8.8x), as a multiple of 1997 estimated earnings before interest and taxes ('EBIT') ranged from 10.6x to 15.8x (with a median for the Designer Holdings Comparables of 11.5x), as a multiple of 1998 estimated EBIT ranged from 9.4x to 13.1x (with a median for the Designer Holdings Comparables of 10.2x), and also indicated that the equity value per share as a multiple of 1997 estimated earnings per share ('EPS') ranged from 18.0x to 26.6x (with a median for the Designer Holdings Comparables of 19.6x), and as a multiple of 1998 estimated EPS ranged from 15.1x to 22.1x (with a median for the Designer Holdings Comparables of 17.3x).

     Based upon the foregoing data and projected EPS for Designer Holdings provided to Lazard Freres, the implied enterprise value of Designer Holdings was estimated to range from $346 million to $385 million, and the implied per share equity valuation of Designer Holdings Common Stock (equal to the implied enterprise value minus net debt in an amount equal to the difference between the face amount of the 6% Convertible Trust Originated Preferred Securities issued by Designer Finance Trust and guaranteed by Designer Holdings of $120.0 million and $61.3 million in cash, divided by 32.2 million shares of Designer Holdings Common Stock outstanding) was estimated to range from $9.00 to $10.20. This analysis further indicated that the ranges of implied estimated enterprise values of Designer Holdings set forth in the preceding sentence implied multiples of 1997 and 1998 estimated net sales of Designer Holdings ranging from 0.8x to 0.9x and 0.9x to 1.0x, respectively, multiples of 1997 and 1998 estimated EBITDA of Designer Holdings ranging from 9.5x to 10.5x and 7.8x to 8.7x, respectively, and multiples of 1997 and 1998 estimated EBIT of Designer Holdings ranging from 11.0x to 12.3x and 8.7x to 9.6x, respectively, and that the ranges of the implied equity value per share of Designer Holdings implied multiples of 1997 and 1998 estimated EPS of Designer Holdings ranging from 19.7x to 22.3x and 15.0x to 17.0x, respectively.

     Selected Precedent Transactions Analysis. Lazard Freres reviewed selected financial, operating and stock market information relating to selected acquisition transactions in the apparel industry since July 1992. Such transactions included Maidenform Worldwide Inc./NCC Industries, Inc., Phillips-Van Heusen Corporation/Crystal Brands, Inc.-Apparel Group, Fruit of the Loom, Inc. (Farley, Inc.)/Salem Sportswear Corporation and Investor Group (Marciano Family)/Guess ?, Inc. (collectively, the 'Selected Apparel Comparable Transactions'), as well as Investor Group (Management and The Jordan Co.)/Tee Jays Holding Corp., Calvin Klein Jeanswear Company (New Rio)/Jeans division (Calvin Klein Inc.), Fruit of the Loom, Inc. (Farley, Inc.)/The Gitano Group, Inc., Warnaco Inc./Underwear business (Calvin Klein Inc.), V.F. Corporation/H.H. Cutler Co., Jones Apparel Group, Inc./Evan-Picone Inc. (Crystal Brands, Inc.), Chemical Venture Partners/Apollo/Buster Brown Apparel Inc. (Gerber Products Company) and Sporloisirs S.A./Lacoste Alligator S.A. (Crystal Brands, Inc.) (collectively with the Selected Apparel Comparable Transactions, the 'Apparel Comparable Transactions'). The analysis indicated that the transaction values in the Selected Apparel Comparable Transactions as a multiple of latest twelve months ('LTM') net sales ranged from 0.5x to 1.5x (with a median for the Apparel Comparable Transactions of 0.8x), as a multiple of LTM EBITDA ranged from 5.7x to 16.3x (with a median for the Apparel Comparable Transactions of 9.1x), as a multiple of LTM EBIT ranged from 6.3x to 10.4x (with a median for the Apparel Comparable Transactions of 10.3x), and as a multiple of LTM EPS ranged from 8.7x to 13.6x (with a median for the Apparel Comparable Transactions of 13.7x).

     Based upon the foregoing data and LTM EBITDA for Designer Holdings provided to Lazard Freres, the implied enterprise value of Designer Holdings was estimated to range from $372 million to $465 million, and the implied per share equity valuation of the Designer Holdings Common Stock (equal to the implied enterprise value minus net debt in an amount equal to the difference between the face amount of the 6% Convertible Trust Originated Preferred Securities issued by Designer Finance Trust and guaranteed by Designer Holdings of $120.0 million and $61.3 million in cash, divided by 32.2 million shares of Designer Holdings Common Stock outstanding) was estimated to range from $9.80 to $12.69. This analysis further indicated that the ranges of implied estimated enterprise values of Designer Holdings set forth in the preceding sentence implied multiples of LTM net sales of Designer Holdings ranging from 0.8x to 1.0x, multiples of LTM EBITDA of Designer Holdings ranging from 6.0x to 7.5x, multiples of LTM EBIT of Designer Holdings ranging from 6.6x to 8.2x, and multiples of LTM EPS of Designer Holdings ranging from 11.2x to 14.5x.

     Discounted Cash Flow Analysis. Based upon forecasts provided by the respective management of Designer Holdings and Warnaco, Lazard Freres estimated the net present value of the future free cash flows of Designer Holdings, both including and excluding certain cost savings estimated by Warnaco management to be realized following consummation of the Exchange and the Merger. For this analysis, Lazard Freres used discount rates ranging from 12.5% to 13.5% and multiples of estimated EBITDA in year 2002 ranging from 8.0x to 10.0x. This analysis indicated an implied per share equity valuation of Designer Holdings Common Stock (based upon net debt in an amount equal to the difference between the face amount of the 6% Convertible Trust Originated Preferred

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
Securities issued by Designer Finance Trust and guaranteed by Designer Holdings, of $120.0 million and $61.3 million in cash, and 32.2 million shares of Designer Holdings Common Stock outstanding) ranging from $17.92 to $22.37 including estimated cost savings, and from $13.98 to $17.56 excluding estimated cost savings.

     Lazard Freres also performed a sensitivity analysis of such implied per share equity valuations of Designer Holdings Common Stock using discount rates ranging from 12.5% to 13.5%, a multiple of estimated EBITDA in year 2002 of 9.0x, and compound annual growth rates of revenues for Designer Holdings in years 1999 through 2002 ranging from 6.0% to 12.0%. This analysis indicated an implied per share equity valuation of Designer Holdings Common Stock (based upon net debt in an amount equal to the difference between the face amount of the 6% Convertible Trust Originated Preferred Securities issued by Designer Finance Trust and guaranteed by Designer Holdings of $120.0 million and $61.3 million in cash, and 32.2 million shares of Designer Holdings Common Stock outstanding) ranging from $16.92 to $22.08 including estimated cost savings, and from $12.76 to $17.57 excluding estimated cost savings.

     Contribution Analysis. Lazard Freres also considered the contribution of each of Warnaco and Designer Holdings to the revenues, EBITDA, EBIT and net income of the pro forma combined company using Warnaco management's estimates for 1997 and 1998, both including and excluding certain cost savings estimated by Warnaco management to be realized in 1998 following consummation of the Exchange and the Merger. Designer Holdings' contribution of revenues, EBITDA, EBIT and net income were estimated to be 21.9%, 20.1%, 20.2% and 21.6%, respectively, in 1998, including estimated cost savings. In addition, Designer Holdings' contribution of revenues, EBITDA, EBIT and net income were estimated to be 25.1%, 13.7%, 12.9% and 13.1%, respectively, in 1997, excluding cost savings, and 21.9%, 15.0%, 14.6% and 14.8%, respectively, in 1998, excluding estimated cost savings. Based upon fully-diluted shares outstanding of 54.2 million for Warnaco Common Stock and 32.2 million for Designer Holdings Common Stock and the Exchange Ratio, holders of Designer Holdings Common Stock (including New Rio) would own approximately 16.1% of the combined company's total equity value (on a fully diluted basis) upon consummation of the Exchange and the Merger.

     Pro Forma Merger Analysis. Lazard Freres considered the effect that the Exchange and the Merger, taken as a whole, could have on the EPS of the combined company, both including and excluding certain cost savings estimated by Warnaco management to be realized following consummation thereof, compared with the projected EPS of Warnaco on a stand-alone basis. After giving effect to the estimates and assumptions described above, the analysis indicated that, including estimated cost savings, the Exchange and the Merger, taken as a whole, would be accretive to the projected stand-alone EPS in 1998 through 2000. The analysis also showed that if Warnaco were not to achieve any of the estimated cost savings, the Exchange and the Merger, taken as a whole, would be modestly dilutive to the projected stand-alone EPS of Warnaco in 1998 and accretive to the EPS of Warnaco in 1999 and 2000.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above without considering the analyses as a whole, could create an incomplete or misleading view of the process underlying the opinion of Lazard Freres. No company or transaction used in the above analyses as a comparison is identical to Warnaco or Designer Holdings or the transactions contemplated by the Exchange Agreement and the Merger Agreement. The analyses were prepared solely for the purpose of Lazard Freres providing its opinion to the Warnaco Board in connection with its consideration of the Exchange and the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in these analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

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     In performing its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Warnaco, Lazard Freres, or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses.

     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as financial advisor to the Warnaco Board because of its expertise and its reputation in investment banking and mergers and acquisitions.

     In connection with Lazard Freres' delivery of the opinion summarized above, Warnaco has paid Lazard Freres a fee of $600,000. Warnaco also has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and will indemnify Lazard Freres and certain related parties against certain liabilities, including certain liabilities arising under the federal securities laws.

     In the ordinary course of its business, Lazard Freres and its affiliates may actively trade in the securities of Warnaco and Designer Holdings for their own account and for the account of their customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF MERRILL LYNCH

     On September 17, 1997, Designer Holdings retained Merrill Lynch to render its opinion as to whether or not the proposed consideration to be received by the holders of Designer Holdings Common Stock in the Merger is fair to such shareholders from a financial point of view. On September 25, 1997, Merrill Lynch rendered to the Designer Holdings Board its written opinion (the 'Merrill Lynch Opinion') that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio in the Merger was fair from a financial point of view to the holders of Designer Holdings Common Stock (other than Warnaco, New Rio and their affiliates). Such written opinion confirmed its earlier oral opinion provided to the Designer Holdings Board on September 24, 1997.

     THE FULL TEXT OF THE MERRILL LYNCH WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX D HERETO AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF DESIGNER HOLDINGS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE DESIGNER HOLDINGS BOARD FOR ITS USE AND BENEFIT AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO IN THE MERGER TO THE HOLDERS OF DESIGNER HOLDINGS COMMON STOCK (OTHER THAN WARNACO, NEW RIO AND THEIR AFFILIATES), DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY DESIGNER HOLDINGS TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO DESIGNER HOLDINGS' STOCKHOLDERS AS TO HOW SUCH STOCKHOLDERS SHOULD VOTE ON THE PROPOSED MERGER. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Merrill Lynch, among other things: (i) reviewed Designer Holdings' Initial Public Offering Prospectus, dated May 9, 1996, the Prospectus for the offering of the TOPrS, dated November 1, 1996, Designer Holdings' Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1996 and Designer Holdings' Forms 10-Q

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
and the related unaudited financial information for the quarterly periods ending March 31, 1997 and June 30, 1997; (ii) reviewed Warnaco's Prospectus for shares of Warnaco Common Stock, dated September 19, 1995, Warnaco's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended January 4, 1997 and Warnaco's Forms 10-Q and the related unaudited financial information for the quarterly periods ending April 5, 1997 and July 5, 1997;
(iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Designer Holdings and Warnaco, furnished to or discussed with Merrill Lynch by Designer Holdings and Warnaco management, respectively; (iv) conducted discussions with members of senior management of Designer Holdings and Warnaco concerning their respective businesses and prospects, before and after giving effect to the Merger; (v) reviewed the historical market prices and valuation multiples for the Designer Holdings Common Stock and the Warnaco Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed reasonably similar to Designer Holdings and Warnaco, respectively; (vi) reviewed certain financial information of Designer Holdings and Warnaco and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (vii) compared the proposed financial terms of the Merger with the financial terms of certain other transactions in the apparel industry specifically, of which Merrill Lynch noted there were a limited number which it deemed to be relevant, and in other industries generally; (viii) reviewed the potential pro forma impact of the Merger; (ix) reviewed drafts of the Merger Agreement and the Exchange Agreement dated September 25, 1997 in the forms proposed to be entered into; and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Designer Holdings or Warnaco. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of Designer Holdings or Warnaco. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Designer Holdings or Warnaco, Merrill Lynch assumed that they were reasonably prepared and reflect the best currently available estimates and judgments of Designer Holdings' or Warnaco's management as to the expected future financial performance of Designer Holdings or Warnaco, as the case may be. Merrill Lynch further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the Merger Agreement and the Exchange Agreement would be in the forms of the last drafts reviewed by Merrill Lynch.

     The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of such opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch was not authorized by Designer Holdings or the Designer Holdings Board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of Designer Holdings. Merrill Lynch did not participate in any discussions or negotiations among representatives of Designer Holdings and Warnaco, including Warnaco's financial and legal advisors. In addition, Merrill Lynch was not asked to consider, and the Merrill Lynch Opinion does not in any manner address, the price at which shares of Warnaco will trade following the announcement or consummation of the Merger.

     The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in connection with the preparation of the Merrill Lynch Opinion and reviewed by it with the Designer Holdings Board.

     Relative Discounted Cash Flow Analysis. Using projections for Designer Holdings prepared by its management for the fiscal years ending December 31, 1997 and 1998 and extrapolations by Merrill Lynch based on discussions with management for the fiscal years ending December 31, 1999 through December 31, 2004 (the 'Designer Holdings Projections'), Merrill Lynch calculated ranges of implied per share equity values for Designer Holdings based upon the sum of the discounted net present value of Designer Holdings' seven year stream of projected unlevered after-tax Free Cash Flow (defined as earnings before interest and taxes, excluding extraordinary and non-recurring charges ('EBIT'), tax-effected, plus depreciation and amortization, minus capital expenditures, minus (plus) increases (decreases) in working capital) and the discounted net present value of a terminal value based on a (1) range of multiples of its projected calendar year 2004 earnings, before interest, taxes, depreciation and amortization, excluding extraordinary and non-recurring charges ('EBITDA') and
(2) range of perpetuity growth rates of 2004 Free Cash Flow. In performing this analysis, Merrill Lynch utilized discount rates reflecting a weighted average cost of capital ranging from 12.3% to 14.3% and terminal value multiples of calendar year 2004 EBITDA ranging from 6.5x to 8.5x and perpetuity growth rates of calendar year 2004 Free Cash Flow ranging from 4% to 6%. This analysis resulted in implied per share equity value ranges and implied total equity value ranges for Designer Holdings from $8.95 to $12.61 and from $287.8 million to $405.4 million, respectively, for the terminal EBITDA multiple method and value ranges from $5.75 to $9.46 and from $184.8 million to $304.3 million, respectively, for the perpetuity growth method. Merrill Lynch also performed this analysis utilizing discount rates reflecting a weighted average cost of capital ranging from 11.3% to 15.3%. This analysis resulted in implied per share equity value ranges and implied total equity value ranges for Designer Holdings from $8.42 to $13.42 and from $270.7 million to $431.6 million, respectively, for the terminal EBITDA multiple method and value ranges from $5.08 to $11.56 and from $163.2 million to $371.7 million, respectively, for the perpetuity growth method.

     Using projections for Warnaco prepared by its management for the fiscal years ending December 31, 1997 through 2002 and extrapolations by Merrill Lynch based on such projections for the fiscal years ending December 31, 2003 and 2004 (the 'Warnaco Projections'), Merrill Lynch calculated ranges of implied per share equity values for Warnaco based upon the sum of the discounted net present value of Warnaco's seven year stream of projected unlevered after-tax Free Cash Flow and the discounted net present value of a terminal value based on a range of multiples of its projected calendar year 2004 EBITDA and a range of perpetuity growth rates of 2004 Free Cash Flow. In performing this analysis, Merrill Lynch utilized discount rates ranging from 10.3% to 12.3% and terminal value multiples of calendar 2004 EBITDA ranging from 7.5x to 9.5x and perpetuity growth rates of calendar year 2004 Free Cash Flow ranging from 4% to 6%. This analysis resulted in implied per share equity value ranges and implied total equity value ranges from $38.21 to $53.36 and from $1,991.1 million to $2,780.9 million, respectively, for the terminal EBITDA multiple method and value ranges for Warnaco from $27.52 to $55.43 and from $1,434.4 million to $2,888.4 million, respectively, for the perpetuity growth method. Merrill Lynch also performed this analysis utilizing discount rates reflecting a weighted average cost of capital ranging from 9.3% to 13.3%. This analysis resulted in implied per share equity value ranges and implied total equity value ranges for Warnaco from $35.82 to $56.95 and from $1,866.6 million to $2,967.8 million, respectively, for the terminal EBITDA multiple method and value ranges from $23.56 to $74.94 and from $1,227.9 million to $3,905.1 million, respectively, for the perpetuity growth method.

     Merrill Lynch calculated implied exchange ratio ranges by comparing the Designer Holdings implied per share equity value ranges calculated using the Designer Holdings Projections with the Warnaco implied per share equity values calculated using the Warnaco Projections. This analysis resulted in implied exchange ratio ranges of 0.233 to 0.238, having an implied value per share ranging from $8.00 to $8.17 (based on the closing price per share of Warnaco as of September 23,

1997 of $34 3/8), for the terminal EBITDA method and ranges of 0.171 to 0.209, having an implied value per share ranging from $5.87 to $7.18 (based on the same closing price per share), for the perpetuity growth method.

     Merrill Lynch also calculated implied exchange ratios by comparing implied per share equity value ranges calculated using the assumptions that the Designer Holdings EBIT for the seven years ending December 31, 2004 is 5% higher in absolute value than that assumed in the Designer Holdings Projections, while the Warnaco EBIT for the same period is 5% lower than that assumed in the Warnaco Projections ('Case One'). Merrill Lynch also calculated implied exchange ratios by comparing implied per share equity value ranges calculated using the assumptions that the Designer Holdings EBIT for the seven years ending December 31, 2004 is 10% higher in absolute value than that assumed in the Designer Holdings Projections, while the Warnaco EBIT for the same period is 10% lower than that assumed in the Warnaco Projections ('Case Two'). In performing the analyses of Case One and Case Two, Merrill Lynch utilized discount rates ranging from 12.3% to 14.3% for Designer Holdings and from 10.3% to 12.3% for Warnaco, and utilized terminal value multiples of calendar year 2004 EBITDA and perpetuity growth rates of calendar year 2004 Free Cash Flow described above for Designer Holdings and Warnaco. The analysis of Case One resulted in implied exchange ratios of 0.249 to 0.254 for the terminal EBITDA method and ranges of
0.188 to 0.231 for the perpetuity growth method, while the analysis of Case Two resulted in implied exchange ratios of 0.265 to 0.270 for the terminal EBITDA method and ranges of 0.204 to 0.254 for the perpetuity growth method.

     Contribution Analysis. Merrill Lynch analyzed the respective contributions of each of Designer Holdings and Warnaco to the estimated sales, EBITDA, EBIT and net income of the resulting company on a pro forma basis, before taking into account any of the possible benefits that may be realized following the Merger, for the years 1995 through 2000, and compared such contributions to the relative ownership positions of the existing Designer Holdings stockholders and Warnaco stockholders after the Merger. The analysis indicated that stockholders of Designer Holdings (including New Rio) would own 16.0% of the common shares of the combined company on a pro forma, fully diluted basis (based on the closing price per share of Warnaco as of September 23, 1997 of $34 3/8 provided that for purposes of calculating dilution, the TOPrS were not treated as converted because they are not in the money). Using historical, publicly available information, the Designer Holdings Projections and the Warnaco Projections, the analysis indicated that Designer Holdings would contribute to historical and/or estimated (i) revenues, 33.5% in 1995, 31.1% in 1996, 27.3% in 1997, 22.4% in
1998, 22.0% in 1999, 21.6% in 2000, 20.8% in 2001, 20.4% in 2002, 20.4% in 2003
and 20.0% in 2004, (ii) EBITDA, 20.5% in 1995, 25.8% in 1996, 15.7% in 1997,
12.6% in 1998, 15.1% in 1999, 16.5% in 2000, 16.5% in 2001, 15.9% in 2002, 15.4%
in 2003 and 15.0% in 2004, (iii) EBIT, 23.3% in 1995, 27.6% in 1996, 15.8% in
1997, 12.5% in 1998, 15.1% in 1999, 16.5% in 2000, 16.3% in 2001, 15.6% in 2002,
15.0% in 2003 and 14.5% in 2004 and (iv) net income, 18.2% in 1995, 25.4% in
1996, 16.2% in 1997, 12.6% in 1998, 15.6% in 1999, 17.4% in 2000, 17.2% in 2001,
16.3% in 2002, 15.5% in 2003 and 14.7% in 2004.

     Historical Stock Price Analysis. Merrill Lynch reviewed the historical ratios implied by the daily closing prices of Designer Holdings Common Stock to those of Warnaco Common Stock (the 'Historical Trading Ratios') for the 12 month, 6 month, 30 day and 7 day periods ending September 15, 1997, and compared such Historical Trading Ratios to the Exchange Ratio of 0.324. This analysis showed that the average Historical Trading Ratios for the 12 month, 6 month, 30 day and 7 day periods ending September 15, 1997 were 0.477, 0.280, 0.230 and 0.284, respectively, and that the maximum and minimum Historical Trading Ratios for the 12 month, 6 month, 30 day and 7 day periods ending September 15, 1997 were 1.184 and 0.184, 0.363 and 0.184, 0.316 and 0.189 and 0.316 and 0.246,
respectively.

     Public Comparable Companies Analysis. Merrill Lynch performed public comparable companies analyses pursuant to which it compared certain publicly available financial and operating data, projections of future financial performance (reflecting First Call Corporation estimates as of September 19, 1997 and publicly reported Merrill Lynch research reports) and market statistics (based on closing stock prices on September 19, 1997) of eight companies with that for Designer Holdings (with respect to whom projections of future financial performance reflect published Merrill Lynch research projections for 1997 and 1998 ('Street Case Projections') and market statistics are based on Designer Holdings closing stock prices on September 15, 1997, the day before public disclosure of Warnaco's offer). These companies include Guess ?, Inc., Jones Apparel Group, Inc., Liz Claiborne, Inc., Nautica Enterprises, Inc., Polo Ralph Lauren Corporation, Tommy Hilfiger Corporation, V.F. Corporation and The Warnaco Group, Inc. Merrill Lynch compared share prices as, among other things, multiples of estimates of 1997 EPS and estimates of 1998 EPS and compared market capitalization (defined as market value plus preferred equity at liquidation value plus short-term debt plus long-term debt plus minority interest minus cash and marketable securities) as, among other things, multiples of LTM EBITDA, 1997 estimated EBITDA, 1998 estimated EBITDA, LTM EBIT, 1997 estimated EBIT, 1998 estimated EBIT and LTM sales. With respect to such group, Merrill Lynch's analysis indicated (i) mean and median market value as a multiple of 1997 estimated EPS of 20.6x and 19.6x, 1998 estimated EPS of 18.0x and 17.8x and LTM cash flow of 20.2x and 17.1x and (ii) mean and median market capitalization as a multiple of LTM EBITDA of 12.8x and 11.6x, 1997 estimated EBITDA of 10.9x and 10.3x, 1998 estimated EBITDA of 9.4x and 8.9x, LTM EBIT of 14.7x and 13.6x, 1997 estimated EBIT of 12.4x and 11.6x, 1998 estimated EBIT of 10.6x and 10.1x and LTM sales of 2.05x and 1.98x. With respect to Designer Holdings, Merrill Lynch's analysis indicated (i) market value as a multiple of 1997 estimated EPS of 19.5x, 1998 estimated EPS of 18.2x and LTM cash flow of 7.1x and (ii) market capitalization as a multiple of LTM EBITDA of 5.2x, 1997 estimated EBITDA of 9.4x, 1998 estimated EBITDA of 9.0x, LTM EBIT of 5.7x, 1997 estimated EBIT of 11.0x, 1998 estimated EBIT of 10.5x and LTM sales of .66x.

     No company utilized in the public comparable companies analysis was identical to Designer Holdings. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Comparable Acquisitions Analysis. Merrill Lynch reviewed certain publicly available information regarding 28 selected apparel industry acquisitions announced since February 1988 (the 'Acquisition Comparables') and for each transaction calculated (i) the offer value (defined as the value of the offer for 100% of the equity, on a fully diluted basis, of the target) for the relevant company as a multiple of LTM net income, LTM cash flow (defined as net income plus depreciation and amortization plus deferred taxes) and LTM book value and (ii) transaction value (defined as offer value plus total debt minus cash and cash equivalents) as a multiple of LTM EBITDA, LTM EBIT and LTM revenues. Such analysis indicated that (i) the offer value as a multiple of LTM net income ranged from 6.1x to 29.9x, with a mean of 15.0x and a median of 13.6x, as a multiple of LTM cash flow ranged from 5.2x to 19.9x, with a mean of 10.5x and a median of 9.4x and as a multiple of LTM book value ranged from 1.30x to 4.93x, with a mean of 2.76x and a median of 2.33x and (ii) the transaction value as a multiple of LTM EBITDA ranged from 4.4x to 13.2x, with a mean of 7.6x and a median of 7.4x, as a multiple of LTM EBIT ranged from 4.8x to 17.0x, with a mean of 9.6x and a median of 8.9x and as a multiple of LTM revenues ranged from 0.16x to 1.97x, with a mean of 0.86x and a median of 0.76x.

     Merrill Lynch calculated aggregate and per share equity values for Designer Holdings by applying Designer Holdings' LTM results, Designer Holdings Projections and Street Case Projections, to the median multiples derived from its analysis of the Acquisition Comparables described above. Merrill Lynch calculated per share imputed equity values of Designer Holdings (assuming 32.2 million shares outstanding and net debt of $42.3 million) ranging from $7.01 to $14.10 (based on transaction values as a multiple of sales, EBITDA and EBIT for LTM and 1997 and 1998 Designer Holdings Projections) and ranging from $6.51 to $14.10 (based on transaction values as a multiple of sales, EBITDA and EBIT for LTM and 1997 and 1998 Street Case Projections).

     There were a limited number of transactions in the apparel industry which Merrill Lynch deemed to be relevant. No company utilized in the comparable apparel industry acquisitions analysis was identical to Designer Holdings or Warnaco. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the offer value of such companies and Designer Holdings.

     Pro Forma Analysis. Merrill Lynch analyzed certain pro forma effects resulting from the Merger including the effect of the consummation of the Merger on the EPS of Warnaco following the Merger and the impact on Designer Holdings and Warnaco shareholders. In conducting its analysis, Merrill Lynch relied upon certain of the Designer Holdings Projections and of the Warnaco Projections. The results of this analysis were that, assuming the realization of Warnaco management's expected cost savings, the accretive (dilutive) effects of the Merger to Designer Holdings' stockholders were $0.19 or 38.2% in 1998, $0.08 or 10.9% in 1999, ($0.00) or (0.5%) in 2000 and $0.01 or 1.3% in 2001 and to
Warnaco stockholders were $0.05 or 2.5% in 1998, $0.13 or 5.5% in 1999 and $0.21 or 7.6% in 2000. The analysis also showed that without giving effect to any cost savings, the accretive (dilutive) effects of the Merger to Designer Holdings' stockholders were $0.13 or 25.8% in 1998, $0.01 or 1.9% in 1999, ($0.07) or
(7.7%) in 2000 and ($0.06) or (5.4%) in 2001 and to Warnaco stockholders was ($0.14) or (6.7%) in 1998, ($0.07) or (3.0%) in 1999 and ($0.01) or (0.2%) in
2000. The results of the pro forma analysis are not necessarily indicative of future operating results or financial position of the combined companies.

     Stock Trading History. Merrill Lynch reviewed and analyzed the history of the trading prices for Designer Holdings Common Stock and Warnaco Common Stock, both separately and in relation to each other. In addition, Merrill Lynch reviewed and analyzed the relationship between movements of the prices of Designer Holdings Common Stock and Warnaco Common Stock and movements in the Standard & Poor's industrial average of 400 stocks and composite indices based upon prices of selected companies in the apparel industry. These analyses indicated that except for a brief period following Designer Holdings' initial public offering in May 1996, trading prices for Designer Holdings Common Stock significantly underperformed the Standard & Poor's industrial average and the composite index; and that over the last three years the trading price of Warnaco Common Stock substantially tracked the performance of the Standard & Poor's industrial average and the composite index, except that during 1996, the composite index substantially overperformed both the Standard & Poor's industrial average and Warnaco Common Stock. As of August 28, 1997, the date upon which the underperformance of Designer Holdings Common Stock reached its maximum, Designer Holdings Common Stock had underperformed relative to the Standard & Poor's industrial average and the composite index by 82.2% and 74.3%, respectively. See 'Historical Stock Price Analysis' above for a discussion of the historical ratios implied by the daily closing prices of Designer Holdings Common Stock to those of Warnaco Common Stock for the 12 month, 6 month, 30 day and 7 day periods ending September 15, 1997. In addition, Merrill Lynch calculated the premium represented by the implied offer price of $11.14 per Designer Holdings Share (based on the September 23, 1997 closing price of Warnaco Common Stock of $34 3/8) over the average trading prices of Designer Holdings Common Stock for the one day, 7 days, 30 days and 6 months ending September 15, 1997. This analysis showed that the offer price premium was 36.0%, 52.0%, 69.5% and 20.7%, respectively.

     The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch Opinion.

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
     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Designer Holdings, or Warnaco. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch Opinion and Merrill Lynch's presentation to the Designer Holdings Board were among several factors taken into consideration by the Designer Holdings Board in making its determination to approve the Merger Agreement. Consequently, the Merrill Lynch analyses described herein should not be viewed as determinative of the decision of the Designer Holdings Board or Designer Holdings' management with respect to the fairness of the Exchange Ratio.

     Merrill Lynch Financial Advisory Fee. Pursuant to a letter agreement dated September 17, 1997 between Designer Holdings and Merrill Lynch, Designer Holdings agreed to pay Merrill Lynch (i) a fee of $750,000 payable in cash on the date Merrill Lynch delivered the Merrill Lynch Opinion and (ii) in the event that an offer is received by Designer Holdings from another party to acquire Designer Holdings or all or substantially all of its assets or business by merger or otherwise or the terms of the Merger are materially revised and the Designer Holdings Board or a committee thereof considers such other offer or such revised terms, additional compensation in an amount to be agreed upon by Designer Holdings and Merrill Lynch for such services as it may perform at the request of the Designer Holdings Board in advising the Designer Holdings Board or a committee thereof with respect to such other offer or such revised terms. Designer Holdings also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel. Additionally, Designer Holdings agreed to indemnify Merrill Lynch and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under federal securities laws.

     Designer Holdings retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has in the past provided financial advisory and financing services to Designer Holdings, including having acted as lead underwriter in connection with its initial public offering on May 9, 1996 and with its offering of the TOPrS on November 1, 1996, and to Warnaco, including having acted as lead underwriter in connection with its offering of Warnaco Common Stock on September 19, 1995, and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade Designer Holdings Common Stock and other securities of Designer Holdings, as well as Warnaco Common Stock for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EXPECTED COST SAVINGS FROM THE MERGER

     Warnaco believes that the combination of Warnaco and Designer Holdings will generate approximately $14 million of estimated net cost savings in 1998, which number represents approximately $19 million of savings in selling, general and administrative expense of Designer Holdings, net of $5 million in amortization of goodwill. These estimates were prepared by the management of Warnaco, after consultation with the management of Designer Holdings. The $19 million of selling, general and administrative expense savings consists of (a) approximately $13.4 million from the streamlining of operational, financial and administrative functions, including sourcing, production, distribution, management information systems, finance, legal and administrative functions, as well as in the outlet stores, (b) approximately $2.9 million from the elimination of public company expenses, including legal, audit, investor relations, filing and board of directors expenses, (c) approximately $1.7 million from the elimination of certain lease commitments and (d) approximately $1 million from the elimination of certain insurance costs. Warnaco notes that achieving these cost savings is subject to certain risks as discussed in the sections 'Risk Factors' and 'Cautionary Statement Concerning Forward-Looking Statements' on pages 13 and 36. In addition, the failure to achieve these cost savings in the amounts and at the times anticipated could result in increased expenses, and thereby reduced earnings of Warnaco.

     Since consummating the Exchange, Warnaco has taken steps that will result in the achievement of approximately $5 million of payroll reductions as well as approximately $1.7 million in eliminated lease commitments. Upon consummation of the Merger, Warnaco expects to realize another $3.9 million from the elimination of Designer Holdings' public company expenses and the reduction of insurance costs.

CERTAIN FINANCIAL PROJECTIONS

     In connection with its evaluation of the Merger, Warnaco, and in connection with the analyses described above under ' -- Opinion of Lazard Freres & Co. LLC', Lazard Freres, were provided with certain non-public financial projections for Designer Holdings that had been prepared by Designer Holdings' management (the 'Projections'), the material portions of which are set forth below:

                                                                           1997        1998
                                                                         --------    --------
                                                                            (IN THOUSANDS)

Net revenues..........................................................   $488,809    $437,000
Gross profit..........................................................    182,768     179,940
Income before non-recurring items, interest and income taxes..........     39,154      42,550
Net income............................................................     19,156      20,857

     In addition to the Projections, other projections prepared by Designer Holdings management were subsequently provided by Designer Holdings to Warnaco, Lazard Freres and Merrill Lynch which showed, for 1997 and 1998, respectively, net revenues of $487.8 million and $412.0 million, gross profit of $181.3 million and $166.9 million, income before non-recurring items, interest and income taxes of $37.7 million and $31.7 million, and net income of $19.0 million and $15.9 million. Merrill Lynch relied upon these latter projections in connection with the analyses and opinion described above under ' -- Opinion of Merrill Lynch'. Neither Designer Holdings nor Warnaco does, as a matter of course, publicly disclose projections as to future revenues, earnings or other financial information. Stockholders of Designer Holdings should note that neither set of projections is included in this Joint Proxy Statement/Prospectus to induce any stockholder to vote for the Merger. In addition, neither set of projections reflects any changes in the operation of Designer Holdings' business, including those described above under ' -- Expected Cost Savings from the Merger', anticipated to be implemented by Warnaco, and as a result Warnaco did not rely on either set of projections in formulating its assessment of Designer Holdings' future financial results. Designer Holdings' projections were based upon a variety of assumptions, including those related to the achievement of strategic goals, objectives and targets over the applicable periods. Such assumptions involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, foreign currency exchange rates, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Designer Holdings or, after the Merger, Warnaco. Designer Holdings' projections were not prepared with a view to public disclosure, use in this Joint Proxy Statement/Prospectus or compliance with published guidelines of the SEC, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on the projections. See 'Risk Factors' and ' -- Cautionary Statement Concerning Forward-Looking Statements.'

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This document contains certain forward-looking statements which are subject to risks and uncertainties. Forward-looking statements include information concerning future results of operations, cost savings and synergies of Warnaco and Designer Holdings after the Effective Time, and concerning the ability of Warnaco to elevate the performance level and grow the business of Designer Holdings after the Effective Time, set forth under 'Questions and Answers About The Merger', 'Summary', 'Risk Factors', ' -- Background of the Merger',
' -- Warnaco's Reasons for the Merger; Recommendation of the Warnaco Board',
' -- Information and Factors Considered by the Designer Holdings Board; Recommendation of the Designer Holdings Board', ' -- Opinion of Lazard Freres & Co. LLC', ' -- Opinion of Merrill Lynch', ' -- Expected Cost Savings from the Merger' and ' -- Certain Financial Projections' and those preceded by, followed by or that otherwise include the words 'believes', 'expects', 'anticipates', 'intends', 'estimates' or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed under 'Risk Factors' and elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of Warnaco and Designer Holdings, and of Designer Holdings after the Effective Time, and could cause those results to differ materially from those expressed in our forward-looking statements: materially adverse changes in economic conditions generally or in the markets served by our companies; changes in consumer spending habits; the impact of inflation; competition from other makers and distributors of jeans, sportswear, underwear, accessories and other apparel; pressure by department stores and other customers to provide increased services and to absorb additional costs; risks relating to Warnaco's ability to combine the business and operations of Designer Holdings with a substantially larger major corporation and the challenges inherent in diverting Warnaco's management focus and resources from other strategic opportunities and from operational matters for an extended period of time; Warnaco's and Designer Holdings' relationships with licensors, including CKI, sublicensees and suppliers; Warnaco's and Designer Holdings' dependence on certain licenses and the names associated therewith pursuant to which they have the right to produce, distribute, advertise and sell, and to authorize others to produce, distribute, advertise and sell, garments under certain labels; Designer Holdings' and Warnaco's relationships with and dependence upon certain manufacturers that produce its merchandise; and the impact of any future regulations affecting imported goods and foreign suppliers.

ACCOUNTING TREATMENT

     For accounting and financial reporting purposes, the Merger is intended to be treated as a purchase by Warnaco under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. Financial statements of the surviving corporation issued after consummation of the merger reflect such values and are not restated retroactively to reflect the historical financial position or results of operations of the corporation not surviving.

     The unaudited pro forma combined financial statements contained in this Joint Proxy Statement/Prospectus have been prepared using the purchase method to account for the Merger. See 'Summary -- Selected Unaudited Pro Forma Combined Financial Information' and 'Unaudited Pro Forma Combined Financial Statements'.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     In connection with the filing of this Joint Proxy Statement/Prospectus, Simpson Thacher has delivered to Warnaco an opinion, and Skadden Arps has delivered to Designer Holdings an opinion, regarding the material federal income tax consequences of the Merger to stockholders of

Designer Holdings and to Warnaco, WAC and Designer Holdings. The opinions are filed as exhibits to the registration statement of which this Joint Proxy Statement/Prospectus forms a part, are dated the date of this Joint Proxy Statement/Prospectus and are based upon certain customary assumptions and representations, including representations contained in certificates (and confirmations thereof) of Warnaco, Designer Holdings and others, all as described in greater detail in such opinions, and all of which must continue to be true and accurate in all material respects as of the Effective Time or such opinions will be withdrawn. It is a condition to the consummation of the Merger that neither opinion be withdrawn or modified in any material respect as of the Effective Time. No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the opinions of counsel will not bind the Internal Revenue Service or any court.

     The opinions state that the material federal income tax consequences of the Merger to stockholders of Designer Holdings and to Warnaco, WAC and Designer Holdings are as follows: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'); (ii) Warnaco, WAC and Designer Holdings will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by Warnaco, WAC or Designer Holdings as a result of the Merger; (iv) no gain or loss will be recognized by the stockholders of Designer Holdings upon the exchange of their shares of Designer Holdings Common Stock solely for shares of Warnaco Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Warnaco Common Stock; (v) the aggregate tax basis of the shares of Warnaco Common Stock received solely in exchange for shares of Designer Holdings Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the shares of Designer Holdings Common Stock exchanged therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash; (vi) the holding period for shares of Warnaco Common Stock received in exchange for shares of Designer Holdings Common Stock pursuant to the Merger will include the holding period of the shares of Designer Holdings Common Stock exchanged therefor, provided such shares of Designer Holdings Common Stock were held as capital assets by the stockholder at the Effective Time; and (vii) a stockholder of Designer Holdings who receives cash in lieu of a fractional share of Warnaco Common Stock will recognize a gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share and the amount of cash received. Such gain or loss will constitute capital gain or loss if such stockholder's Designer Holdings Common Stock is held as a capital asset at the Effective Time. Under recently enacted legislation, capital gains of individuals derived in respect of capital assets are eligible for reduced rates of taxation depending on the holding period of such capital assets.

     Designer Holdings stockholders will be required to retain records and file with their U.S. federal income tax returns a statement setting forth certain facts relating to the Merger.

     Backup Withholding. Certain noncorporate holders of Designer Holdings Common Stock may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Warnaco Common Stock. Backup withholding will not apply, however, to a stockholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal to be delivered to Designer Holdings stockholders following consummation of the Merger, (ii) provides a certificate of foreign status on Form W-8 or (iii) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a cash payment in lieu of a fractional share interest in Warnaco Common Stock will be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

     The foregoing discussion is based on currently existing provisions of the Code, applicable Treasury Regulations thereunder, current administrative rulings and court decisions, all of which are subject to change and any such change could affect the continuing validity of the discussion. The discussion does not purport to address all of the tax consequences applicable to all categories of stockholders. In particular, the discussion does not addresss the special tax rules that may apply to holders of Designer Holdings Common Stock subject to special treatment under the Code, such as foreign holders or holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are discussed herein. Designer Holdings stockholders are urged to consult their tax advisors to determine the specific tax consequences to them of the Merger.

REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the 'FTC'), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the 'Antitrust Division') and specified waiting period requirements have been satisfied. On October 3, 1997, Warnaco and Designer Holdings received notice from the FTC and the Antitrust Division of the early termination of the waiting period under the HSR Act. Nevertheless, the FTC and the Antitrust Division retain the authority to challenge the Merger on antitrust grounds after the Merger is completed. In addition, each state in which Warnaco or Designer Holdings operates may also review the Merger under state antitrust law. It is possible that some of these authorities may impose conditions for granting approval of the Merger.

NO APPRAISAL RIGHTS

     Holders of Designer Holdings Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law (the 'DGCL') in connection with the Merger because the Designer Holdings Common Stock was listed on the NYSE on the record date for the Designer Holdings Meeting and the shares of Warnaco Common Stock that such holders will be entitled to receive in the Merger will be listed on the NYSE at the Effective Time. Holders of Warnaco Common Stock are not entitled to dissenters' appraisal rights under the DGCL in connection with the Merger because Warnaco is not a constituent corporation in the Merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION

     This Joint Proxy Statement/Prospectus does not cover any resales of the Warnaco Common Stock to be received by the stockholders of Designer Holdings upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     All shares of Warnaco Common Stock received by Designer Holdings stockholders in the Merger will be freely transferable, except that shares of Warnaco Common Stock received by persons who are deemed to be 'affiliates' of Designer Holdings under the Securities Act of 1933, as amended (the 'Securities Act'), at the time of the Designer Holdings Meeting may be resold by them only in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Designer Holdings for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, Designer Holdings and may include certain officers, directors and principal stockholders of Designer Holdings. The Merger Agreement requires Designer Holdings to provide Warnaco with a letter identifying such persons and to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Warnaco Common Stock issued to such persons in the Merger in violation of the Securities Act or the rules and regulations promulgated by the Securities and Exchange Commission ('SEC') thereunder.

     Warnaco has agreed in the Exchange Agreement to use its reasonable best efforts to file and have declared effective as soon as practicable following the Effective Time a registration statement under the Securities Act for resales of the shares of Warnaco Common Stock issued in the Exchange and not subject to a Lock-Up Letter. Initially, 80% of the Warnaco shares issued in the Exchange will be covered by such registration statement. See 'The Exchange
Agreement -- Registration Rights'.

     Under the Exchange Agreement, the Sellers have agreed, among other things, not to offer, sell, transfer or otherwise dispose of any shares of Warnaco Common Stock until the earlier of (i) such time at or after the Effective Time that is no earlier than the time when holders of Designer Holdings Common Stock can sell the shares of Warnaco Common Stock issued pursuant to the Merger and
(ii) the termination of the Merger Agreement in accordance with its terms. The Sellers have also agreed not to transfer any shares of Warnaco Common Stock until such shares are registered under the Securities Act (unless an exemption from such registration is available), and not to sell, transfer or otherwise dispose of more than 80% of such shares in the aggregate for a period of one year following the Effective Time. However, a Seller may enter into a transaction to dispose of more than 80% of such shares if (i) there has been an unforeseen change in circumstances and the Seller obtains the written opinion of Skadden Arps that such transaction will not prevent the Exchange and the Merger from together qualifying as a tax-free reorganization under the provisions of
Section 368 of the Code, (ii) in the case of an individual Seller, such Seller has died, or (iii) in the case of a Seller classified as a partnership, such Seller has distributed all of its assets subject to a plan of complete liquidation.

CERTAIN STOCKHOLDER LITIGATION

     Shortly after the announcement of a proposed transaction between Designer Holdings and Warnaco, three stockholders of Designer Holdings, Jacob J. Spinner, Yaakov Glatter and Sherry Berman, as custodian for Jordan Berman, filed lawsuits in the Delaware Court of Chancery challenging the transaction. The named plaintiff in each of the actions purports to maintain each individual action as a class action on behalf of Designer Holdings stockholders. On October 30, 1997 the Court of Chancery signed an order which consolidated the three actions. Now captioned as In re Designer Holdings Ltd. Shareholders Litigation, Consolidated Civil Action 15942, the consolidated complaint alleges that the directors of Designer Holdings breached their fiduciary duties to Designer Holdings' stockholders in approving the transaction. The complaint further alleges that the directors have a conflict of interest based on the price at which they acquired the Designer Holdings shares they own and the price at which Designer Holdings shares were sold to the public in May 1996 relative to the transaction price. The plaintiffs also claim that Warnaco aided and abetted the directors of Designer Holdings in breaching their fiduciary duties. The plaintiffs seek injunctive relief to prohibit Designer Holdings from completing the Merger, or in the alternative, monetary damages of an unspecified amount.

     On November 13, 1997, the parties to this litigation reached an agreement in principle to settle this litigation on the following terms, subject to court approval:

          1. the defendants permitted the plaintiffs' attorneys to review drafts of this Joint Proxy Statement/Prospectus prior to mailing and have revised the disclosure herein in response to their comments;

          2. the defendants agreed that they would reduce the termination fee payable to Warnaco in certain circumstances from $12.5 million to $6.5 million; and

          3. CEP II, which beneficially owns approximately 2.6 million Warnaco shares as a result of the Exchange, has agreed that during the 14-day period following the Release Date (as defined in the Exchange Agreement), but in no event extending past December 31, 1997, it will not sell, transfer or otherwise dispose of any Warnaco shares, notwithstanding the existence of an effective registration statement for the resale of any such shares, unless the closing price for Warnaco shares on the NYSE Composite Transactions Tape on any day within such 14-day period was more than 15% above or below such closing price on the trading day immediately preceding the Effective Time of the Merger.

     Upon final approval of the settlement by the court, plaintiffs' counsel will petition the court for an award of attorney's fees and expenses, which will be paid by Designer Holdings. Plaintiffs' counsel has agreed to submit a request for, and the defendants have agreed not to oppose, a request for court approval of not more than $350,000 in attorney's fees and expenses.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Warnaco Common Stock and Designer Holdings Common Stock are listed on the NYSE. The Warnaco ticker symbol on the NYSE is WAC. The Designer Holdings ticker symbol on the NYSE is DSH.

     The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Warnaco Common Stock and Designer Holdings Common Stock as reported on the NYSE Composite Transaction Tape, in each case based on published financial sources, and the dividends declared on such stock.

                                                                                                  DESIGNER HOLDINGS COMMON
                                                               WARNACO COMMON STOCK                       STOCK(1)
                                                          ------------------------------       ------------------------------
                                                           MARKET PRICE          CASH           MARKET PRICE          CASH
                                                          --------------       DIVIDENDS       --------------       DIVIDENDS
                                                          HIGH       LOW       DECLARED        HIGH       LOW       DECLARED
                                                          ----       ---       ---------       ----       ---       ---------

1995
    First Quarter...................................      $18       $14 7/8      $0.00         $--        $--         $--
    Second Quarter..................................       21 1/4    16 1/2       0.07         --         --          --
    Third Quarter...................................       24 3/8    20           0.07         --         --          --
    Fourth Quarter..................................       26 7/8    21 7/8       0.07         --         --          --
1996
    First Quarter...................................      $27 1/2   $21 1/2      $0.07         $--        $--         $--
    Second Quarter..................................       31 1/4    24 1/4       0.07          32 5/8    22 7/8      --
    Third Quarter...................................       25 3/4    21 5/8       0.07          27        16 1/2      --
    Fourth Quarter..................................       29 5/8    22 3/4       0.07          24 5/8    15          --
1997
    First Quarter...................................      $33       $26 5/8      $0.08         $17 1/4    $7 3/4      $--
    Second Quarter..................................       33 5/8    28 1/4       0.08          11         7 1/2      --
    Third Quarter...................................       35 9/16   31           0.08          10         5 7/8      --
    Fourth Quarter (through November 13, 1997)......       32 11/16  26 15/16    --             10 1/4     7 3/4      --

------------

(1) Designer Holdings closed its initial public offering of Designer Holdings Common Stock on May 15, 1996.

                            ------------------------
     On September 16, 1997, the last full trading day prior to the public announcement of the proposed Merger, the closing prices on the NYSE Composite Transaction Tape were $33 15/16 per share of Warnaco Common Stock and $9 3/8 per share of Designer Holdings Common Stock. On November 13, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing prices on the NYSE Composite Transaction Tape were $26 15/16 per share of Warnaco Common Stock and $8 9/16 per share of Designer Holdings Common Stock. Stockholders are urged to obtain current market quotations prior to making any decision with respect to the Merger.

     We expect no changes in Warnaco's or Designer Holdings' dividend policies before the merger. After the merger, as a holder of Warnaco shares, former Designer Holdings shareholders will receive any dividends declared on such Warnaco shares with a record date after the Merger. The current annual dividend rate on Warnaco Common Stock is $0.32 per share.

     Pursuant to the Exchange Agreement, the Sellers have irrevocably waived their right to receive any dividends declared on shares of Warnaco Common Stock payable to holders of record on any date subsequent to October 14, 1997 (the date the Exchange was consummated) and prior to the Effective Time.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements (the 'Unaudited Pro Forma Information') has been derived from the application of pro forma adjustments to the combined historical financial statements of Warnaco and Designer Holdings, which are incorporated by reference into this Joint Proxy Statement/Prospectus. The Unaudited Pro Forma Information gives effect to the Merger as if the Merger had occurred on (a) October 4, 1997 for purposes of the Unaudited Pro Forma Combined Balance Sheet and (b) January 7, 1996 for purposes of the Unaudited Pro Forma Combined Statements of Income for the year ended January 4, 1997 and for the nine months ended October 4, 1997. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined financial statements. The Unaudited Pro Forma Information is presented for informational purposes only and does not purport to represent what the financial position or results of operations for the combined companies would actually have been had the Merger occurred on the dates specified or to project the financial position or results of operations for the combined companies at any future date or for any future periods.

     The Unaudited Pro Forma Information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and consolidated condensed financial statements of Warnaco and Designer Holdings, including the notes thereto, incorporated by reference in this Joint Proxy Statement/Prospectus. See 'Where You Can Find More Information' on page 69.

     The Merger will be accounted for using the purchase method of accounting. The purchase price for the outstanding common stock of Designer Holdings, including estimated fees and expenses related to the Merger, has been allocated to the tangible and identifiable intangible assets and liabilities of Designer Holdings based upon Warnaco's preliminary estimates of the fair value of the assets acquired and the liabilities assumed. The remaining purchase price has been allocated to the excess of cost over the fair value of the net assets acquired ('Goodwill'), which is included in intangible and other assets, net in the Unaudited Pro Forma Combined Balance Sheet. The pro forma adjustments directly attributable to the Merger relate primarily to the amortization of Goodwill and to the preliminary allocation of purchase price to the fair value of the net assets acquired.

     The allocation of purchase price is subject to revision when additional information concerning the asset and liability valuations becomes available. Accordingly, the final purchase price allocation could be different from the amounts reflected in the Unaudited Pro Forma Information. Final allocation of the purchase price to intangibles, other than goodwill, and other assets or liabilities could vary the related amortization period of the excess of cost over the fair value of the net assets acquired.

     The Unaudited Pro Forma Information assumes that the Goodwill will be amortized over a period of forty years, which is less than the remaining term (including the renewal period) of the exclusive license to develop, source and market designer sportswear collections under the Calvin Klein Jeans'r', CK/Calvin Klein Jeans'r' and CK/Calvin Klein/Khakis'r' labels (collectively, the 'Jeans License') in specified territories. Warnaco believes that the intangible assets acquired, principally the Jeans License, represent a scarce asset with a life in excess of forty years. In addition, the Merger is expected to permit the continued expansion of current lines of business and contribute to the development of new businesses. Warnaco believes that it will benefit from the Merger for an indeterminable period of time of at least forty years, and therefore a forty-year amortization period is appropriate. Warnaco will perform periodic reviews of its intangible assets, including Goodwill arising from the Merger, to ensure that they are carried at recoverable amounts in light of the then current business conditions. If the average life of the unallocated purchase price decreased by ten years as a result of the final purchase price allocation, amortization expense would increase by approximately $1.8 million per year and decrease pro forma net income per share by approximately $0.03 and $0.02 per share for the year ended January 4, 1997 and for the nine months ended October 4, 1997, respectively.

     The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes thereto and does not reflect any cost savings or other benefits anticipated by

Warnaco's management as a result of the Merger. However the Unaudited Pro Forma Information reflects certain identified costs associated with the consummation of the Merger. Additional Merger-related costs may be incurred. For a discussion of anticipated cost savings and other benefits of the Merger, see 'Risk Factors', 'The Merger -- Warnaco's Reasons for the Merger; Recommendation of the Warnaco Board', ' -- Expected Cost Savings from the Merger' and ' -- Cautionary Statement Concerning Forward-Looking Statements'. To the extent that such potential savings are realized, pro forma earnings per share would increase by approximately $0.01 per share for each $1 million of pre-tax cost savings ultimately realized for the periods specified.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED OCTOBER 4, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         PRO FORMA ADJUSTMENTS
                                                           DESIGNER    --------------------------
                                               WARNACO     HOLDINGS(a)    DEBIT          CREDIT         COMBINED
                                               --------    --------    -----------     ----------      ----------

Net revenues................................   $875,143    $365,049                                    $1,240,192
Cost of goods sold..........................    559,093     229,780                                       788,873
                                               --------    --------    -----------     ----------      ----------
Gross profit................................    316,050     135,269                                       451,319
Selling, general and administrative
  expenses..................................    175,401     124,343        4,144(3)                       301,949
                                                                                           1,939(2)
                                               --------    --------    -----------     ----------      ----------

Income before interest and income taxes.....    140,649      10,926        4,144           1,939          149,370
Interest and other expense..................     31,999       3,457          339(4)                        35,795
                                               --------    --------    -----------     ----------      ----------
Income before extraordinary item and income
  taxes.....................................    108,650       7,469        4,483           1,939          113,575
Provision for income taxes..................     41,288       7,195           --          --               48,483
                                               --------    --------    -----------     ----------      ----------
Income before extraordinary items...........   $ 67,362    $    274      $ 4,483        $  1,939       $   65,092
                                               --------    --------    -----------     ----------      ----------
                                               --------    --------    -----------     ----------      ----------
Income per common share before extraordinary
  items.....................................   $   1.24    $   0.01                                    $     1.01
                                               --------    --------                                    ----------
                                               --------    --------                                    ----------
Weighted average number of shares of common
  stock outstanding.........................     54,311      32,157       10,413(5)       32,157(5)        64,724
                                               --------    --------    -----------     ----------      ----------
                                               --------    --------    -----------     ----------      ----------

     (a) The results of operations for Designer Holdings for the nine months ended September 30, 1997 includes $14.7 million of restructuring and impairment charges (primarily non-cash) representing the write-down of intangible and other assets related to the discontinued Bill Blass business, the accrual of sub-lease losses and write-down of certain shop-in-shop fixtures.

  See accompanying Notes to Unaudited Pro Forma Combined Statements of Income.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE FISCAL YEAR ENDED JANUARY 4, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       PRO FORMA ADJUSTMENTS
                                                        DESIGNER    ----------------------------
                                           WARNACO      HOLDINGS       DEBIT            CREDIT         COMBINED
                                          ----------    --------    -----------       ----------      ----------

Net revenues...........................   $1,063,823    $480,360                                      $1,544,183
Cost of goods sold.....................      736,116     297,964                                       1,034,080
                                          ----------    --------    -----------       ----------      ----------
Gross profit...........................      327,707     182,396                                         510,103
Selling, general and administrative
  expenses.............................      301,732     118,589        5,525(3)         2,774(2)        423,072
Start-up cost of new licensing and
  sourcing operations..................       --           1,133                                           1,133
                                          ----------    --------    -----------       ----------      ----------
Income before interest and income
  taxes................................       25,975      62,674        5,525            2,774            85,898
Interest and other expense.............       32,435      11,743          112(4)                          44,290
                                          ----------    --------    -----------       ----------      ----------
Income (loss) before extraordinary item
  and income taxes.....................       (6,460)     50,931        5,637            2,774            41,608
Provision for income taxes.............        1,779      23,429       --                --               25,208
                                          ----------    --------    -----------       ----------      ----------
Income (loss) before extraordinary
  item.................................   $   (8,239)   $ 27,502      $ 5,637           $2,774        $   16,400
                                          ----------    --------    -----------       ----------      ----------
                                          ----------    --------    -----------       ----------      ----------
Income (loss) per share before
  extraordinary item...................   $    (0.16)   $   0.93                                      $     0.26
                                          ----------    --------                                      ----------
                                          ----------    --------                                      ----------
Weighted average number of shares of
  common stock outstanding.............       51,707      29,585       12,235(5)(6)     29,585(5)         63,943
                                          ----------    --------    -----------       ----------      ----------
                                          ----------    --------    -----------       ----------      ----------

  See accompanying Notes to Unaudited Pro Forma Combined Statements of Income.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

     1. The accompanying Unaudited Pro Forma Combined Statement of Income for the year ended January 4, 1997 is based upon the historical results of Warnaco for the fiscal year then ended and the historical results of Designer Holdings for the fiscal year ended December 31, 1996. The Unaudited Pro Forma Combined Statement of Income for the nine months ended October 4, 1997 is based upon the results of operations of Warnaco for the nine months then ended and the results of operations of Designer Holdings for the nine months ended September 30, 1997. The Unaudited Pro Forma Combined Statements of Income have been prepared assuming that the Merger had been consummated using the purchase method of accounting as of January 7, 1996.

     2. Reflects the elimination of historical amortization expense of Designer Holdings related to the excess of cost over the fair value of the net assets acquired included in the historical Statements of Income of approximately $2.8 million and $1.9 million for the fiscal year ended December 31, 1996 and nine months ended September 30, 1997, respectively.

     3. Reflects amortization of the excess of cost over net assets acquired and intangible assets of Warnaco of approximately $5.5 million and $4.1 million for the fiscal year ended January 4, 1997 and for the nine months ended October 4, 1997, respectively, using the straight line method over forty years.

     4. Reflects non-cash interest expense related to accretion of the Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Designer Finance Trust Holding Solely Convertible Debentures (for purposes of these notes, the 'Securities') issued in November 1996 to face value by their maturity date, using the effective interest rate method. The allocation of purchase price to the fair value of assets acquired and liabilities assumed is expected to result in a decrease in the recorded value of the Securities of approximately $19.5 million. See Note 5 of Notes to Unaudited Pro Forma Combined Balance Sheet.

     5. Represents the issuance of 10,413,144 shares of Warnaco Common Stock in exchange for 32,139,334 shares of Designer Holdings Common Stock currently outstanding and the related adjustments to the weighted average number of shares of common stock outstanding. See Note 3 of Notes to Unaudited Pro Forma Combined Balance Sheet.

     6. Reflects the impact of 1,822,000 weighted average equivalent shares of Warnaco Common Stock outstanding not included in the calculation of Warnaco's income (loss) per common share for the fiscal year ended January 4, 1997 as the effect on income (loss) per share was anti-dilutive.

     7. Warnaco net revenues includes approximately $6.2 million and $2.7 million of merchandise sold to Designer Holdings for the nine months ended October 4, 1997 and for the year ended January 4, 1997, respectively. The intercompany inventory profit related to the merchandise is not considered material for purposes of the Unaudited Pro Forma Combined Statements of Income.

     8. Fully diluted earnings per share is not presented, as the effect of including the Securities in earnings per share is not material.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 4, 1997
                           (IN THOUSANDS OF DOLLARS)

                                                                         PRO FORMA ADJUSTMENTS
                                                             DESIGNER    ----------------------
                                                WARNACO      HOLDINGS     DEBIT         CREDIT        COMBINED
                                               ----------    --------    --------      --------      ----------

                   ASSETS
Current assets:
     Cash and cash equivalents..............   $   11,685    $ 55,805    $             $ 50,000(2)   $   17,490
     Accounts receivable, net...............      271,964     107,625                                   379,589
     Inventories............................      530,751      92,312                                   623,063
     Prepaid and other current assets.......       41,495      24,993                                    66,488
                                               ----------    --------    --------      --------      ----------
          Total current assets..............      855,895     280,735       --           50,000       1,086,630
Property, plant and equipment, net..........      135,050      15,780                                   150,830
Intangible and other assets, net............      392,544      59,558     227,186(3)     19,500(5)      630,230
                                                                           30,000(4)     59,558(3)
                                               ----------    --------    --------      --------      ----------
                                               $1,383,489    $356,073    $257,186      $129,058      $1,867,690
                                               ----------    --------    --------      --------      ----------
                                               ----------    --------    --------      --------      ----------

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Borrowing under foreign credit
       facilities...........................   $   19,547    $  --       $             $             $   19,547
     Current portion of long term debt......       11,881       --                                       11,881
     Accounts payable and accrued
       liabilities..........................      252,784      49,788                    30,000(4)      332,572
     Federal and other income taxes.........        3,771       --                                        3,771
                                               ----------    --------    --------      --------      ----------
          Total current liabilities.........      287,983      49,788       --           30,000         367,771
Long-term debt..............................      561,172       --         50,000(2)                    511,172
Other long-term liabilities.................       11,362         517                                    11,879
Company obligated mandatorily redeemable
  convertible preferred securities of
  Designer Finance Trust holding solely
  convertible debentures....................       --         120,000      19,500(5)                    100,500
Stockholders' equity:
     Preferred Stock; $.01 par value........       --           --          --            --             --
     Class A Common Stock, $.01 par value...          580         321         321(3)        104(3)          684
     Capital in excess of par value.........      583,326     148,842     148,842(3)    353,292(3)      936,618
     Cumulative translation adjustment......       (8,607)      --                                       (8,607)
     Retained earnings (Accumulated
       deficit).............................      (14,878)     36,732      36,732(3)                    (14,878)
     Treasury stock, at cost................      (20,935)       (127)                      127(3)      (20,935)
     Notes receivable for common stock
       issued and unearned stock
       compensation.........................      (16,514)      --                                      (16,514)
                                               ----------    --------    --------      --------      ----------
          Total stockholders' equity........      522,972     185,768     185,895       353,523         876,368
                                               ----------    --------    --------      --------      ----------
                                               $1,383,489    $356,073    $255,395      $383,523      $1,867,690
                                               ----------    --------    --------      --------      ----------
                                               ----------    --------    --------      --------      ----------

     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     1. The Unaudited Pro Forma Combined Balance Sheet at October 4, 1997 represents the historical consolidated balance sheet of Warnaco at October 4, 1997 and the historical consolidated balance sheet of Designer Holdings at September 30, 1997. The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming that the Merger occurred as of October 4, 1997 using the purchase method of accounting.

     2. Reflects the use of $50.0 million of Designer Holdings cash on hand to repay outstanding debt of Warnaco.

     3. Records the issuance of 10,413,144 shares of Warnaco Common Stock valued at $33 15/16 per share totalling approximately $353.4 million in exchange for 32,139,334 shares of Designer Holdings Common Stock currently outstanding pursuant to the Exchange Agreement and the Merger Agreement. The exchange ratio used is 0.324 of a share of Warnaco Common Stock for each share of Designer Holdings Common Stock outstanding as set forth in the Merger Agreement. This adjustment also reflects the elimination and consolidation entry related to consolidating Designer Holdings with Warnaco. The purchase price was allocated to the fair value of the net assets acquired as summarized below (in millions):

Cash......................................................................   $  55.8
Accounts receivable.......................................................     107.6
Inventories...............................................................      92.3
Prepaid and other current assets..........................................      25.0
Property and equipment....................................................      15.8
Intangible and other assets...............................................     237.7
Accounts payable and accrued liabilities..................................     (79.8)
Other liabilities.........................................................      (0.5)
Securities................................................................    (100.5)
                                                                             -------
     Purchase price.......................................................   $ 353.4
                                                                             -------
                                                                             -------

     4. Reflects estimated merger and direct costs of acquisition of approximately $30.0 million related to completing the Merger. Such costs are included in the purchase price of Designer Holdings and consist primarily of legal, accounting and other fees associated with the Merger, as well as accruals for additional liabilities assumed and to be incurred including satisfaction of contractual obligations and other integration-related costs, including the elimination of excess capacity, organizational realignment and related workforce reductions in accordance with EITF 95-3.

     5. Reflects the adjustment of the Securities to their estimated fair value at the date of acquisition of approximately $100.5 million. The redemption value of the Securities is $120.0 million at the maturity date in 2016.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain Designer Holdings officers and key employees, as well as all five directors at the time the Merger Agreement was approved, may be deemed to have interests in the Merger that are different from, or in addition to, your interests as stockholders of Designer Holdings generally. The Designer Holdings Board was aware of these interests and considered them, in addition to the matters described under 'The Merger -- Information and Factors Considered by the Designer Holdings Board; Recommendation of the Designer Holdings Board', in approving the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby. These interests are described below.

INTERESTS OF OFFICERS AND DIRECTORS OF DESIGNER HOLDINGS IN THE EXCHANGE

     Arnold H. Simon, President, Chief Executive Officer and a director of Designer Holdings, is a member of, and owns a 47.3% interest in, New Rio. Mr. Simon and his wife, Debra Simon, Executive Vice President and a director of Designer Holdings at the time the Merger was approved, are the managing members of A.S. Enterprises, L.L.C., a Delaware limited liability company that is a managing member of, and owns a 1.8% interest in, New Rio. In addition, Merril M. Halpern, a director of Designer Holdings, and A. Lawrence Fagan, a director of Designer Holdings at the time the Merger was approved, are executive officers of Charterhouse, which indirectly controls CEP II. CEP II is a managing member of, and owns an approximately 49.9% interest in, New Rio. As a result of the Exchange, New Rio currently owns approximately 9% of the outstanding Warnaco Common Stock.

SIMON EMPLOYMENT AGREEMENTS

     Pursuant to an employment agreement dated as of January 1, 1996 between Designer Holdings and Arnold H. Simon (the '1996 Simon Employment Agreement'), Mr. Simon had the right to terminate the 1996 Simon Employment Agreement at any time for 'Good Reason'. The 1996 Simon Employment Agreement provided that Good Reason was deemed to exist upon the occurrence of a merger, consolidation or other business combination of Designer Holdings (other than such a transaction in which the Designer Holdings stockholders continue to own beneficially more than 80% of the then outstanding voting securities of Designer Holdings) or any person or group (as such term is defined under the Exchange Act), or group of related persons (other than CEP II), owning beneficially more than 50% of the then outstanding voting stock of Designer Holdings. The 1996 Simon Employment Agreement provided that upon a termination by Mr. Simon for Good Reason, Mr. Simon would be entitled, in addition to any accrued base salary and annual bonus earned but not yet paid, a lump sum payment in an amount equal to the sum of (i) Mr. Simon's highest annual base salary during the term of the 1996 Simon Employment Agreement multiplied by 2.99 (299%) and (ii) Mr. Simon's average annual bonus paid or payable with respect to the then immediately preceding three fiscal years multiplied by 2.99 (299%); provided that the amount payable would not exceed $9 million in the aggregate and would be reduced to the extent required so that Mr. Simon would not incur any obligation to pay any excise tax pursuant to Section 4999 of the Code (the 'Excise Tax Reduction'). Prior to the execution of the Merger Agreement and the Exchange Agreement, Mr. Simon informed Designer Holdings of his intent to terminate the 1996 Simon Employment Agreement for Good Reason upon consummation of the Exchange.

     In connection with the execution of the Merger Agreement and the Exchange Agreement, on September 25, 1997, Mr. Simon entered into an agreement (the 'New Simon Employment Agreement') with Warnaco pursuant to which Mr. Simon is employed as President and Chief Executive Officer of the Designer Holdings subsidiary of Warnaco for a two-year term, which became effective upon consummation of the Exchange. Simultaneously with the consummation of the Exchange, in connection with the simultaneous termination of the 1996 Simon Employment Agreement, Designer Holdings made a cash payment to Mr. Simon in the amount of approximately $2.6 mil-lion, representing $9 million, less approximately $1.2 million as a result of the Excise Tax Reduction, $2.9 million in withholding and other taxes and $2.3 million in loans and other amounts owed by Mr. Simon to Designer Holdings.

     Pursuant to the New Simon Employment Agreement, Mr. Simon is entitled to receive a base salary of $1,500,000 per year and a bonus (the 'Bonus'), to the extent Designer Holdings achieves certain EBIT targets for the 1998 and 1999 fiscal years, of either 100% or 125% of the actual base salary paid to Mr. Simon for the prior fiscal year. Commencing in fiscal 1998, Mr. Simon will also be eligible to participate in Warnaco's Supplemental Incentive Compensation Plan. Combined payment of the bonus amount and amounts under the Supplemental Incentive Compensation Plan are limited to 150% of base salary earned for the prior fiscal year. Mr. Simon is also entitled to participate in the other benefit plans available to employees of Warnaco or Designer Holdings. Mr. Simon is also entitled to certain other benefits and perquisites, including severance payments in the event that he is terminated by Warnaco without Cause (as defined in the New Simon Employment Agreement), as well as in the event that he voluntarily terminates his employment at least six months after the effective date of the New Simon Employment Agreement. Pursuant to the New Simon Employment Agreement, Mr. Simon is also eligible to participate in Warnaco's Amended and Restated 1993 Stock Plan (the 'Warnaco Stock Plan'). Pursuant to the Warnaco Stock Plan, Mr. Simon will be granted on or prior to January 31, 1998, an option to purchase 100,000 shares, priced as of the date of such grant, of Warnaco Common Stock.

TREATMENT OF DESIGNER HOLDINGS STOCK OPTIONS

     Pursuant to the Designer Holdings 1996 Stock Option and Incentive Plan and the 1996 Outside Director Stock Option Plan (collectively, the 'Stock Plans'), all outstanding stock options become immediately exercisable upon a Change in Control of Designer Holdings. The Stock Plans define Change in Control to include, among other things, approval by the stockholders of Designer Holdings of a merger or consolidation of Designer Holdings with any other corporation. Each outstanding option (each, a 'Designer Holdings Stock Option') granted by Designer Holdings to purchase shares of Designer Holdings Common Stock under the Stock Plans was cancelled, effective upon the closing of the Exchange, if the exercise price of such Designer Holdings Stock Option equaled or exceeded $11 per share. In exchange for the cancellation of such Designer Holdings Stock Options and to compensate certain employees in lieu of granting options, Designer Holdings has committed to pay, upon the consummation of the Merger, an aggregate of $3.5 million to those employees whose Designer Holdings Stock Options are so cancelled. The amounts of the payments to each of the named executive officers (other than Arnold and Debra Simon, who will not receive such payments) are as follows: Maurice Dickson (who is no longer employed by Designer Holdings) -- $550,000; Daniel Gladstone -- $450,000; and David
Fidlon -- $350,000. New Rio has also agreed to provide payments in equal amounts to such employees subsequent to consummation of the Merger or, if earlier, upon termination of the Merger Agreement.

     Any outstanding Designer Holdings Stock Option with an exercise price below $11 per share will be deemed to constitute an option (each, a 'Warnaco Stock Option') to acquire, on the same terms and conditions as were applicable to the Designer Holdings Stock Option, that number of shares of Warnaco Common Stock equal to the product of (i) the number of shares of Designer Holdings Common Stock issuable upon exercise of such Designer Holdings Stock Option and (ii) the Exchange Ratio, at a price per share equal to (1) the aggregate exercise price for the shares of Designer Holdings Common Stock otherwise purchasable pursuant to such Designer Holdings Stock Option divided by (2) the number of shares of Warnaco Common Stock issuable per share of Designer Holdings Common Stock upon exercise of such Designer Holdings Stock Option; provided that after aggregating all the shares subject to Designer Holdings Stock Options of any holder, any fractional share of Warnaco Common Stock resulting from such calculation will be rounded down to the nearest whole share. As a result of the foregoing, upon the consummation of the Merger, the outstanding Designer Holdings Stock Options will be deemed to constitute

Warnaco Stock Options to acquire an aggregate of 82,944 shares of Warnaco Common Stock, 81,972 of which will be held by Peter Damon Brown and 972 of which will be held by the estate of Fred Zuckerman. Mr. Brown is a director of, and consultant to, Designer Holdings, and Mr. Zuckerman, prior to his death, was a director of Designer Holdings.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     Pursuant to the Merger Agreement, Designer Holdings, as the surviving corporation in the Merger, has agreed to indemnify all present and former directors and officers of Designer Holdings and its subsidiaries for a period of six years after the effective time of the Merger for acts or omissions occurring prior to such effective time to the fullest extent now provided in their respective certificates of incorporation or by-laws and to the extent such acts or omissions are uninsured. Designer Holdings has also agreed to indemnify any such person in the event that Designer Holdings' insurance does not fully indemnify such person. In the event that Designer Holdings' insurance is insufficient to fully indemnify any such person, Warnaco will, consistent with applicable law, indemnify such person to the same extent as provided in Designer Holdings' certificate of incorporation and by-laws. Warnaco has also agreed to indemnify the Sellers for all claims asserted by other stockholders of Designer Holdings, including derivative lawsuits, costs of defense, settlement, judgment and other amounts, in connection with the transactions contemplated by the Merger Agreement and the Exchange Agreement alleging any breach of fiduciary duty on the part of New Rio as a result of the transactions contemplated by the Exchange Agreement to the extent such indemnification is consistent with applicable law. As described under 'The Merger -- Certain Stockholder Litigation', the directors of Designer Holdings are currently parties to litigation relating to the Merger for which they are entitled to indemnification by Designer Holdings as set forth above.

     Warnaco has further agreed to cause to be maintained for a period of six years from the Effective Time Designer Holdings' current directors' and officers' insurance and indemnification policy (or at Warnaco's option a replacement policy having terms no less advantageous than Designer Holdings' current policy) to the extent that it provides coverage for events occurring prior to such effective time for all persons who are or were directors and officers of Designer Holdings on the date of the Merger Agreement, so long as the annual premium for such insurance policy would not exceed 150% of the last annual premium paid prior to the date of the Merger Agreement. See 'The Merger Agreement -- Certain Covenants -- Indemnification and Insurance of Designer Holdings Directors and Officers'.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement set forth below is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by reference.

GENERAL

     The Merger Agreement contemplates the merger of WAC with and into Designer Holdings, with Designer Holdings surviving the Merger as a wholly owned subsidiary of Warnaco (the 'Surviving Corporation'). The Merger will become effective upon the filing of, or at any subsequent time stated in, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware. It is anticipated that the filing will be made as soon as practicable after the closing under the Merger Agreement, which, unless the parties to the Merger Agreement otherwise agree, is to occur no later than the second business day after the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied or waived.

MERGER CONSIDERATION

     The Merger Agreement provides that each share of Designer Holdings Common Stock outstanding immediately prior to the Effective Time (except as described in the next sentence) will, at the Effective Time, be converted into the right to receive 0.324 of a fully paid and non-assessable share of Warnaco Common Stock. All shares of Designer Holdings Common Stock that are owned by Designer Holdings as treasury stock or otherwise and any shares of Designer Holdings Common Stock owned by Warnaco or any subsidiary of Warnaco or by any subsidiary of Designer Holdings will, at the Effective Time, be cancelled and retired and will cease to exist and no payment will be made for such shares.

TREATMENT OF TOPRS AND CONVERTIBLE DEBENTURES

     Designer Holdings has outstanding $123,711,350 of its Convertible Debentures which are held by its wholly owned subsidiary Designer Finance Trust. Designer Finance Trust has outstanding 2,400,000 of its TOPrS. The Convertible Debentures and the TOPrS are convertible into 2.126 shares of Designer Holdings Common Stock (.6888 shares of Warnaco Common Stock after giving effect to the Merger, determined by multiplying 2.126, the conversion ratio of the TOPrS, by 0.324, the Exchange Ratio), or 1,653,177 shares in the aggregate, at an effective conversion price of $23.52 per share of Designer Holdings Common Stock ($72.59 per share of Warnaco Common Stock after giving effect to the Merger). Under the terms of the Merger Agreement, Warnaco and Designer Holdings have agreed to take such steps as are necessary to ensure that the holders of the TOPrS will, after the Effective Time, have the right to convert the TOPrS into shares of Warnaco Common Stock on the terms and conditions set forth in the indenture relating to the Convertible Debentures. Warnaco currently expects that following the consummation of the Merger, Warnaco will enter into a guarantee of Designer Holdings' obligations to the holders of the TOPrS and an indenture supplemental to such indenture pursuant to which it will become jointly and severally liable with Designer Holdings for the Convertible Debentures. Neither the Warnaco stockholders nor the Designer Holdings stockholders are being asked to approve any of the foregoing changes relating to the TOPrS.

TREATMENT OF DESIGNER HOLDINGS STOCK OPTIONS

     Pursuant to the Merger Agreement, each option granted by Designer Holdings to purchase shares of Designer Holdings Common Stock under the Stock Plans outstanding immediately prior to the Effective Time will be adjusted to provide that at the Effective Time, such stock option will be cancelled if the exercise price thereof equals or exceeds $11 per share. With respect to any Designer Holdings Stock Options not cancelled in accordance with the preceding sentence, such Designer Holdings Stock Options will be deemed to constitute options to acquire, on the same terms and conditions as were applicable under such Designer Holdings Stock Option, a number of shares of Warnaco Common Stock equal to the product of (1) the number of shares of Designer Holdings Common Stock issuable upon exercise of such Designer Holdings Stock Option and (2) the Exchange Ratio, at a price per share equal to (1) the aggregate exercise price for the shares of Designer Holdings Common Stock otherwise purchasable pursuant to such Designer Holdings Stock Option divided by (2) the number of shares of Warnaco Common Stock issuable per share of Designer Holdings Common Stock upon exercise of such Designer Holdings Stock Option; provided that after aggregating all the shares subject to Designer Holdings Stock Options of any holder, any fractional share of Warnaco Common Stock resulting from such calculation will be rounded down to the nearest whole share. Because the terms of certain Designer Holdings Stock Options will result in those options becoming exercisable immediately upon a change in control, the options to acquire Warnaco common stock, into which the Designer Holdings Stock Options will be deemed to have been converted, likewise will be exercisable immediately at the Effective Time. For additional information on Designer Holdings Stock Options, see 'Interests of Certain Persons in the Merger -- Treatment of Designer Holdings Stock Options'.

EXCHANGE OF SHARES

     Prior to the Effective Time, Warnaco will appoint an agent (the 'Exchange Agent') for the purpose of exchanging certificates representing shares of Designer Holdings Common Stock for certificates representing shares of Warnaco Common Stock. Warnaco will deposit certificates representing shares of Warnaco Common Stock with the Exchange Agent for conversion of shares as described above under ' -- Merger Consideration'. Promptly after the Effective Time, Warnaco or the Exchange Agent will send each holder of Designer Holdings Common Stock a letter of transmittal for use in the exchange and instructions explaining how to surrender certificates to the Exchange Agent. Holders of Designer Holdings Common Stock that surrender their certificates to the Exchange Agent, together with a properly completed letter of transmittal, will receive Warnaco Common Stock certificates representing such number of shares as such holders are entitled in accordance with the Exchange Ratio except as set forth in the next following paragraph. Holders of unexchanged shares of Designer Holdings Common Stock will not be entitled to receive any dividends or other distributions payable by Warnaco after the Effective Time until their certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions payable on the related shares of Warnaco Common Stock subsequent to the Effective Time, without interest, together with cash in lieu of fractional shares (paid as described in the following paragraph).

     No fractional shares of Warnaco Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Designer Holdings Common Stock who otherwise would be entitled to receive a fractional share of Warnaco Common Stock pursuant to the Merger will be paid an amount in cash equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Warnaco Common Stock (the 'Excess Shares'), if any, that would have been issued in the Merger. As soon as practicable following the Effective Time, the Exchange Agent will determine the number of Excess Shares, if any, and the Exchange Agent, as agent of such holders, will sell any such Excess Shares at the then prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to such holders will be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to such holders, the Exchange Agent will hold such proceeds in trust for such holders. As soon as practicable after the determination of the amount of cash, if any, to be paid to such holders in lieu of any fractional shares of Warnaco Common Stock, the Exchange Agent will make available such amounts, without interest, to such holders who have surrendered their certificates.

     In contrast to the treatment of fractional shares in the Merger, the Exchange Agreement provided that to the extent the aggregate number of shares of Warnaco Common Stock to be issued to New Rio was to result in the issuance by Warnaco of a fractional share, such fractional share was to be rounded to the nearest whole number. As a result of such calculation, the aggregate shares issued to New Rio was reduced by 0.23 of a Warnaco share, which as of the close of business on October 14, 1997, the closing date for the Exchange, had a value of $7.3169.

CERTAIN COVENANTS

     Interim Operations of Designer Holdings. From September 25, 1997 (the date of execution of the Merger Agreement) until the Effective Time, Designer Holdings and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice and to use their reasonable best efforts to preserve intact their business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, sup-pliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the foregoing, during this period, each of Designer Holdings and its subsidiaries is subject to restrictions on (subject to certain limited exceptions), among other things: declaring, setting aside or paying any dividends with respect to its capital stock, other than dividends and distributions paid by Designer Finance Trust on the TOPrS in accordance with their terms; splitting, combining or reclassifying any of its capital stock or issuing any other securities in respect of its capital stock; purchasing, redeeming or otherwise acquiring its or its subsidiaries capital stock or other securities or any rights, warrants or options to acquire any such shares or other securities; authorizing for issuance, issuing, delivering, selling, transferring, pledging or otherwise encumbering equity securities or options or other securities convertible into or exercisable for equity securities; amending its organizational documents; agreeing to enter into or entering into any acquisition, merger, consolidation or other significant transaction; selling, leasing, licensing, mortgaging or otherwise encumbering or subjecting to any other lien or otherwise disposing of assets, except that Designer Holdings may sublease its distribution centers in North Arlington and Secaucus, New Jersey and its executive offices in New York City; incurring any indebtedness or guaranteeing the indebtedness of another person or entering into any arrangement having the economic effect of either of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice; amending the terms of any outstanding security in a manner that increases its obligations thereunder; making any loans, advances or capital contributions to, or investments in, any person other than Designer Holdings or any of its subsidiaries; acquiring any assets (other than inventory) in excess of $250,000 in the aggregate; paying, discharging or satisfying any claims, liabilities or obligations, or waiving, releasing, granting, or transferring any rights of value or modifying or changing any existing material licenses, leases, contracts or other documents; adopting a plan of complete or partial liquidation or dissolution or any other significant transaction; entering into or amending any collective bargaining agreement; changing its accounting principles; settling or compromising any litigation; eliminating any of its facilities; entering into, amending or terminating any lease or purchasing any real estate; taking certain actions with respect to tax matters; changing the composition of the Designer Holdings Board, except as contemplated by the Merger Agreement; and authorizing, committing or agreeing to take any of the foregoing actions.

     Designer Holdings has further agreed that neither it nor its subsidiaries will, without the written consent of Warnaco, adopt or amend any arrangement for the benefit or welfare of any employee, director or former director or employee of Designer Holdings, increase any compensation or benefits of any director, employee, or former director or employee or pay any benefit not required by any existing arrangement. Designer Holdings has also agreed that neither it nor any of its subsidiaries will grant any new or modified severance or termination arrangement or increase any benefits payable under its severance or termination pay policies in effect at the time of entering into the Merger Agreement.

     Interim Operations of Warnaco. From September 25, 1997 until the Effective Time, Warnaco is required, to the extent consistent with its reasonable commercial judgment and to the extent material, to use its reasonable best efforts to preserve intact its and its subsidiaries business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the foregoing, during this period, Warnaco will not, without the prior written consent of Designer Holdings, adopt a plan of complete or partial liquidation or dissolution or agree to enter into any merger, consolidation or other significant corporate transaction.

     No Solicitation by Designer Holdings. Designer Holdings has covenanted in the Merger Agreement that it will not, and that it will cause its representatives and subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any inquiries, offers or proposals or any

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
indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Designer Holdings or any significant subsidiary of Designer Holdings other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an 'Acquisition Proposal') or participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating thereto; provided, that prior to the consummation of the Exchange, Designer Holdings would have been permitted to participate in negotiations or discussions with, and provide nonpublic information to, any person concerning an Acquisition Proposal submitted in writing to the Designer Holdings Board if (i) such Acquisition Proposal were not solicited, initiated or encouraged in violation of the Merger Agreement, (ii) the Designer Holdings Board in its good faith judgment, believed that such Acquisition Proposal was reasonably likely to result in an Alternative Transaction that would be more favorable to the stockholders of Designer Holdings than the Merger or the Merger Agreement, (iii) failing to take such action would have constituted a breach of the Designer Holdings Board's fiduciary duties under applicable law and (iv) prior to providing any nonpublic information to any such person, such person enters into a confidentiality agreement substantially similar to the confidentiality agreement entered into with Warnaco. The Designer Holdings Board further agreed not to recommend that the stockholders of Designer Holdings tender or exchange any shares of Designer Holdings Common Stock in connection with any tender or exchange offer unless failing to make such a recommendation would constitute a breach of the Designer Holdings Board's fiduciary duties under applicable law. Designer Holdings is required to notify Warnaco promptly if any Acquisition Proposal is made and keep Warnaco advised of all material developments concerning such Acquisition Proposal. 'Alternative Transaction' means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Warnaco or its subsidiaries (a 'Third Party') acquires or would acquire more than 15% of the then outstanding shares of Designer Holdings Common Stock, whether from Designer Holdings, New Rio or pursuant to a tender offer or exchange offer or otherwise, (ii) any direct or indirect acquisition or proposed acquisition of Designer Holdings or any of its significant subsidiaries by means of a merger or other business combination transaction (including any so-called 'merger of equals' and whether or not Designer Holdings or any of its significant subsidiaries is the entity surviving any such merger or business combination transaction) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Designer Holdings and any entity surviving any merger or business combination including any of them) of Designer Holdings or any of its subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of Designer Holdings and its subsidiaries, taken as a whole, immediately prior to such transaction.

     Designer Holdings Board's Covenant to Recommend. The Designer Holdings Board has agreed to recommend to Designer Holdings stockholders the approval and adoption of the Merger Agreement and the Merger. The Designer Holdings Board is not permitted to withdraw, amend or modify such recommendation in a manner adverse to Warnaco.

     Warnaco Board's Covenant to Recommend. Warnaco's Board is obligated to call a meeting of its stockholders for the purpose of voting on the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures and, at such meeting, to recommend approval by Warnaco stockholders of such issuance of shares of Warnaco Common Stock.

     Reasonable Best Efforts. Each of the parties has agreed to use its reasonable best efforts to take all actions and do all things necessary or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement.

     Certain Employee Benefits Matters. The Merger Agreement provides that Warnaco will (subject to certain exceptions) provide that all retained employees of Designer Holdings and its subsidiaries not subject to collective bargaining agreements will participate in Designer Holdings' existing

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
employee benefit plans (other than stock-based plans) or, at Warnaco's option, participate in Warnaco's employee benefit plans and arrangements (other than those plans that are the subject of collective bargaining) on a basis no less favorable in the aggregate than similarly situated employees of Warnaco and its subsidiaries and, with respect to employees who are the subject of collective bargaining agreements, they will be provided with all benefits and other terms and conditions of employment in accordance with the applicable collective bargaining agreement.

     Indemnification and Insurance of Designer Holdings Directors and Officers. Pursuant to the Merger Agreement, (i) the Surviving Corporation (and, to the extent the Surviving Corporation's insurance is not sufficient, Warnaco) has agreed to indemnify, after the Effective Time and for six years thereafter, all directors and officers of Designer Holdings and its subsidiaries, to the fullest extent provided in the respective certificates or incorporation or by-laws and to the extent consistent with applicable law, for acts and omissions occurring prior to the Effective Time, to the extent such acts or omissions are uninsured, and (ii) Warnaco has agreed to indemnify, after the Effective Time and for six years thereafter, the Sellers, to the extent such indemnification is consistent with applicable law, for all claims asserted by any other Designer Holdings stockholder alleging any breach of fiduciary duty in connection with the transactions contemplated by the Merger Agreement and the Stock Exchange Agreement. The Merger Agreement also provides that for a period of six years after the Effective Time, Warnaco will cause to be maintained in effect Designer Holdings' existing policy of directors' and officers' liability insurance (or a replacement policy having terms no less advantageous) with respect to events occurring at or prior to the Effective Time; provided that if the annual premium for such insurance during such six-year period exceeds 150% of the annual premiums paid by Designer Holdings as of September 25, 1997 for such insurance (such 150% amount, the 'Maximum Premium') then Warnaco will provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to the Maximum Premium. See 'Interests of Certain Persons in the Merger -- Indemnification; Directors' and Officers' Insurance'.

     Board of Directors. Pursuant to the Merger Agreement, upon the closing of the Exchange Warnaco designated four directors to be appointed to the Designer Holdings Board, which, upon the resignation of two existing directors of Designer Holdings resulted in Warnaco controlling a majority of the Designer Holdings Board. The Designer Holdings Board is required to have, until the Effective Time, at least one director who was a director of Designer Holdings prior to the closing of the Exchange (the 'Continuing Director'); provided, however, that if no Continuing Director remains, the other directors may designate an individual to fill such vacancy who will not be an officer, director, employee or affiliate of Warnaco or any of its affiliates and will otherwise be an 'independent director' under the rules of the NYSE (such designee to be deemed to be a Continuing Director for purposes of the Merger Agreement). Prior to the Effective Time, any termination or amendment of the Merger Agreement by Designer Holdings, any extension by Designer Holdings of time for the performance of any of the obligations or other acts of Warnaco or any waiver or assertion of any of Designer Holdings' rights pursuant to the Merger Agreement will require the concurrence of a majority of the Continuing Directors.

     Voting of Designer Holdings Shares. Warnaco has agreed to vote (or cause to be voted) in favor of the Designer Holdings Merger Proposal all shares of Designer Holdings Common Stock owned by it or its subsidiaries on the record date for the Designer Holdings Meeting.

     Anti-Dilution. In connection with the Exchange, Designer Holdings has agreed that in the event that prior to the earlier of the Effective Time and two years after the closing of the Exchange the Designer Holdings shares acquired by Warnaco in the Exchange cease to represent a majority of the outstanding Designer Holdings Common Stock as a result of issuances of Designer Holdings Common Stock by Designer Holdings, upon notice from Warnaco Designer Holdings will sell to Warnaco at a per share price in cash equal to the product of 0.324 and the average closing price of Warnaco common stock on the NYSE for the five consecutive trading days prior to the date of such notice, such number of shares of Designer Holdings Common Stock as is necessary so

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
that the total number of shares of Designer Holdings Common Stock held by Warnaco represents a majority of the outstanding Designer Holdings shares.

     Certain Other Covenants. The Merger Agreement contains certain other customary covenants of the parties, including covenants relating to: preparation and distribution of this Joint Proxy Statement/Prospectus; public announcements; delivery of accountants' letters; access to information; cooperation; confidential treatment of nonpublic information; and delivery by Designer Holdings of 'affiliates' letters' pursuant to Rule 145 under the Securities Act.

     The Merger Agreement also contains certain covenants of Warnaco, including covenants requiring Warnaco to use its reasonable best efforts to list the shares of Warnaco Common Stock to be issued in the Merger and under certain stock plans of Designer Holdings on the NYSE at or prior to the Effective Time, subject to official notice of issuance.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains substantially reciprocal representations and warranties made by Warnaco and Designer Holdings to each other as to, among other things: due organization and good standing; ownership of subsidiaries; capitalization; corporate authorization to enter into the contemplated transactions; filings with the SEC; information provided by it for inclusion in this Joint Proxy Statement/Prospectus; absence of certain material changes since the date of the most recent audited financial statements; litigation; compliance with laws; certain payments to employees as a result of the transactions contemplated by the Merger Agreement; certain tax matters; material contract defaults; finders fees; the receipt of opinions of financial advisors; recommendation of its Board of Directors to approve the Merger Agreement and the transactions contemplated thereby; stockholder vote required to approve the contemplated transactions; sufficiency of assets; and trademarks and related contracts; as to Warnaco only, the interim operations of WAC; and, as to Designer Holdings only, certain labor matters; employee benefit matters; the inapplicability of Section 203 of the DGCL in connection with the Exchange and the transactions contemplated by the Merger Agreement; environmental matters; agreements restricting the ability of Designer Holdings to compete; real property; and transactions with affiliates.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions: (i) the approval by the respective stockholders of Designer Holdings and Warnaco of the Designer Holdings Merger Proposal and the Warnaco Merger Proposal; (ii) the shares of Warnaco Common Stock to be issued in the Merger having been listed on the NYSE, subject to official notice of issuance; (iii) the expiration or early termination of the applicable waiting period under the HSR Act; (iv) the absence of any order, injunction, or other legal restraint or prohibition enjoining or preventing the consummation of the Merger; and (v) Warnaco's registration statement on Form S-4 with respect to the shares of Warnaco Common Stock to be issued in the Merger having become effective under the Securities Act and not being subject to any stop order or related proceedings by the SEC.

     Conditions to the Obligations of Warnaco and WAC. The obligations of Warnaco and WAC to effect the Merger are further subject to the receipt by Warnaco of an opinion of Simpson Thacher to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Warnaco, WAC and Designer Holdings will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     It is not a condition to Warnaco's obligation to close the Merger that the representations and warranties of Designer Holdings in the Merger Agreement are true and correct or that Designer Holdings has complied with its obligations under the Merger Agreement. Therefore, even if an event has occurred that has had a material adverse effect on Designer Holdings' business, or if

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
Designer Holdings has run its business outside the ordinary course or its license with CKI has been terminated, Warnaco will still be obligated to close the Merger so long as all the other conditions to the Merger are satisfied, including receipt of the Warnaco Stockholder Approval.

     Conditions to the Obligations of Designer Holdings. The obligation of Designer Holdings to effect the Merger is further subject to the receipt by Designer Holdings of an opinion of Skadden Arps to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Warnaco, WAC and Designer Holdings will each be a party to the reorganization within the meaning of
Section 368(b) of the Code.

     Waiver of Conditions to the Merger. Certain of the conditions to the Merger, but not those under 'Conditions to Each Party's Obligations to Effect the Merger' above, may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT

     Right to Terminate. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of matters presented in connection with the Merger by the stockholders of Designer Holdings or Warnaco:

          (a) by mutual written consent of Warnaco and Designer Holdings;

          (b) by either Warnaco or Designer Holdings if:

             (i) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, within the United States or any other jurisdiction in which either Designer Holdings or Warnaco, directly or indirectly, has material assets or operations, shall issue a final, nonappealable order, decree or ruling or taken any other final, nonappealable action enjoining, restraining or otherwise prohibiting the Merger; or

             (ii) if the Merger has not been consummated on or before June 30, 1998 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder required to be performed at or prior to the Effective Time);

          (c) by Warnaco if the affirmative vote of the holders of a majority of the outstanding shares of Designer Holdings Common Stock in favor of the approval and adoption of the Merger and the Merger Agreement is not obtained at the Designer Holdings Meeting; or

          (d) by Designer Holdings if:

             (i) the affirmative vote of the holders of a majority of the shares of Warnaco Common Stock present in person or by proxy at the Warnaco Meeting and entitled to vote thereat in favor of the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures is not obtained at the Warnaco Stockholder Meeting; or

             (ii) the Board of Directors of Warnaco withdraws, modifies or changes its approval or recommendation of the Merger Agreement or the transactions contemplated thereby in a manner adverse to Designer Holdings or resolves to do so.

     In the event of a valid termination of the Merger Agreement by either Designer Holdings or Warnaco, the Merger Agreement will become void and will have no effect, without any liability or obligation on the part of Warnaco, WAC or Designer Holdings, other than under the provisions of the Merger Agreement relating to confidential treatment of proprietary information, fees and expenses, the exemption of Warnaco and WAC from Section 203 of the DGCL with respect to Designer Holdings, the provision described above under ' -- Certain Covenants -- Anti-Dilution', and certain other provisions relating principally to the Exchange.

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
     Termination Fees and Expenses Payable by Designer Holdings. Designer Holdings has agreed to pay Warnaco an amount equal to $12,500,000 plus all out-of-pocket expenses (not to exceed $3,000,000) incurred by Warnaco in connection with the transactions contemplated by the Merger Agreement if (a) an Alternative Transaction is publicly commenced, disclosed, proposed or communicated to Designer Holdings on or after September 25, 1997 and on or prior to the date of the Designer Holdings Meeting, (b) either Warnaco or Designer Holdings terminates the Merger Agreement in accordance with paragraph (b)(ii) under ' -- Right to Terminate' above or Warnaco terminates the Merger Agreement in accordance with paragraph (d) under ' -- Right to Terminate' above because the Designer Holdings stockholders have not voted for approval and adoption of the Merger Agreement by June 30, 1998, and (c) thereafter on or prior to the second anniversary of the date of termination such Alternative Transaction is consummated or there is consummated any other Alternative Transaction.

OTHER EXPENSES

     Except as described above, all fees and expenses incurred in connection with the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses; provided that Warnaco and Designer Holdings will share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus and the registration statement for the shares of Warnaco Common Stock to be issued in the Merger and any amendments or supplements thereto. Designer Holdings will pay all transfer, documentary, sales, use, registration, stock transfer taxes and all other such taxes and related fees incurred in connection with the Merger Agreement and the transactions contemplated thereby.

AMENDMENTS; WAIVERS

     Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if (a) the amendment or waiver is in writing and signed, in the case of an amendment, by Designer Holdings and Warnaco or, in the case of a waiver, by the party against whom the waiver is to be effective, and (b) such amendment or waiver is approved by a majority of the Continuing Directors; provided that after the approval of the Merger Agreement by the stockholders of Designer Holdings or Warnaco, there shall be made no amendment that by law requires further approval by stockholders without the further approval of such stockholders.

                             THE EXCHANGE AGREEMENT

     As an inducement and a condition to Warnaco and WAC entering into the Merger Agreement, the Sellers entered into the Exchange Agreement with Warnaco. The summary of the Exchange Agreement set forth below is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached as Annex B to this Joint Proxy Statement/Prospectus and incorporated herein by reference.

     Transfer of Shares. Pursuant to the Exchange Agreement, prior to the closing of the Exchange, New Rio transferred 225,374 shares of Designer Holdings Common Stock to one of the members of New Rio. Such member has remained fully subject to, and is obligated to comply with and is entitled to the benefits of, all of the covenants and agreements contained in the Exchange Agreement and applicable to New Rio, including the obligation to vote his Warnaco Shares in favor of the Warnaco Merger Proposal.

     The Exchange. Pursuant to the Exchange Agreement, on October 14, 1997, New Rio and the Seller referred to under ' -- Transfer of Shares' above transferred all of the 16,483,868 shares of Designer Holdings Common Stock owned by them to Warnaco in exchange for 5,267,752 and 73,021 shares of Warnaco Common Stock, respectively, calculated in accordance with the Exchange

                                       59



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
Ratio. The shares of Warnaco Common Stock issued to New Rio and such Seller pursuant to the Exchange are referred to herein as the 'Exchange Shares.'

     No Solicitation by Sellers. The Sellers have covenanted in the Exchange Agreement that they will not, and that they will cause their representatives and subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any inquiries, offers or proposals or any indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Designer Holdings or any significant subsidiary of Designer Holdings other than the Merger or participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal. The Sellers are required to notify Warnaco promptly if any such inquiry or proposal is made and keep Warnaco apprised of all material developments concerning any such inquiry or proposal.

     Transfer of Shares of Warnaco Common Stock. The Sellers have agreed not to, directly or indirectly, offer, sell, transfer, tender, pledge or encumber, assign or otherwise dispose of any shares of Warnaco Common Stock (a) until the earlier of (i) such time at or after the Effective Time that is no earlier than the time when holders of Designer Holdings Common Stock can sell the shares of Warnaco Common Stock issued pursuant to the Merger (without giving effect to any restrictions under applicable securities laws) and (ii) the termination of the Merger Agreement in accordance with its terms, (b) unless and until the same are registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available and (c) other than in accordance with the terms of any letter entered into for tax purposes relating to restrictions on selling the Exchange Shares (a 'Lock-Up Letter'), including the letter dated as of October 14, 1997 among the Sellers and Warnaco pursuant to which the Sellers agreed not to sell, transfer or otherwise dispose of in excess of 80% of the Warnaco Shares acquired in the Exchange for a period of at least one year from the Effective Time.

     Standstill. Each Seller has agreed that, until such Seller ceases to beneficially own at least 25% of the Exchange Shares acquired by it or him in the Exchange, such Seller will not (a) acting alone or in concert with others, seek to affect or influence the control of Warnaco's management or Board or the business, operations or policies of Warnaco; (b) deposit any shares of Warnaco Common Stock or securities exercisable or exchangeable or convertible into shares of Warnaco Common Stock, or other securities having the right to vote generally with shares of Warnaco Common Stock (collectively 'Warnaco Voting Securities') in a voting trust or subject any Warnaco Voting Securities to any proxy, arrangement or agreement with respect to the voting of such Warnaco Voting Securities or other agreement having similar effect; (c) initiate or propose any stockholder proposal or make, or in any way, participate in, directly or indirectly, any 'solicitation' of 'proxies' to vote, other than in connection with the Merger and the Merger Agreement, or intentionally seek in an organized fashion to influence any person with respect to the voting of, any Warnaco Voting Securities in a manner inconsistent with the position of Warnaco's Board or become a 'participant' in a 'solicitation' (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), as in effect on September 25, 1997) in opposition to the recommendation of the majority of the directors of Warnaco with respect to any matter; (d) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Warnaco Voting Securities, or, otherwise become a 'person' within the meaning of Section 13(d)(3) of the Exchange Act relating to any of the matters described in clauses (a), (b) or (c); or (e) take any other action inconsistent with the provisions described above.

     Registration Rights. Warnaco has agreed to use its reasonable best efforts to file and have declared effective as soon as practicable following the Effective Time a registration statement under the Securities Act for resales of the shares of Warnaco Common Stock issued to New Rio in the Exchange and not subject to a Lock-Up Letter. Upon the request of New Rio and following the termination of any Lock-Up Letter, Warnaco has agreed to use its reasonable best efforts to add to such registration statement Exchange Shares that had been subject to any such Lock-Up

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Letter. Notwithstanding anything else contained in the Exchange Agreement,
Warnaco is obligated to keep such registration statement effective until the earliest of (i) 24 months after the Effective Time, (ii) such time as all shares of Warnaco Common Stock covered by such registration statement are sold or disposed of and (iii) such time as all such shares of Warnaco Common Stock are freely tradeable.

     Non-Competition. Each of CEP II and Arnold H. Simon has also covenanted that, subject to certain limited exceptions, commencing on October 14, 1997 and until October 14, 1999, it will not, and, as to Mr. Simon, he will cause his affiliates not to, in North America, South America and Central America, directly or indirectly, invest in (other than a passive equity investment constituting no more than 5% of the equity of the subject company), engage in, become financially interested in, or be employed by, whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, if it involves engaging in, or rendering services that are integral to the business of or advice pertaining to, any lines of business Warnaco was actively conducting on September 25, 1997, or October 14, 1997, except in connection with the written consent of Warnaco, or, in the case of CEP II, in connection with its investments existing on September 25, 1997, nor will CEP II or Mr. Simon solicit any business of the type conducted by Designer Holdings from any customer of Designer Holdings or hire any employee of Designer Holdings or any of its subsidiaries.

     Each Seller has further covenanted to hold in strict confidence all data and information relating to the business of Designer Holdings and its subsidiaries obtained in the course of its ownership of shares or participation in the management of Designer Holdings or any of its subsidiaries or otherwise which is either non-public, confidential or proprietary in nature and that it will, subject to any requirement of law or tribunal order, keep such information confidential and will not, without the prior written consent of Warnaco, disclosed any such information to any person.

     Waiver of Dividend. The Sellers have irrevocably waived their right, with respect to the Exchange Shares, to receive any dividend declared by Warnaco's Board that is payable to holders of record of Warnaco Common Stock as of a record date subsequent to October 14, 1997, and prior to the Effective Time.

                                  THE MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Warnaco Common Stock by the Warnaco Board for use at the Warnaco Meeting and (ii) from the holders of Designer Holdings Common Stock by the Designer Holdings Board for use at the Designer Holdings Meeting. This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective stockholders of Warnaco and Designer Holdings on or about November 14, 1997.

TIMES AND PLACES; PURPOSES

     The Warnaco Meeting will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on December 12, 1997, starting at 10:00 a.m., New York time. At the Warnaco Meeting, the stockholders of Warnaco will be asked to consider and vote upon (i) the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures (the 'Warnaco Merger Proposal'), and (ii) if necessary, to approve any adjournment of the Warnaco Meeting without further notice except by announcement at the meeting being adjourned.

     The rules of the NYSE require that a listed company's stockholders approve the issuance of securities in any transaction or series of transactions in which the aggregate number of shares to be issued would exceed 20% of the total shares issued and outstanding prior to such issuance. The aggregate number of shares of Warnaco Common Stock to be issued in the Exchange, the Merger and upon any conversions of the Convertible Debentures would exceed 20% of

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the outstanding shares of Warnaco Common Stock prior to the Exchange, which is why we are seeking the approval of the Warnaco stockholders. However, failure to obtain the requisite stockholder approval of the Warnaco Merger Proposal will not have any effect on the Exchange, which has already occurred.

     The Designer Holdings Meeting will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on December 12, 1997, starting at 9:30 a.m., New York time. At the Designer Holdings Meeting, the stockholders of Designer Holdings will be asked to consider and vote upon (i) the approval and adoption of the Merger Agreement and the Merger (the 'Designer Holdings Merger Proposal' and, together with the Warnaco Merger Proposal, the 'Merger Proposals'), and (ii) if necessary, to approve any adjournment of the Designer Holdings Meeting without further notice except by announcement at the meeting being adjourned.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     Warnaco. The Warnaco Board has fixed the close of business on October 14, 1997 as the record date (the 'Warnaco Record Date') for Warnaco stockholders entitled to notice of and to vote at the Warnaco Meeting.

     The only outstanding voting securities of Warnaco are the shares of Warnaco Common Stock. Only holders of record of the shares of Warnaco Common Stock on the Warnaco Record Date are entitled to notice of and to vote at the Warnaco Meeting. Under the DGCL and the Warnaco Charter, each share of Warnaco Common Stock is entitled to one vote on all matters submitted to Warnaco stockholders.

     On the Warnaco Record Date, there were 57,369,721 shares of Warnaco Common Stock outstanding and entitled to vote at the Warnaco Meeting, held by approximately 154 stockholders of record.

     The presence in person or by proxy of the holders of a majority of the shares of Warnaco Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum at the Warnaco Meeting. The affirmative vote of a majority of the votes represented by the shares of Warnaco Common Stock present at the Warnaco Meeting, in person or by proxy, and entitled to vote thereat, is required to approve the Warnaco Merger Proposal.

     The directors and officers of Warnaco beneficially own approximately 17% of the outstanding Warnaco Common Stock, of which 14.7% is owned beneficially by Mrs. Wachner. Mrs. Wachner has agreed to vote all such shares that are outstanding on the Warnaco Record Date in favor of the Warnaco Merger Proposal.

     Designer Holdings. The Designer Holdings Board has fixed the close of business on October 14, 1997 (the 'Designer Holdings Record Date') as the record date for Designer Holdings stockholders entitled to notice of and to vote at the Designer Holdings Meeting.

     The only class of Designer Holdings capital stock entitled to notice of and to vote at the Designer Holdings Meeting is the Designer Holdings Common Stock. Only holders of record of shares of Designer Holdings Common Stock on the Designer Holdings Record Date are entitled to notice of and to vote at the Designer Holdings Meeting. Each holder of record, as of the Designer Holdings Record Date, of Designer Holdings Common Stock is entitled to cast one vote per share.

     On the Designer Holdings Record Date, there were 32,159,344 shares of Designer Holdings Common Stock outstanding and entitled to vote at the Designer Holdings Meeting, held by approximately 131 stockholders of record. The directors and officers of Designer Holdings beneficially own approximately 0.8% of the outstanding Designer Holdings Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Designer Holdings Common Stock entitled to vote is necessary to constitute a quorum at the Designer Holdings Meeting. The affirmative vote, in person or by proxy, of the holders of a major-ity of the shares of Designer Holdings Common Stock outstanding on the Designer Holdings Record Date is required to approve and adopt the Designer Holdings Merger Proposal.

     WARNACO OWNS APPROXIMATELY 51.3% OF THE ISSUED AND OUTSTANDING DESIGNER HOLDINGS COMMON STOCK AS OF THE DESIGNER HOLDINGS RECORD DATE. WARNACO HAS AGREED TO VOTE ALL OF SUCH SHARES IN FAVOR OF THE DESIGNER HOLDINGS MERGER PROPOSAL. ACCORDINGLY, NO ACTION BY ANY OTHER DESIGNER HOLDINGS STOCKHOLDER IS REQUIRED TO APPROVE THE MERGER.

PROXIES

     All shares of Warnaco Common Stock and of Designer Holdings Common Stock represented by properly executed proxies received prior to or at the respective Warnaco Meeting or Designer Holdings Meeting, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the Warnaco Merger Proposal or the Designer Holdings Merger Proposal, as the case may be.

     Abstentions may be specified on the Merger Proposals. A properly executed proxy marked 'ABSTAIN' with respect to any proposal will be counted as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Meeting with respect to the indicated proposal. Accordingly, since the affirmative votes described above are required for approval of the Designer Holdings Merger Proposal and the Warnaco Merger Proposal, a proxy marked 'ABSTAIN' with respect to any such proposal will have the effect of a vote against such proposal. In addition, the failure of a Designer Holdings stockholder to return a proxy will have the effect of vote against the Designer Holdings Merger Proposal.

     Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on certain 'routine' proposals when they have not received instructions from beneficial owners. Under NYSE rules, such brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the Merger and the issuance of shares of Warnaco Common Stock in the Merger, the Exchange and upon any conversions of the Convertible Debentures and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval and adoption of the Warnaco Merger Proposal or the Designer Holdings Merger Proposal (i.e., 'broker non-votes'). Since the affirmative votes described above are required for approval of the Designer Holdings Merger Proposal and the Warnaco Merger Proposal, a 'broker non-vote' with respect to either such proposal will have the effect of a vote against such proposal. Because Warnaco will vote 51.3% of the outstanding shares of Designer Holdings Common Stock in favor of the Designer Holdings Merger Proposal, any such broker non-vote will be of no consequence with respect to obtaining the Designer Holdings Stockholder Approval.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Warnaco or Designer Holdings, as the case may be, a signed notice of revocation or a later-dated signed proxy or by attending the applicable Meeting and voting in person. Attendance at the Warnaco Meeting or the Designer Holdings Meeting will not in itself constitute the revocation of a proxy.

     It is the policy of Warnaco and Designer Holdings to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

     The cost of solicitation of proxies will be paid by Warnaco for Warnaco proxies and by Designer Holdings for Designer Holdings proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Warnaco or Designer Holdings, as the case may be, will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. Warnaco has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitations. MacKenzie Partners, Inc. will receive customary fees, and expense reimbursement, for such services. To the extent necessary in order to ensure sufficient representation at its Meeting, Warnaco or Designer Holdings or its representatives may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR DESIGNER HOLDINGS COMMON STOCK WILL BE MAILED BY WARNACO TO FORMER DESIGNER HOLDINGS STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

OTHER BUSINESS; ADJOURNMENTS

     The Warnaco Board and the Designer Holdings Board are not currently aware of any business to be acted upon at their respective Meetings other than as described herein. If, however, other matters are properly brought before either Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. Neither Warnaco nor Designer Holdings currently intends to seek an adjournment or postponement of its respective Meeting. Any postponements or adjournments of a special meeting for the purpose of soliciting additional proxies will allow stockholders who have already tendered their proxies to revoke such proxies at any time prior to the use of the related proxy.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

     The rights of Warnaco stockholders are currently governed by the DGCL and the amended and restated certificate of incorporation and bylaws of Warnaco (the 'Warnaco Charter' and the 'Warnaco Bylaws', respectively). The rights of Designer Holdings stockholders are currently governed by the DGCL and the restated certificate of incorporation and bylaws of Designer Holdings (the 'Designer Holdings Charter' and the 'Designer Holdings Bylaws', respectively). Accordingly, upon consummation of the Merger, the rights of Warnaco stockholders and of Designer Holdings stockholders who become Warnaco stockholders in the Merger will be governed by the DGCL, the Warnaco Charter and the Warnaco Bylaws. The following is a summary of the principal differences between the current rights of Designer Holdings stockholders and those of Warnaco stockholders following the Merger.

     The following discussions are qualified by reference to the DGCL, the Warnaco Charter, the Warnaco Bylaws, the Designer Holdings Charter and the Designer Holdings Bylaws. Copies of the Warnaco Charter, the Warnaco Bylaws, the Designer Holdings Charter and the Designer Holdings Bylaws are incorporated by reference herein and will be sent to holders of shares of Warnaco Common Stock and Designer Holdings Common Stock upon request. See 'Where You Can Find More Information'.

COMPARISON OF CURRENT DESIGNER HOLDINGS STOCKHOLDER RIGHTS AND RIGHTS OF WARNACO STOCKHOLDERS FOLLOWING THE MERGER

     Neither the Warnaco Charter nor the Warnaco Bylaws are being amended in connection with the Merger.

     The rights of Designer Holdings stockholders under the DGCL and the Designer Holdings Charter and Designer Holdings Bylaws prior to the Merger are substantially the same as the rights of Warnaco stockholders (including Designer Holdings stockholders who become Warnaco stockholders as a result of the Merger) under the DGCL and the Warnaco Charter and Warnaco Bylaws, with the following principal exceptions.

     Authorized Capital Stock. The authorized capital stock of Designer Holdings consists of 75,000,000 shares of Common Stock, 1,300,000 shares of Non-voting Common Stock (which are convertible at any time into an equal number of shares of Common Stock), and 15,000,000 shares of preferred stock, par value $0.01 per share. The authorized capital of Warnaco is set forth under 'Description of Warnaco Capital Stock -- Authorized Capital Stock'.

     Board of Directors. The Designer Holdings Charter provides that the number of directors will be such number as determined by the Designer Holdings Board, to be classified into 3 classes, as nearly equal in number as possible, with directors serving staggered three-year terms. The Designer Holdings Bylaws provide that the number of directors shall be not less than 5 nor more than 15. Warnaco's Board currently consists of seven directors. The Warnaco Charter provides that the number of directors will be such number as determined by the Warnaco Board, to be classified into 3 classes, as nearly equal in number as possible, with directors serving staggered three-year terms. The Warnaco Bylaws provide that the number of directors shall be not less than 5 nor more than 12.

     Filling Vacancies on the Board. The Designer Holdings Bylaws provide that vacancies resulting from an increase in the authorized number of directors may be filled by a majority of the directors provided that a quorum is present. A vacancy occurring on the Designer Holdings Board for any other reason may be filled by the majority of directors, whether a quorum exists or not. The Warnaco Charter and Bylaws provide that any vacancy on the Warnaco Board may be filled by a majority of the directors, whether a quorum exists or not.

     Stockholder Action by Written Consent. Neither the Designer Holdings Charter nor the Warnaco Charter permits any action required or permitted to be taken by a vote of the holders of the respective company's common stock to be taken by written consent. The Designer Holdings Charter permits Designer Holdings preferred stockholders to act by written consent whenever any action is required or permitted to be taken by a vote at a stockholder meeting only if such written consent is signed by at least the minimum number of preferred stockholders necessary to take such action at a meeting at which all shares of preferred stock entitled to vote were present.

     Amendment of Corporate Charter and Bylaws. Any amendment to the Designer Holdings Charter requires approval by a majority of the Designer Holdings Board and the holders of the majority of voting power of issued and outstanding stock. Any amendment to the Designer Holdings Bylaws requires approval by a majority of the Designer Holdings Board or by holders of 80% of the outstanding stock entitled to vote. Any amendment to the provisions of the Warnaco Charter concerning the right of the Warnaco Board to amend the Warnaco By-laws, the classified board, the prohibition against action by written consent, the right to call a special meeting, the removal of directors, exculpation of directors and the supermajority voting requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Warnaco Common Stock. Any amendment to the Warnaco Bylaws requires approval of the holders of the majority of the outstanding stock entitled to vote or by the majority of the Board.

     Voting Rights. The Designer Holdings Common Stock is the only class of Designer Holdings capital stock entitled to vote generally on all matters submitted to Designer Holdings stockholders, including the election of directors and the Merger and other transactions contemplated by the Merger Agreement. Each share of Designer Holdings Common Stock is entitled to one vote on all matters submitted to Designer Holdings stockholders. The Warnaco Common Stock is entitled to vote generally on all matters submitted to the Warnaco stockholders for a vote, with each share entitled to one vote.

                      DESCRIPTION OF WARNACO CAPITAL STOCK

     The summary of the terms of the capital stock of Warnaco set forth below is qualified by reference to the Warnaco Charter and Warnaco Bylaws. Copies of the Warnaco Charter and Warnaco Bylaws are incorporated by reference herein and will be sent to holders of shares of Warnaco Common Stock and Designer Holdings Common Stock upon request. See 'Where You Can Find More Information'.

AUTHORIZED CAPITAL STOCK

     Under the Warnaco Charter, Warnaco's authorized capital stock consists of 130,000,000 shares of Warnaco Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

WARNACO COMMON STOCK

     As of October 14, 1997, 57,369,721 shares of Warnaco Common Stock were issued and outstanding. In addition, 807,963 shares of Warnaco Common Stock were held in the treasury of Warnaco, and 8,441,164 shares of Warnaco Common Stock were reserved for issuance pursuant to the Employee Stock Plan, the 1993 Stock Plan for Non-Employee Directors and the Amended and Restated 1993 Stock Plan.

     The holders of Warnaco Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Warnaco Board, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Warnaco Board. In the event of liquidation, each share of Warnaco Common Stock is entitled to share pro rata in any distribution of Warnaco's assets after payment or providing for the payment of liabilities and any liquidation preference of any preferred stock authorized and issued by the Warnaco Board. Each holder of Warnaco Common Stock is entitled to one vote for each share of Warnaco Common Stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors.

     Holders of Warnaco Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to Warnaco Common Stock. The outstanding shares of Warnaco Common Stock are, and the shares of Warnaco Common Stock issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable.

WARNACO PREFERRED STOCK

     As of September 22, 1997, no shares of preferred stock were issued or outstanding. Under the Warnaco Charter, the Warnaco Board has the authority, without further stockholder approval to create one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Pursuant to this authority, the Warnaco Board could create and issue a series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of such securities as a result of such security holder beneficially owning or commencing a tender offer for a substantial amount of Warnaco Common Stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Warnaco by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Warnaco's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Warnaco without any further action by the stockholders of Warnaco. Warnaco has no present intention to adopt a shareholder rights plan, but could do so without shareholder approval at any future time.

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Warnaco Common Stock.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF DESIGNER HOLDINGS COMMON STOCK

     It is a condition to the Merger that Warnaco shall use its reasonable best efforts to cause the shares of Warnaco Common Stock issuable in the Merger to be approved for listing on the NYSE on or prior to the Effective Time, subject to official notice of issuance. If the Merger is consummated, Designer Holdings Common Stock will cease to be listed on the NYSE.

TREATMENT OF TOPRS

     Under the terms of the Merger Agreement, Warnaco and Designer Holdings have agreed to take such steps as are necessary to ensure that the holders of the TOPrS will, after the Effective Time, have the right to convert the TOPrS into shares of Warnaco Common Stock on the terms and conditions set forth in the indenture relating to the Convertible Debentures. Warnaco currently expects that following the consummation of the Merger, Warnaco will enter into a limited guarantee of Designer Holdings' obligations to the holders of the TOPrS and an indenture supplemental to such indenture pursuant to which it will become jointly and severally liable with Designer Holdings for the Convertible Debentures.

                                 LEGAL MATTERS

     The validity of the Warnaco Common Stock to be issued to Designer Holdings stockholders pursuant to the Merger will be passed upon by Simpson Thacher & Bartlett, special counsel to Warnaco. Certain tax matters relating to the Merger will be passed upon by Simpson Thacher & Bartlett, New York, New York, for Warnaco and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York for Designer Holdings. See 'The Merger -- Certain U.S. Federal Income Tax Consequences'. Joseph H. Flom, a partner in Skadden Arps, is a director of Warnaco and is a participant in Warnaco's 1993 Non-Employee Director Stock Plan. Skadden Arps provides legal services to Warnaco.

                                    EXPERTS

     The consolidated financial statements of The Warnaco Group, Inc. and its subsidiaries incorporated in this Joint Proxy Statement/Prospectus by reference to its Annual Report on Form 10-K for the year ended January 4, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, as of and for each of the two years in the period ended January 4, 1997, and the report of Ernst & Young LLP, independent auditors, for the one year period ended January 7, 1995, given on the authority of said firms as experts in auditing and accounting.

     The consolidated balance sheets of Designer Holdings Ltd. as of December 31, 1996 and 1995 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the two years in the period ended December 31, 1996 and the four months ended December 31, 1994 and the combined statements of operations, changes in stockholders' equity and cash flows of the Predecessor Companies for the eight months ended August 25, 1994, and the related Financial Statement Schedule incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Warnaco and Designer Holdings file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at 'http://www.sec.gov.'

     Warnaco filed a Registration Statement on Form S-4 to register with the SEC the Warnaco Common Stock to be issued to Designer Holdings stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Warnaco in addition to being a proxy statement of Warnaco and Designer Holdings for the Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statements.

     The SEC allows us to 'incorporate by reference' information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

WARNACO SEC FILINGS (FILE NO. 1-4715)                    PERIOD
------------------------------------------------------   ------------------------------------------------

Annual Report on Form 10-K                               Year ended January 4, 1997
Quarterly Reports on Form 10-Q                           Quarters ended April 5, 1997, July 5, 1997 and
                                                         October 4, 1997
Current Reports on Form 8-K                              Filed on October 3, 1997 and October 21, 1997
Schedule 14A Proxy Statement                             Filed on May 9, 1997


DESIGNER HOLDINGS SEC FILINGS (FILE NO. 1-11707)         PERIOD
------------------------------------------------------   ------------------------------------------------
Annual Report on Form 10-K                               Year ended December 31, 1996
Quarterly Reports on Form 10-Q                           Quarters ended March 31, 1997, June 30, 1997 and
                                                         September 30, 1997
Current Reports on Form 8-K                              Filed on March 12, 1997, October 3, 1997 and
                                                         October 24, 1997
Information Statement Pursuant to Rule 14f-1             Filed on October 2, 1997
Schedule 14A Proxy Statement                             Filed on May 19, 1997

     We are also incorporating by reference additional documents that we file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of the Meetings.

     Warnaco has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Warnaco, and Designer Holdings has supplied all such information relating to Designer Holdings.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

The Warnaco Group, Inc.                                   Designer Holdings Ltd.
90 Park Avenue                                            1385 Broadway/3rd floor
New York, New York 10016                                  New York, New York 10018
(212) 661-1300                                            (212) 556-9000
Attention: Stanley P. Silverstein                         Attention: John J. Jones

     If you would like to request documents from us, please do so by December 1, 1997 to receive them before the Meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE WARNACO PROPOSAL AND THE DESIGNER HOLDINGS MERGER PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED NOVEMBER 14, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF WARNACO COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

                                                 PAGE
                                                ------

Acquisition Comparables......................       33
Acquisition Proposal.........................       55
Alternative Transaction......................       55
Antitrust Division...........................       39
Apparel Comparable Transactions..............       27
Bonus........................................       50
Broker non-votes.............................       63
Case One.....................................       32
Case Two.....................................       32
CEP II.......................................       15
CKI..........................................       21
Charterhouse.................................       15
Code.........................................       38
Continuing Director..........................       56
Convertible Debentures.......................       14
Designer Holdings............................       14
Designer Holdings Comparables................       26
Designer Holdings Meeting....................       14
Designer Holdings Stock Option...............       50
DGCL.........................................       39
Designer Holdings Bylaws.....................       65
Designer Holdings Charter....................       65
Designer Holdings Common Stock...............       14
Designer Holdings Merger Proposal............       62
Designer Holdings Projections................       31
Designer Holdings Record Date................       62
EBIT.........................................   27, 31
EBITDA.......................................   27, 31
Effective Time...............................       14
EPS..........................................       27
Excess Shares................................       53
Exchange.....................................       15
Exchange Act.................................       60
Exchange Agent...............................       53
Exchange Agreement...........................       15
Exchange Ratio...............................       17
Exchange Shares..............................       60
Excise Tax Reduction.........................       49
Free Cash Flow...............................       31
FTC..........................................       39
Good Reason..................................       49
Goodwill.....................................       42
Historical Trading Ratios....................       33
HSR Act......................................       16
Jeans License................................       42
Lazard Freres................................       16
Lock-Up Letter...............................       60
LTM..........................................       27
Maximum Premium..............................       56
Meetings.....................................       14
Merger.......................................       14
Merger Agreement.............................       14
Merger Proposals.............................       62
Merrill Lynch................................       16
Merrill Lynch Opinion........................       29
New Rio......................................       15
New Simon Employment Agreement...............       49
1996 Simon Employment Agreement..............       49
NYSE.........................................       17
Securities Act...............................       39
SEC..........................................       40
Selected Apparel Comparable Transactions.....       27
Selected Designer Holdings Comparables.......       26
Sellers......................................       17
Simpson Thacher..............................       15
Skadden Arps.................................       18
SOP 93-7.....................................        8
Standstill Agreement.........................       16
Stock Plans..................................       50
Street Case Projections......................       33
Surviving Corporation........................       51
Third Party..................................       55
TOPrS........................................       14
Unaudited Pro Forma Information..............       42
WAC..........................................       14
Warnaco......................................       14
Warnaco Bylaws...............................       65
Warnaco Charter..............................       65
Warnaco Common Stock.........................       14
Warnaco Meeting..............................       14
Warnaco Merger Proposal......................       61
Warnaco Projections..........................       31
Warnaco Record Date..........................       62
Warnaco Stock Option.........................       50
Warnaco Stock Plan...........................       50
Warnaco Voting Securities....................       60

                                                                         ANNEX A
                                                                [CONFORMED COPY]
________________________________________________________________________________

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 25, 1997

                                     AMONG


                            THE WARNACO GROUP, INC.,


                          WAC ACQUISITION CORPORATION

                                      AND

                             DESIGNER HOLDINGS LTD.

________________________________________________________________________________

                               TABLE OF CONTENTS

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                                                                                                        PAGE
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
                                                 ARTICLE I
             The Merger..............................................................................    A-2
SECTION 1.01    The Merger...........................................................................    A-2
SECTION 1.02    Closing..............................................................................    A-2
SECTION 1.03    Effective Time of the Merger.........................................................    A-2
SECTION 1.04    Effects of the Merger................................................................    A-2
SECTION 1.05    Certificate of Incorporation; By-Laws................................................    A-2
SECTION 1.06    Directors............................................................................    A-2
SECTION 1.07    Officers.............................................................................    A-2

                                                 ARTICLE II
             Effect of the Merger on the Capital Stock of the Constituent
                Corporations.........................................................................    A-2
SECTION 2.01    Effect on Capital Stock..............................................................    A-2
SECTION 2.02    Stock Plans..........................................................................    A-3
SECTION 2.03    Exchange of Certificates.............................................................    A-4
SECTION 2.04    Fractional Shares....................................................................    A-5

                                                ARTICLE III
             Representations and Warranties..........................................................    A-6
SECTION 3.01    Representations and Warranties of the Company........................................    A-6
SECTION 3.02    Representations and Warranties of Parent and Sub.....................................   A-16

                                                 ARTICLE IV
             Covenants Relating to Conduct of Business Prior to Merger...............................   A-20
SECTION 4.01    Conduct of Business of the Company...................................................   A-20
SECTION 4.02    Conduct of Business of Parent........................................................   A-22

                                                 ARTICLE V
             Additional Agreements...................................................................   A-23
SECTION 5.01    Preparation of Form S-4 and the Joint Proxy Statement; Stockholder Meetings..........   A-23
SECTION 5.02    Letter of the Company's Accountants..................................................   A-24
SECTION 5.03    Letter of Parent's Accountants.......................................................   A-24
SECTION 5.04    Access to Information; Confidentiality...............................................   A-24
SECTION 5.05    Reasonable Best Efforts..............................................................   A-25
SECTION 5.06    Benefit Plans........................................................................   A-25
SECTION 5.07    Indemnification......................................................................   A-26
SECTION 5.08    Expenses.............................................................................   A-27
SECTION 5.09    Public Announcements.................................................................   A-28
SECTION 5.10.   Affiliates...........................................................................   A-28
SECTION 5.11.   Stock Exchange Listing...............................................................   A-28
SECTION 5.12.   Certain Provisions...................................................................   A-28
SECTION 5.13.   No Solicitation......................................................................   A-28
SECTION 5.14    Board of Directors...................................................................   A-29
SECTION 5.15.   Certain Agreements...................................................................   A-30
SECTION 5.16.   Stop Transfer........................................................................   A-30
SECTION 5.17.   Officer's Certificate................................................................   A-30
SECTION 5.18.   Parent to Vote in Favor of Merger....................................................   A-30
SECTION 5.19.   Anti-Dilution........................................................................   A-30

                                                 ARTICLE VI
             Conditions Precedent....................................................................   A-31
SECTION 6.01    Conditions to Each Party's Obligation To Effect the Merger...........................   A-31
SECTION 6.02    Conditions to Obligations of Parent and Sub..........................................   A-31
SECTION 6.03    Conditions to Obligation of the Company..............................................   A-32


                                                                                                        PAGE
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

                                                ARTICLE VII
             Termination, Amendment and Waiver.......................................................   A-33
SECTION 7.01    Termination..........................................................................   A-33
SECTION 7.02    Effect of Termination................................................................   A-34
SECTION 7.03    Amendment............................................................................   A-34
SECTION 7.04    Extension; Waiver....................................................................   A-34
SECTION 7.05    Procedure for Termination, Amendment, Extension or Waiver............................   A-34

                                                ARTICLE VIII
             General Provisions......................................................................   A-34
SECTION 8.01    Nonsurvival of Representations and Warranties........................................   A-34
SECTION 8.02    Notices..............................................................................   A-35
SECTION 8.03    Definitions..........................................................................   A-35
SECTION 8.04    Interpretation.......................................................................   A-36
SECTION 8.05    Counterparts.........................................................................   A-36
SECTION 8.06    Entire Agreement; No Third-Party Beneficiaries.......................................   A-36
SECTION 8.07    Governing Law........................................................................   A-36
SECTION 8.08    Assignment...........................................................................   A-36
SECTION 8.09    Enforcement; Jurisdiction............................................................   A-36
SECTION 8.10    Severability.........................................................................   A-36

                                                  EXHIBIT

Exhibit A       Form of Affiliate Letter

                                MERGER AGREEMENT

     AGREEMENT AND PLAN OF MERGER dated as of September 25, 1997 among THE WARNACO GROUP, INC., a Delaware corporation ('Parent'), WAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and DESIGNER HOLDINGS LTD., a Delaware corporation (the 'Company').

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub (or, at the election of Parent as set forth in Section 1.01, a direct wholly owned subsidiary of Parent other than
Sub) with and into the Company (the 'Merger'), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which (a) each share of Common Stock, each having a par value of one cent ($0.01) of the Company ('Company Common Stock') issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03) will be converted into the right to receive shares of Class A Common Stock, par value $0.01 per share, of Parent ('Parent Class A Common Stock'), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any wholly owned subsidiary (as defined in Section 8.03) of the Company or held by the Company as treasury shares or owned by Parent, Sub or any other wholly owned subsidiary of Parent.

     WHEREAS, the affirmative vote of a majority of the outstanding shares of the Company Common Stock is required for the approval and adoption of the Merger and this Merger Agreement (the 'Company Stockholder Approval');

     WHEREAS, to the extent required in accordance with applicable regulations of the New York Stock Exchange (the 'NYSE'), the issuance of shares of Parent Class A Common Stock in connection with the transactions contemplated hereby requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at a meeting of the holders of Parent Class A Common Stock;

     WHEREAS, as a condition to their willingness to enter into this Agreement, Parent and Sub have required that New Rio, L.L.C. (the 'Stockholder') and the members of Stockholder signatory thereto (the 'Members') (collectively, the 'Sellers') enter into, and the Sellers have agreed to enter into, the Stock Exchange Agreement with Parent dated of even date herewith (as amended from time to time in accordance with its terms, the 'Stock Exchange Agreement') relating to the exchange by the Stockholder (the 'Exchange') of all of the outstanding shares of Company Common Stock owned by it (the 'Stockholder Shares'), which represent a majority of the outstanding shares of Company Common Stock, in exchange for shares of Parent Class A Common Stock on the terms set forth in the Stock Exchange Agreement, and, in order to induce Parent and Sub to enter into this Agreement, the Board of the Directors of the Company has approved the entering into by Parent, the Members and the Stockholder of the Stock Exchange Agreement and the consummation of the transactions contemplated thereby;

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for Federal income tax purposes, it is intended that the Exchange and the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the 'Code').

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the 'DGCL'), Sub shall be merged with and into the Company at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the 'Surviving Corporation'). At the election of Parent, any direct wholly owned subsidiary of Parent other than Sub may be substituted for Sub as a constituent corporation in the Merger, and, in the event that Parent notifies the Company that it desires to substitute such a subsidiary, the parties agree to amend this Agreement so that such substituted subsidiary shall become a signatory hereto as 'Sub.'

     SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the 'Closing') will take place at 10:00 a.m. on a date to be specified by the parties (the 'Closing Date'), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article VI, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.03. Effective Time of the Merger. Upon the Closing, the parties shall file a certificate of merger (the 'Certificate of Merger') with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being the 'Effective Time of the Merger').

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL (or any successor provision).

     SECTION 1.05. Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the certificate of incorporation of the Surviving Corporation, except that at the Effective Time of the Merger such certificate of incorporation shall be amended as follows: (i) Article Fourth shall be amended to read in its entirety as follows: 'The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares, each having a par value of one cent ($0.01)'; (ii) paragraph (6) of Article Fifth shall be deleted in its entirety; and (iii) the second paragraph of Article Sixth shall be deleted in its entirety.

     (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of Sub at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Common Stock of Sub. Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company or held by the Company as treasury shares or owned by any direct or indirect wholly owned subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other direct or indirect wholly owned subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Class A Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock shall be converted into the right to receive from Parent .324 of a fully paid and nonassessable share of Parent Class A Common Stock (the 'Exchange Ratio'); provided, however, that, in any event, if between the date of this Agreement and the Effective Time of the Merger the outstanding shares of Parent Class A Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (d) Treatment of Trust Preferred Securities; Convertible Debentures. Prior to or concurrently with the Closing, Parent and the Company shall take such steps as are necessary to ensure the resignation of Arnold H. Simon and Merril M. Halpern as Trustees of Designer Finance Trust. In addition, Parent and the Company shall take such actions as may be necessary to ensure compliance by the Company and Parent with Section 1304 of the Indenture dated as of November 1, 1996 (the 'Indenture'), relating to $123,711,350 of 6% Convertible Debentures Due 2016 (the 'Convertible Debentures'), and shall take such steps as are necessary to ensure that holders of the Convertible Debentures shall, after the Effective Time of the Merger, have the right to convert such securities into shares of Parent Class A Common Stock on the terms and conditions set forth in the Indenture.

          (e) Cancellation and Retirement of Company Common Stock. From and after the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time of the Merger represented shares of Company Common Stock ('Company Share Certificate') shall cease to have any rights with respect thereto, except the right to receive the consideration to be issued to holders of Company Common Stock in the Merger pursuant to Section 2.01(c) (the 'Merger Consideration'), any cash in lieu of fractional shares of Parent Class A Common Stock to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.04 and any dividends payable pursuant to Section 2.03(f).

     SECTION 2.02. Stock Plans. As soon as practicable following the date of this Agreement, but in any event prior to the consummation of the Exchange, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following (it being understood that if the following is not permitted pursuant to the terms of the Stock Plans, the Company shall use its reasonable best efforts to obtain any consents or take any other action necessary in order to effect the following):

          (a) The Company shall adjust the terms of all outstanding employee or director stock options to purchase shares of Company Common Stock ('Company Stock Options') granted under any stock option or stock purchase plan, program or arrangement of the Company, including the Designer Holdings Ltd. 1996 Stock Option and Incentive Plan and the 1996 Outside Director Stock Option Plan (collectively, the 'Stock Plans'), whether or not then exercisable, to provide that, at the Effective Time of the Merger, each Company Stock Option outstanding immediately prior to the Effective Time of the Merger shall be cancelled to the extent that the exercise price of such Company Stock Option equals or exceeds $11 per share. With respect to any Company Stock Option not cancelled pursuant to the preceding sentence, such Company Stock Option shall be deemed to constitute an option (each, a 'Parent Stock Option') to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Class A Common Stock equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and (2) the Exchange Ratio, at a price per share equal to (1) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (2) the number of shares of Parent Class A Common Stock issuable per share of Company Common Stock upon exercise of such Company Stock Option as set forth above; provided, however, that, after aggregating all the shares of a holder subject to Company Stock Options, any fractional share of Parent Class A Common Stock resulting from such calculation for such holder shall be rounded down to the nearest whole share; and provided, further, that in the case of any Company Stock Option to which Sections 422 and 423 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ('qualified stock options'), Parent and the Company shall use their reasonable best efforts to cause the option price, the number of shares purchasable pursuant to such option, the terms and conditions of exercise of such option and such other terms and conditions of such option to be determined in order to comply with Section 424(a) of the Code; and

          (b) Except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the Merger. After the Merger, each Parent Stock Option shall be exercisable upon the same terms and conditions (including conditions relating to vesting and exercisability) as were applicable to the Company Stock Options immediately prior to the Merger and the Company shall use its reasonable best efforts to ensure that following the Effective Time of the Merger no holder of a Company Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation.

     SECTION 2.03. Exchange of Certificates. (a) Prior to the Effective Time of the Merger, Parent shall appoint an agent (the 'Exchange Agent') for the purpose of exchanging Company Share Certificates for the Merger Consideration. Immediately following the Effective Time of the Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Share Certificates, certificates representing the Parent Common Stock issuable pursuant to Section 2.01 in exchange for Company Share Certificates. Promptly after the Effective Time of the Merger Parent will send, or will cause the Exchange Agent to send, to each holder of Company Share Certificates at the Effective Time of the Merger (i) a letter of transmittal for use in such exchange which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title to the certificates representing Parent Class A Common Stock and Company Share Certificates shall pass, only upon proper delivery of the Company Share Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of such Company Share Certificates in exchange for the certificates representing Parent Class A Common Stock.

     (b) Each holder of Company Share Certificates that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of such Company Share Certificates, together with a properly completed letter of transmittal covering such Company Share Certificates, will be entitled to receive the Merger Consideration payable in respect of such Company Share Certificates and any dividends payable pursuant to Section 2.03(f). Until so surrendered, each such Company Share Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section
2.04 and any dividends payable pursuant to Section 2.03(f).

     (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of a Company Share Certificate, it shall be a condition to such payment that such Company Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Parent Class A Common Stock in exchange for the Company Share Certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Company Share Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Company Share Certificates six months after the Effective Time of the Merger shall be returned to Parent, upon demand, and any such holder who has not exchanged his Company Share Certificates for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 2.04 and any dividends payable pursuant to
Section 2.03(f) in respect of his shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Share Certificates for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Company Share Certificates seven years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (f) No dividends or other distributions with respect to Parent Class A Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Company Share Certificates until such certificates are surrendered as provided in this Section 2.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Parent Class A Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Merger payable prior to or on the date of such surrender with respect to such whole shares of Parent Class A Common Stock and not previously paid, less the amount of any withholding taxes (if any) which may be required thereon.

     SECTION 2.04. Fractional Shares. (a) No fractional shares of Parent Class A Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Share Certificates otherwise entitled to a fractional share of Parent Class A Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.04, a cash payment in lieu of such fractional shares of Parent Class A Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions of (i) the number of shares of Parent Class A Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.03(a) over (ii) the aggregate number of whole shares of Parent Class A Common Stock to be distributed to the holders of the Company Share Certificates pursuant to Section 2.03(b) (such excess being herein called the 'Excess Shares'). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Company Share Certificates, shall sell the Excess Shares at then prevailing prices on the NYSE all in the manner provided in the following paragraph.

     (b) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Share Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of Company Share Certificates, the Exchange Agent shall hold such net proceeds in trust for the holders of Company Share Certificates (the 'Common Shares Trust'). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Share Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of

Company Share Certificates would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Share Certificates would otherwise be entitled.

     (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Share Certificates in lieu of any fractional shares of Parent Class A Common Stock, the Exchange Agent shall pay such amounts without interest to such holders of Company Share Certificates who have surrendered their Company Share Certificates to the Exchange Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to have a material adverse effect (as defined in Section 8.03) with respect to the Company. Attached as Section 3.01(a) of the disclosure schedule ('Disclosure Schedule') delivered to Parent by the Company at the time of execution of this Agreement are complete and correct copies of the Certificate of Incorporation and By-laws of the Company. The Company has delivered to Parent complete and correct copies of the articles of organization (or other organizational documents) and by-laws of each of its Subsidiaries, in each case as amended to the date of this Agreement, as well as correct and complete copies of all minutes of meetings of the Board of Directors and committees thereof of the Company since March 1995.

          (b) Subsidiaries. The only direct or indirect subsidiaries of the Company (other than subsidiaries of the Company that would not constitute in the aggregate a 'Significant Subsidiary' within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the 'SEC')) are those listed in Section 3.01(b) of the Disclosure Schedule (the 'Subsidiaries'). All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, 'Liens'). Except for the ownership interests set forth in Section 3.01(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity.

          (c) Capital Structure. As of September 22, 1997, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Company Common Stock, (ii) 1,300,000 shares of Non-Voting Common Stock, each having a par value of one cent ($0.01) ('Non-Voting Common Stock'), and (iii) 15,000,000 shares of preferred stock, each having a par value of one cent ($0.01) ('Preferred Stock'). As of the close of business on September 22, 1997, there were (i) 32,139,334 shares of Company Common Stock, 0 shares of Non-Voting Common Stock and 0 shares of Preferred Stock issued and outstanding; (ii) 20,000 shares of Company Common Stock held in the treasury of the Company; (iii) 784,734 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Stock Plans; (iv) 5,102,400 shares of Company Common Stock reserved for issuance upon the conversion of the Convertible Debentures; and (v) 1,662,966 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options. Schedule 3.01(c) sets forth the name of each holder of outstanding options to acquire shares of Company Common Stock, the number of options held and the exercise prices of such options. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Convertible Debentures and the Company Stock Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of September 22, 1997, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries is set forth on Schedule 3.01(c). Other than the Convertible Debentures and the Company Stock Options, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Except (i) as set forth above, (ii) for the Registration Rights Agreement, dated as of May 9, 1996, among the Company, the Stockholder and Calvin Klein, Inc., the registration obligations under which will expire upon the issuance to Calvin Klein, Inc. of shares of Parent Class A Common Stock in the Merger, and (iii) Sections 11.2 and 11.3 of the Third Amended and Restated Limited Liability Company Agreement of New Rio, L.L.C., dated as of May 9, 1996, the registration obligations under which will expire upon the issuance to the Stockholder of shares of Parent Class A Common Stock in the Exchange, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the 'Securities Act'), or other agreements or arrangements with or among any securityholders of the Company with respect to securities of the Company.

          (d) Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.01(d) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or 'put' right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
     (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have a material adverse effect with respect to the Company or could not reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a 'Governmental Entity'), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), (ii) the filing with the SEC of (y) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, together with the proxy statement, if necessary, for the Parent Stockholder Approval, if necessary (as defined in Section 3.02(j)), the 'Joint Proxy Statement'), and (z) such reports under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of a certificate of merger with the appropriate authorities in the necessary jurisdictions in the event Parent makes an election referred to in Section 1.01, and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure Schedule.

          (e) SEC Documents; Undisclosed Liabilities. The Company has filed all material required reports, schedules, forms, statements and other documents with the SEC since May 9, 1996, and the Company has delivered or made available to Parent all reports, schedules, forms, statements and other documents filed by the Company with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the 'SEC Documents'). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in Section 3.01(e) of the Disclosure Schedule and except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Parent prior to the date of this Agreement), none of the SEC Documents filed by the Company since January 1, 1997 and prior to the date of this Agreement (the 'Recent SEC Documents') contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1997 (the 'SEC Financial Statements') comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.01(e), at the date of the most recent audited financial statements of the Company included in the Recent SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company. To the best of the Company's knowledge, (i) all historical financial statements supplied to Parent by the Company for periods subsequent to June 30, 1997 have been prepared in accordance with generally accepted accounting principles (except as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments) and (ii) all financial data so supplied for such periods is true and accurate in all material respects.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Class A Common Stock in the Merger (the 'Form S-4') will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Joint Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in
     Section 3.01(g) of the Disclosure Schedule or in the case of clause (ii), except as included in the Recent SEC Documents, since the date of the most recent audited financial statements included in the Recent SEC Documents (or, in the case of clauses (i) and (iii), since June 30, 1997), the Company has conducted its business in all material respects only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company (except for changes generally applicable to the economy in general and the specific industry in which the Company operates); (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company (except for changes generally applicable to the economy in general and the specific industry in which the Company operates); (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section
     4.01 without the prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Litigation; Labor Matters; Compliance with Laws. (i) Schedule 3.01(h) of the Disclosure Schedule set forth, as of the date of this Agreement, all suits, actions, counterclaims, proceedings or governmental or internal investigations pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its subsidiaries other than those which could not reasonably be expected to result in liability to the Company in excess of $150,000 in the aggregate. None of such suits, actions, counterclaims, proceedings or investigations (and no other suits, actions, counterclaims, proceedings or investigations), individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or exploit all of the Company's licensed and other intellectual property rights; in addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

             (ii) Except as disclosed in Section 3.01(h)(ii) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which could reasonably be expected to have a material adverse effect with respect to the Company.

             (iii) The conduct of the business of each of the Company and each of its subsidiaries and, to the knowledge of the Company, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to the Company.

          (i) Absence of Changes in Employee Benefit Plans. Except as set forth on Schedule 3.01(i), since January 1, 1997, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether formal or informal, oral or written) under which the Company or any of its subsidiaries currently has an obligation to provide benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, 'Employee Benefit Plans'). Except as disclosed in Section 3.01(i) of the Disclosure Schedule, there exist no written employment, consulting, severance, change in control, termination or indemnification agreements or any oral agreement regarding compensation, benefits and other perquisites with respect to any employee expected to earn in excess of $100,000 in total compensation in 1997, between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries ('Employment Arrangements').

          (j) ERISA Plans. (i) Section 3.01(j) of the Disclosure Schedule contains a list of all 'employee pension benefit plans' (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')) (sometimes referred to herein as 'Pension Plans'), 'employee welfare benefit plans' (as defined in Section 3(1) of ERISA, hereinafter a 'Welfare Plan'), stock option, stock purchase, deferred compensation plans or arrangements, and other material employee fringe benefit plans or arrangements with respect to which the Company and its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a 'Commonly Controlled Entity') have any liability on account of any present or former officers, employees, directors or independent contractors of the Company (all the foregoing, in addition to Employee Benefit Plans defined in Section 3.01(i), collectively being herein called 'Benefit Plans'). The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 and attached schedules filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law, (4) each trust agreement and material insurance or annuity contract relating to any Benefit Plan, (5) the most recent determination letter, if applicable, for any Benefit Plan and (6) each written Employment Arrangement.

             (ii) Except as disclosed in Section 3.01(j) of the Disclosure Schedule, each Benefit Plan has been established and administered in all material respects in accordance with its terms. All the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Except as disclosed in Section 3.01(j) of the Disclosure Schedule, all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in Section 3.01(j) of the Disclosure Schedule, the Company has not received notice of any investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the best of the Company's knowledge, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. No event has occurred and no condition exists that could reasonably be expected to subject any Commonly Controlled Entity to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations.

             (iii) Except as disclosed in Section 3.01(j) of the Disclosure Schedule, (1) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

             (iv) Except as disclosed in Schedule 3.01(j), each Company Benefit Plan intended to qualify under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or application therefor has been timely made; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened nor is it expected.

             (v) Schedule 3.01(j) discloses whether: (1) any 'prohibited transaction' (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred during the past three years that involves the assets of any Benefit Plan that could subject the Company, any of its employees or a Company indemnified fiduciary under any Benefit Plan to a material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; or (2) any of the Company Benefit Plans has been terminated.

             (vi) Other than the ILGWU National Retirement Fund, no Commonly Controlled Entity sponsors, maintains, contributes to or has any liability in respect of any 'employee benefit plan' which is subject to Title IV of ERISA, including any multiemployer plan, multiple employer plan or single-employer plan.

             (vii) No Commonly Controlled Entity has incurred any material liability that remains unsatisfied to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due).

             (viii) Except as disclosed in Schedule 3.01(j), no Commonly Controlled Entity has incurred any 'withdrawal liability' (as defined in Section 4201 of ERISA), which liability has not been fully paid as of the date hereof, or has announced an intention to withdraw, but has not yet completely withdrawn, from a 'multiemployer plan'; and, to the best of the Company's knowledge, no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such a Multiemployer Plan by any Commonly Controlled Entity.

          (k) Certain Employee Payments. Except as disclosed in Section 3.01(k) of the Disclosure Schedule, or as may be necessary or appropriate to give effect to Section 2.02 no Benefit Plan or Employment Arrangement provides for the payment to any current or former director or employee of the Company or any Commonly Controlled Entity of any money, other property or rights, or accelerate other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a 'parachute payment' (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. Except as disclosed in Section 3.01(k) of the Disclosure Schedule, no payment, acceleration or provision referred to in the preceding sentence would constitute or give rise to a 'parachute payment' within the meaning of
     Section 280G of the Code.

          (l) Tax Returns and Tax Payments. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member (a 'Consolidated Group') has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due. The Company and its subsidiaries have made adequate provision (to the extent required by, and in accordance with generally accepted accounting principles ('GAAP')) for all Taxes payable for any periods that end before the Effective Time of the Merger for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Merger and end after the Effective Time of the Merger to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Merger, and the charges, accruals and reserves for Taxes reflected in the financial statements of the Company and its subsidiaries are adequate under GAAP to cover the Tax liability accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof. Except as set forth in Section 3.01(l) of the Disclosure
     Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries, (ii) no audit or other proceeding with respect to any Taxes due from the Company or any of its subsidiaries or any Tax Return of the Company or any of its subsidiaries is pending, threatened, to the best of the Company's knowledge, or being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company nor any of its subsidiaries and is currently in effect, (iv) neither the Company or any of its subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company and its subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (v) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries and (vi) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority. As used herein, 'Taxes' shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, 'Tax Return' shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (m) Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has, prior to the execution hereof and prior to the execution of the Stock Exchange Agreement, (i) approved the execution and delivery by the Company of this Agreement, and the execution and delivery by the parties thereto of the Stock Exchange Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Exchange and the other transactions contemplated by the Stock Exchange Agreement, and such approval and amendment are sufficient to render inapplicable to this Agreement, the Merger, the Exchange, the Stock Exchange Agreement and the other transactions contemplated hereby and thereby, the restrictions of Section 203(a) of the DGCL. Other than Section 203 of the DGCL, (y) no state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement, the Merger, the Exchange, the Stock Exchange Agreement or any of the other transactions contemplated hereby or thereby and (z) no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of its subsidiaries or the terms of any rights plan or preferred stock of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Parent (including the Stockholder Shares acquired pursuant to the Exchange) or permit any stockholder to acquire securities of the Company or the Surviving Corporation on a basis not available to Parent in the event that Parent were to acquire securities of the Company (including the Stockholder Shares acquired pursuant to the Exchange).

          (n) Environmental Matters. (i) Except as disclosed in Section 3.01(n) of the Disclosure Schedule:

                (A) The Company and its subsidiaries including their predecessors (I) are, and have been at all times since their formation, in compliance in all material respects with all applicable Environmental Laws; (II) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (III) are, and have been, in compliance in all material respects with all of their Environmental Permits; and (IV) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

                (B) None of the Company or its subsidiaries has received any Environmental Claim, and none of the Company or its subsidiaries is aware, after reasonable inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim, against the Company or any of its subsidiaries, in each case that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company;

                (C) None of the Company or its subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law, and none of the Company or its subsidiaries is subject to any judgment, decree or order of any governmental authority relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

                (D) There are no (I) underground storage tanks, (II) polychlorinated biphenyls, (III) asbestos or asbestos-containing materials or (IV) Hazardous Materials present at any facility currently or formerly owned, leased or operated by the Company or any of its subsidiaries that could reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Environmental Laws;

                (E) There are no past (including with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Environmental Laws or any contract or agreement; and

                (F) None of the Company or its subsidiaries has assumed or retained, by contract or operation of law, any material liabilities of any kind, fixed or contingent, under any Environmental Law or with respect to any Hazardous Material or Environmental Claim.

             (ii) The items on Section 3.01(n) of the Disclosure Schedule, individually and in the aggregate, could not reasonably be expected to have a material adverse effect with respect to the Company.

             (iii) The Company has provided or made available to Parent and Sub true and complete copies of all Environmental Reports in its possession or control.

             (iv) For purposes of this Agreement, the following terms shall have the following meanings:

                'Environmental Claim' means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, or (ii) any Environmental Law or Environmental Permit.

                'Environmental Laws' means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                'Environmental Permits' means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                'Environmental Report' means any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect the Company.

                'Hazardous Materials' means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          (o) Material Contract Defaults; Non-Competes. (i) The Company has provided or made available to Parent copies, and has provided a true and correct list to Parent, of all material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ('Material Contracts'). Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any such Material Contract, including any license or agreement relating to intellectual property, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

             (ii) Except as disclosed in Schedule 3.01(o), neither the Company nor any of its subsidiaries is a party to any agreement that expressly limits the ability of the Company or any of its subsidiaries to compete in or conduct any line of business or compete with any person in any geographic area or during any period of time.

          (p) Brokers. No broker, investment banker, financial advisor or other person other than Merrill Lynch, Pierce, Fenner & Smith Incorporated is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (q) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than the Stockholder and its affiliates and Parent and its affiliates).

          (r) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Stock Exchange Agreement and the transactions contemplated thereby, including the Exchange, taken together, are fair to and in the best interests of the stockholders of the Company (other than the Stockholder and its affiliates), and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated herein, including the Merger.

          (s) Required Company Vote. The Company Stockholder Approval, being the affirmative vote of a majority of the outstanding shares of Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stock Exchange Agreement or the transactions contemplated thereby.

          (t) Properties. Except as disclosed in Schedule 3.01(t) hereto, each of the Company and its subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in Schedule 3.01(t) hereto or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any notice of default, whether or not material) thereunder by the lessee or, to the Company's knowledge, the lessor.

          (u) Trademarks and Related Contracts. The Company and each of its subsidiaries owns the trademarks (including common law names and marks and federally registered names and marks) set forth on Schedule 3.01(u) in the United States and throughout the world, and owns and or is licensed to use (in each case, clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company (including all exclusive licensed rights in and to the names and trademarks 'Calvin Klein,' 'CK/Calvin Klein,' 'Calvin Klein Jeans,' 'CK/Calvin Klein Jeans,' 'Calvin Klein Khakis' and 'CK/Calvin Klein Khakis' (and variations thereof) for, on and in connection with certain men's and women's jeans and jeans-related items, khakis and khaki-related items and boys' and girls' jeans and jeans-related items in the United States, its territories and possessions, Mexico, Canada, South America and Central America (as more fully described in Schedule 3.01(u) hereto) and any variations or derivatives thereof used by the Company or its subsidiaries and its licensees, agents and distributors). To the best knowledge of the Company,
     (i) the use of such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes by the Company and its subsidiaries and authorized users does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which could have a material adverse effect with respect to the Company and (ii) no person is infringing on any right of the Company or any of its subsidiaries, licensees or authorized users with respect to any such patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes, except in each of cases (i) or (ii) as set forth on Schedule 3.01(u). The Company and its subsidiaries, and, to the best of the Company's knowledge, licensees or authorized users are not in breach or violation in any material respect of any agreement relating to the use of any of the intellectual property identified in this provision, and they have not received any notification written or oral from any third party that there is any such violation, breach or inability to perform under any such agreement. There are no agreements, written or oral, except as set forth in
     Schedule 3.01(u), which in any material respect limit or otherwise relate to any rights by the Company or its shareholders to use any of its intellectual property.

          (v) Transactions with Affiliates. Except as set forth on Schedule 3.01(v) and in the SEC Documents, from January 1, 1996 through the date of this Agreement, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company or its subsidiaries or contractors, on the one hand, and the Company's affiliates (other than wholly-owned (excluding directors' and nominee shares) subsidiaries of the Company), on the other hand, in which the amount or value involved exceeded $60,000. As used in the definition of 'affiliate,' the term 'control' means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent, Sub and the other Parent Subsidiaries (as defined in Section 3.02(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect with respect to Parent. Parent has delivered to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificate of incorporation (or other organizational documents) and by-laws of Sub and the Significant Subsidiaries of Parent as listed in Section 3.02(b) of the disclosure schedule (the 'Parent Disclosure Schedule') delivered to the Company by Parent at the time of execution of this Agreement, in each case as amended to the date of this Agreement.

          (b) Subsidiaries. The only direct or indirect subsidiaries of Parent (other than such subsidiaries that would not constitute in the aggregate a Significant Subsidiary) are listed in Section 3.02(b) of the Parent Disclosure Schedule (together with Sub, the 'Parent Subsidiaries'). All the outstanding shares of capital stock of each such Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by Parent, by another Parent Subsidiary (wholly owned) or by Parent and another such Parent Subsidiary (wholly owned), free and clear of all Liens. Except for the ownership interests set forth in
     Section 3.02(b) of the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or other right to acquire any assets or equity or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

          (c) Capital Structure. The authorized capital stock of Parent consists of (i) 130,000,000 shares of Parent Class A Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ('Parent Preferred Stock'). As of the close of business on September 22, 1997, there are (i)

     52,097,548 shares of Parent Class A Common Stock and no shares of Parent Preferred Stock issued and outstanding; (ii) 739,363 shares of Parent Class A Common Stock held in the treasury of Parent; and (iii) 8,441,164 shares of Parent Class A Common Stock reserved for issuance pursuant to the Employee Stock Plan, the 1993 Stock Plan for Non-Employee Directors, and the Amended and Restated 1993 Stock Plan (the 'Parent Stock Plans'). Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than pursuant to the Parent Stock Plans and the Citibank Equity Options Stock Buyback Program, there are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. The authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

          (d) Authority; Noncontravention. Parent and Sub have all requisite corporate and other power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or 'put' right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect with respect to Parent or could not reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated hereby or thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Joint Proxy Statement relating to the Parent Stockholder Approval and the Form S-4 and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of a certificate of merger with the appropriate authorities in the necessary jurisdictions in the event Parent makes an election referred to in Section 1.01 and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the 'takeover' or 'blue sky' laws of various states.

          (e) SEC Documents; Undisclosed Liabilities. Parent has filed all material required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996, and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the 'Parent SEC Documents'). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in Section 3.02(e) of the Parent Disclosure Schedule and except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents filed by Parent since January 1, 1997 and prior to the date of this Agreement (the 'Recent Parent SEC Documents') contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Recent Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.02(e), at the date of the most recent audited financial statements of Parent included in the Recent Parent SEC Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

          (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in
     (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholder Meeting (as defined in Section 5.01(c)), if such meeting is being held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

          (g) Absence of Certain Changes or Events. Except as disclosed in
     Section 3.02(g) of the Disclosure Schedule or, in the case of clause (ii), except as included in the Recent Parent SEC Documents, since the date of the most recent audited financial statements included in such Recent Parent SEC Documents (or, in the case of clauses (i) and (iii), since June 30, 1997), Parent has conducted its business in all material respects only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Parent (except for changes generally applicable to the economy in general and the specific industry in which Parent operates); (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by
     Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          (h) Brokers. No broker, investment banker, financial advisor or other person other than Lazard Freres & Co. LLC is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (i) Opinion of Financial Advisor. Parent has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, is fair, from a financial point of view, to Parent and the holders of the Parent Class A Common Stock.

          (j) Required Parent Stockholder Vote. The issuance of shares in connection with the transactions contemplated hereby would, to the extent required by the applicable regulations of the NYSE, require the affirmative vote of the holders of a majority of the shares of Parent Class A Common Stock present in person or represented by proxy and entitled to vote at the Parent Stockholder Meeting. The stockholder action specified above is collectively referred to as the 'Parent Stockholder Approval.'

          (k) Interim Operations of Sub. Sub was formed on September 18, 1997 solely for the purpose of engaging in the transactions contemplated hereby and, in all material respects, has engaged in no other business activities and has conducted its operations only as contemplated hereby, except that Sub is required in accordance with the terms of the existing bank credit agreement of Warnaco Inc., a wholly owned subsidiary of Parent, to guarantee Warnaco Inc.'s obligations thereunder.

          (l) Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Class A Common Stock in the Merger and the Exchange, are fair to and in the best interests of the stockholders of Parent, and (ii) resolved to recommend that the holders of the shares of Parent Class A Common Stock approve the issuance of shares of Parent Class A Common Stock in connection with the Merger and the transactions contemplated hereby.

          (m) Certain Employee Payments. No Benefit Plan or Employment Arrangement provides for the payment to any current or former director or employee of Parent of any money or other property or rights or accelerates or provides any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a 'parachute payment' (within the meaning of Section 280G of the Code), or
     (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          (n) Tax Returns and Tax Payments. Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due, except to the extent that any such failure to file or pay could not reasonably be expected to have a material adverse effect on Parent.

          (o) Litigation, Compliance With Law. (i) There are no suits, actions, counterclaims, proceedings or investigations pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries other than those which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Parent.

             (ii) The conduct of the business of each of Parent and each of its subsidiaries and, to the knowledge of Parent, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Parent.

          (p) Material Contract Defaults. Neither Parent nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any of its Material Contracts, including any license or agreement relating to intellectual property, except for those defaults or inabilities to perform which could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent.

          (q) Assets. The assets, properties, rights and contracts, including (as applicable), title or leaseholds thereto, of Parent and its subsidiaries, taken as a whole, are sufficient to permit Parent and its subsidiaries to conduct their business as currently being conducted with only such exceptions as could not be reasonably expected to have a material adverse effect on Parent.

          (r) Trademarks and Related Contracts. Parent and each of its subsidiaries owns and/or is licensed to use (in each case, clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company, except to the extent any such failure could not reasonably be expected to have a material adverse effect on Parent.

                                   ARTICLE IV

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 4.01. Conduct of Business of the Company. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent (which consent will not be unreasonably withheld and shall be deemed granted if not denied within 48 hours after written notice to Parent):

          (i)(x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions paid by Designer Preferred Trust on its 6% Convertible Trust Originated Preferred Securities in accordance with the terms of such securities, by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries

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
     or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) authorize for issuance, issue, deliver, sell, transfer, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights) (other than the issuance of Company Common Stock upon the exercise of options to purchase shares of Company Common Stock outstanding on the date of this Agreement and in accordance with their present terms);

          (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of, close or shut down its properties or assets, other than reasonable sales of inventory in the ordinary course of business and assets having an aggregate value not in excess of $250,000, except that the foregoing shall not preclude the Company from entering into a sublease on commercially reasonable terms with respect to its distribution centers in North Arlington and Secaucus, New Jersey and the second floor of 1385 Broadway in New York City;

          (vi)(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any 'keep well' or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, (y) amend the terms of any outstanding security in a manner that would increase its obligations thereunder or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) acquire or agree to acquire any assets (other than inventory not in excess of 105% of the monthly cumulative budget set forth on Schedule 4.01(vii)) the value of which, individually or in the aggregate, exceeds $250,000, or make or agree to make any capital expenditures other than those set forth on Schedule 4.01(vii);

          (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice, (y) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or (z) other claims, liabilities or obligations in the aggregate in an amount (or having a value in an amount) not in excess of $1,000,000, or waive, release, grant, or transfer any rights of value or modify or change any existing license, lease, contract or other document in any manner that would be material to the Company or enter into any new outlet lease or license, or any other material lease, contract or other document;

          (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (x) enter into any new collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement or amend any existing collective bargaining agreement disclosed in Section 3.01(h)(ii) of the Disclosure Schedule;

          (xi) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

          (xii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of the Company included in the Recent SEC Documents or, if not so reserved for, in an aggregate amount not in excess of $250,000 (provided in either case such settlement documents do not involve any material non-monetary obligations on the part of the Company);

          (xiii) close, shut down or otherwise eliminate any of its facilities;

          (xiv) enter into (or commit to enter into) any new lease or amend or renew any existing lease or purchase or acquire or enter into any agreement to purchase or acquire any real estate or terminate any existing lease other than leases for machinery or equipment requiring an aggregate annual commitment not in excess of $100,000;

          (xv) change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such acts, either separately or in the aggregate, would have the effect of materially increasing the Tax liability of or materially reducing the Tax assets of the Company or any of its subsidiaries or of Parent or any of its subsidiaries;

          (xvi) except as contemplated by Section 5.14, change the composition, fill any vacancies or increase the size of the Company's Board of Directors; or

          (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Changes in Employment Arrangements. Without the written consent of Parent (which consent will not be unreasonably withheld), neither the Company nor any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.02) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating or altering the vesting thereof) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan or Employment Arrangement) for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to (i) provide for the payment of up to $3,500,000 to certain employees on terms reasonably acceptable to Parent and (ii) grant merit increases in salaries of employees (other than officers) at regularly scheduled times in customary amounts consistent with past practices.

     (c) Severance. Neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

     (d) Transition. In order to facilitate an orderly transition of the business of the Company to a wholly owned subsidiary of Parent and to permit the coordination of their related operations on a timely basis, the Company shall consult with Parent on all strategic and material operational matters. The Company shall make available to Parent at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of
Section 5.04, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangement.

     SECTION 4.02. Conduct of Business of Parent. (a) During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), Parent shall, to the extent consistent with Parent's reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger.

     (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, without the prior written consent of the Company (which consent will not be unreasonably withheld and shall be deemed granted if not denied within 48 hours after written notice to the Company), adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of Form S-4 and the Joint Proxy Statement; Stockholder Meetings. (a) Promptly following the execution of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The information provided and to be provided by Parent, Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the dates of each of the Company Stockholder Meeting and the Parent Stockholder Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Sub each agree to correct immediately upon the discovery thereof any information provided by it for use in the Form S-4 which shall have become false or misleading.

     (b) Unless the Board of Directors of the Company shall take any action permitted by the fifth sentence of this Section 5.01(b), the Company shall cause a meeting of its stockholders (the 'Company Stockholder Meeting') to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall set the record date for the Company Stockholder Meeting to occur immediately following the consummation of the Exchange so that (and only if) Parent is the holder of record for purposes of such Company Stockholder Meeting of the shares of Company Common Stock acquired in the Exchange, which shares shall constitute in excess of a majority of the issued and outstanding shares of Company Common Stock. In the event that it becomes necessary to delay the date of the Company Stockholder Meeting, the Company shall use its best efforts to ensure that any such delay does not frustrate the purpose of the immediately preceding sentence, including by issuing shares of Company Common Stock in accordance with Section 5.19 immediately prior to setting any new record date. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall not be permitted to withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so), except that prior to the consummation of the Exchange, the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) but only if (i) the Company has complied with Section 5.13,
(ii) an Alternative Transaction (as defined in Section 7.01) shall have been proposed by any person other than Parent or its affiliates, (iii) the Company shall have notified Parent of such Alternative Transaction at least five business days in advance of such withdrawal, amendment or modification and (iv) the Board of Directors of the Company shall have determined in its good faith judgment that such Alternative Transaction is more favorable to the Company's stockholders than this Agreement and the Merger and, as a result, the Board of Directors of the Company shall have determined in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to modify, amend or withdraw such recommendation; provided that no such withdrawal, amendment or modification shall be made unless the Company shall have delivered to Parent in accordance with Section 5.13(b) a written notice advising Parent that the Board of Directors of the Company has received an Acquisition Proposal and identifying the person making such Acquisition Proposal.

     (c) Unless the Board of Directors of the Company shall take any action permitted by the fifth sentence of paragraph (b) above, and only to the extent required by applicable regulations of the NYSE, Parent shall cause a meeting of its stockholders (the 'Parent Stockholder Meeting') to be called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the issuance of shares of Parent Class A Common Stock in connection with the transactions contemplated hereby and, at such meeting, the Board of Directors of Parent shall recommend approval by Parent's stockholders of such issuance of shares of Parent Class A Common Stock. Nothing contained in this
Section 5.01(c) shall prohibit Parent from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

     (d) If the Parent Stockholder Meeting is being held, the recommendations of the Boards of Directors of Parent and the Company referred to in paragraphs (b) and (c) above, together with copies of the opinions referred to in Sections 3.01(q) and 3.02(i), shall be included in the Joint Proxy Statement. Parent and the Company will use reasonable efforts to hold such meetings on the same day and use their best efforts to hold such meetings as soon as practicable after the date hereof.

     (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

     SECTION 5.02. Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Coopers & Lybrand LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Coopers & Lybrand LLP, Parent shall provide a representation letter to Coopers & Lybrand LLP complying with SAS 72, if then required.

     SECTION 5.03. Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Price Waterhouse LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Price Waterhouse LLP, the Company shall provide a representation letter to Price Waterhouse LLP complying with SAS 72, if then required.

     SECTION 5.04. Access to Information; Confidentiality. (a) The Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. During the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent and Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. The foregoing shall not require Parent or the Company to share any information with respect to legal proceedings that could reasonably be expected to give rise to a breach of attorney-client privilege. Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 11, 1997, between Parent and the Company (the 'Confidentiality Agreement'). The Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of Parent in confidence to the same extent Parent is required to hold nonpublic information of the Company in confidence pursuant to the Confidentiality Agreement.

     (b) No investigation pursuant to this Section 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     SECTION 5.05. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required or necessary to transfer any assets and related liabilities of the Company to the Surviving Corporation in the Merger, in connection with the transactions contemplated by this Agreement, including the Merger and the Stock Exchange Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger. In connection with the legal opinions referred to in Sections 6.02(c) and 6.03(c), Parent, Sub and the Company agree to deliver letters of representation reasonable under the circumstances as to their present intention and present knowledge.

     SECTION 5.06. Benefit Plans. (a) Effective as of the Closing, Parent shall provide that all retained employees of the Company and its subsidiaries, who are not subject to collective bargaining agreements, shall participate in the Company's existing employee benefit plans or, at the option of the Parent, to participate in the employee benefit plans and arrangements of Parent (other than those plans that are the subject of collective bargaining) on a basis no less favorable in the aggregate than similarly situated employees of Parent and its subsidiaries and, with respect to employees who are the subject of collective bargaining agreements, all benefits and other terms and conditions of employment shall be provided in accordance with the applicable collective bargaining agreement; provided, however, that for purposes of the foregoing, no Stock Plan or other plan, program or arrangement related to the stock of the Company or its subsidiaries shall be considered nor shall Parent or any affiliate thereof have any obligation to issue or provide any benefits related to the stock of the Company or its subsidiaries, other than as provided in Section 2.02. In the event that any employee of the Company or its affiliates is transferred to the Parent or any affiliate of Parent or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by the Surviving Corporation or its affiliates, Parent shall cause such plan, program or arrangement to treat the prior service of such employee with the Company or its affiliates, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Company, as service rendered to the Surviving Corporation or its affiliate, as the case may be; provided, however, that Parent may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service and with respect to any defined benefit pension plan of Parent or any affiliate of Parent, no such prior service shall be recognized for any purposes other than eligibility to participate or vesting of benefits.

     (b) To the extent that retained employees of the Company and its subsidiaries become eligible to participate in plans sponsored by Parent and its subsidiaries (other than Company Benefit Plans), Parent shall (i) waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their respective dependents under any welfare benefit plans that such employees and dependents may be eligible to participate in, effective on or after the Closing Date, but only to the extent that such exclusions and waiting periods were inapplicable or satisfied under the analogous Company Benefit Plan; and (ii) provide each such employee or dependent with credit for any co-payments and deductibles paid prior to the Closing Date in respect of the plan year in progress at the time such participation begins in satisfying any applicable co-payment, deductible or out-of-pocket requirement under any analogous welfare plans that such employees or dependents are eligible to participate in on or after the Closing Date, but only to the extent such co-payment, deductible or out-of-pocket requirements would be deemed satisfied under the analogous Company Benefit Plan.

     SECTION 5.07. Indemnification. (a) Commencing at the Effective Time of the Merger and for six years thereafter, the Surviving Corporation shall indemnify all present and former directors or officers of the Company and its subsidiaries for acts or omissions occurring prior to the Effective Time of the Merger to the fullest extent now provided in their respective certificate of incorporation or by-laws, provided such indemnification is consistent with applicable law, to the extent such acts or omissions are uninsured (provided, that to the extent that during any period insurance does not fully indemnify any person contemplated to be indemnified in accordance with the first sentence of this Section 5.07, the Surviving Corporation shall indemnify such person in accordance with such terms; and, provided further, that to the extent that the Surviving Corporation's insurance is not sufficient to fully indemnify any such person, Parent shall, during such period, provided such indemnification is consistent with applicable law, indemnify such person to the same extent as provided in the Company's current certificate of incorporation and by-laws). For six years after the Effective Time of the Merger, Parent shall also indemnify the Sellers (together with all present and former directors of the Company and its subsidiaries, the 'indemnified parties') for all claims asserted by other stockholders of the Company, including derivative lawsuits, costs of defense, settlement, judgment and other amounts, in connection with the transactions contemplated by this Agreement and the Stock Exchange Agreement alleging any breach of fiduciary duty on the part of the Stockholder as a result of the transactions contemplated by the Exchange Agreement, to the extent such indemnification is consistent with applicable law.

     (b) Parent will cause to be maintained for a period of not less than six years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy (or at Parent's option a replacement policy having terms no less advantageous than the Company's current policy) to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger for all persons who are or were directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (150% of such premium, the 'Maximum Premium'). If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent will use reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $567,400.

     (c) Each indemnified party shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought thereunder, notify the Surviving Corporation or the Parent, as the case may be (each an 'indemnifying party') in writing of the claim or action. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party, a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.07 for any legal or other expenses subsequently incurred by the indemnified party in connection with defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 5.07 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, as a result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

     SECTION 5.08. Expenses.

     (a) Except as set forth in this Section 5.08, all fees and expenses incurred in connection with this Agreement, the Stock Exchange Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) The Company shall pay Parent a fee of $12,500,000 (the 'Fee'), plus actual, documented and reasonable out-of-pocket expenses of Parent relating to the transactions contemplated by this Agreement not in excess of $3,000,000 in the aggregate (including reasonable fees and expenses of Parent's counsel, accountants and financial advisers) ('Expenses'), upon the termination of this Agreement pursuant to Section 7.01(f) or (g).

     (c) The Company shall pay Parent the Fee plus the Expenses if and when all of the following events have occurred:

          (i) an Alternative Transaction (as defined in Section 7.01) is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to the Company at any time on or after the date of this Agreement and on or prior to the date of the Company Stockholder Meeting (including the last date on which any adjourned session thereof is reconvened);

          (ii) either Parent or the Company terminates this Agreement pursuant to Section 7.01(c) or Parent terminates this Agreement pursuant to Section 7.01(d) if, in the case of termination under either such Section, the requisite vote for approval and adoption of the Merger Agreement by the stockholders of the Company shall not have been obtained by June 30, 1998; and

          (iii) thereafter on or prior to the second anniversary of the date of termination, (A) such Alternative Transaction is consummated or (B) there is consummated any other Alternative Transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to the Company prior to such termination.

     (d) The Company shall pay Parent the Fee plus the Expenses if and when both of the following events have occurred:

          (i) Parent terminates this Agreement pursuant to Section 7.01(i) prior to the closing of the Exchange; and

          (ii) thereafter on or prior to the second anniversary of the date of termination, there is consummated any Alternative Transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to the Company prior to such termination.

     (e) The Fee and Expenses payable pursuant to Section 5.08(b) shall be paid
(i) with respect to a termination pursuant to Section 7.01(f), within one business day after such termination and (ii) with respect to a termination pursuant to Section 7.01(g), simultaneously with and as a condition to such termination. The Fee and Expenses payable pursuant to Section 5.08(c) or 5.08(d) shall be paid within one business day following the consummation of the Alternative Transaction referred to in such Section.

     (f) All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby, including the Exchange, shall be paid by the Company and the Company shall timely make all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

     SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon any press release with respect to the transactions contemplated by this Agreement and the Stock Exchange Agreement, including the Merger, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 5.10. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, 'affiliates' of the Company for purposes of Rule 145 under the Securities Act. The Company shall deliver to Parent with respect to each such 'affiliate' on or prior to the Closing a written agreement substantially in the form attached as Exhibit A hereto.

     SECTION 5.11. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in the Merger and under the Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.12. Certain Provisions. The Company shall not take, and shall not permit any of its affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other person or entity to treat Parent or Sub, in acting pursuant to and as permitted by this Agreement or the Stock Exchange Agreement, as an 'interested stockholder' with whom the Company is prevented for any period pursuant to
Section 203 of the DGCL from engaging in any 'business combination' (as defined in Section 203 of the DGCL) or take any action (including any charter or by-law amendment) that has the effect of rendering Section 203 of the DGCL applicable to Parent or any of its subsidiaries. The Company shall not, and shall not permit any of its affiliates to, announce or disclose the Company's or such affiliate's intention to take any such action or to treat Parent or Sub as such an 'interested stockholder.' In the event that there shall be instituted or pending any action or proceeding before any Governmental Entity to which the Company is a party claiming or seeking a determination, directly or indirectly, that the Company is prevented for any period pursuant to Section 203 of the DGCL from engaging in any 'business combination' with Parent or Sub, the Company shall take the position that the Company is not so prevented. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent or Sub to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, the Stock Exchange Agreement or the transactions contemplated by any of the foregoing, of any state law.

     SECTION 5.13. No Solicitation.

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries or otherwise, (i) solicit, initiate or encourage any inquiries, offers or proposals, or any indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving the Company or any significant subsidiary of the Company other than the Merger

(any of the foregoing inquiries or proposals being referred to herein as an 'Acquisition Proposal') or (ii) participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal; provided, however, that, prior to the consummation of the Exchange, the Company may participate in negotiations or discussions with, and provide nonpublic information to, any person concerning an Acquisition Proposal submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement if (A) such Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement, (B) the Board of Directors of the Company, in its good faith judgment, believes that such Acquisition Proposal is reasonably likely to result in an Alternative Transaction that would be more favorable to the Company's stockholders than the Merger or this Agreement and (C) failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law. Nothing contained in this Section 5.13 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; provided that the Board shall not recommend that the stockholders of the Company tender or exchange any shares of Company Common Stock in connection with such tender or exchange offer unless failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law.

     (b) The Company shall notify Parent as promptly as practicable if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement.

     (c) If, pursuant to the proviso to Section 5.13(a)(ii), the Company provides nonpublic information to any person who makes an Acquisition Proposal, the Company shall require such person to enter into a confidentiality agreement substantially similar to the Confidentiality Agreement as a condition to and before providing any such information.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Sub) conducted heretofore with respect to any Acquisition Proposal. The Company agrees not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which the Company is a party.

     (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.13.

     SECTION 5.14. Board of Directors. In the event the Exchange is consummated pursuant to the Stock Exchange Agreement prior to the Effective Time of the Merger, Parent shall from and after such closing of the Exchange, be entitled to designate, at its option, upon notice to the Company, up to that number of directors, rounded up to the nearest whole number, of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act, as will make the percentage of the Company's directors designated by Parent equal to the greater of (i) the majority of the Company's Board of Directors and (ii) the aggregate voting power of the shares of Company Common Stock held by Parent or any of its subsidiaries as a percentage of the total voting power outstanding. Parent shall determine for the approval of the Board of Directors the classes into which such directors are placed, so long as such placement does not violate or conflict with the Company's Certificate of Incorporation or By-laws or the DGCL and the Company shall cause Parent's designees to be so placed. In the event that Parent's designees are elected or appointed to the Board of Directors of the Company, such Board of Directors shall have, until the Effective Time of the Merger, at least one director who is a director of the Company prior to the closing of the Exchange (the 'Continuing Director'); provided, however, that if no Continuing Director remains, the other directors shall designate an individual to fill such vacancy who shall not be an officer, director, employee or affiliate of Parent or any of its affiliates and shall otherwise be an 'independent director' under the rules of the NYSE (such designee to be deemed to be a Continuing Director for purposes of this Agreement). To the fullest extent permitted by applicable law, the Company shall take all actions requested by Parent which are reasonably necessary to effect the appointment or election of the designees of Parent to the Board of Directors, including mailing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder promptly following the date hereof in order to permit designees of Parent to serve on the Board of Directors of the Company immediately upon consummation of the Exchange (provided that Parent shall have provided to the Company on a timely basis all information required to be included with respect to Parent designees). In connection with the foregoing, the Company will promptly either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Parent's designees to be elected or appointed to the Company's Board of Directors as provided above and shall cause the appointment of Parent's designees to fill such vacancies or newly created directorships effective upon the closing of the Exchange. Following the election or appointment of Parent's designees pursuant to this Section 5.14(a) and prior to the Effective Time, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or waiver or assertion of any of the Company's rights hereunder, or any other consents or actions by the Board of Directors with respect to this Agreement, will require the concurrence of a majority of the Continuing Directors.

     SECTION 5.15. Certain Agreements. Neither the Company nor any subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent.

     SECTION 5.16. Stop Transfer. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 12 of the Stock Exchange Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock, and agrees to notify the transfer agent for any shares of Company Common Stock or voting rights certificates and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.

     SECTION 5.17. Officer's Certificate. The Company, at the request of Parent, shall deliver a certificate to Parent executed by the chief executive officer and the chief financial officer of the Company in the form and with respect to the matters referred to in Section 6.4 of the Stock Exchange Agreement dated as of the date of the closing of the Exchange, or, alternatively, inform Parent that it is unable to give such certificate because of the inaccuracy of the matters that would otherwise be set forth therein.

     SECTION 5.18. Parent to Vote in Favor of Merger. Parent agrees that it will vote (or cause to be voted) all shares of Company Common Stock owned by it or its subsidiaries at the time of the Company Stockholder Meeting in favor of the approval and adoption of the Merger Agreement.

     SECTION 5.19. Anti-Dilution. The Company will as promptly as practicable notify Parent if it issues any shares of Company Common Stock, whether upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Company Common Stock, or otherwise. If the Exchange is consummated, the Company agrees that if, at the time of closing of the Exchange or at any time thereafter until the later of (a) the Effective Time of the Merger and (b) two years from the closing of the Exchange, the number of Stockholder Shares held by Parent and its subsidiaries shall not represent a majority of the outstanding shares of Company Common Stock as a result of the issuance of shares of Company Common Stock by the Company, whether upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Company Common Stock, or otherwise, it will sell to Parent, upon notice from Parent, at a price per share equal to the product of
(i) the Exchange Ratio and (ii) the average of the closing sales prices of Parent Class A Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the five consecutive trading days immediately preceding the date of such notice, in cash, such number of fully paid and non-assessable shares of Company Common Stock, which shares shall be approved for listing on the NYSE, as may be necessary so that the percentage of outstanding shares of Company Common Stock held by Parent (including the Stockholder Shares) represents a majority of such outstanding shares.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained;

          (b) Parent Stockholder Approval. If the Parent Stockholder Approval is required in accordance with the applicable regulations of the NYSE, the Parent Stockholder Approval shall have been obtained;

          (c) NYSE Listing. The shares of Parent Class A Common Stock issuable to the Company's stockholders pursuant to this Agreement (including upon the exercise of options and upon the conversion of the Convertible Subordinated Debentures) shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger shall be in effect;

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

     SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following conditions; provided, however, upon the closing of the Exchange pursuant to the terms of the Stock Exchange Agreement, the conditions set forth in clauses (a), (b), (d) and (e) of this Section 6.02 shall no longer be applicable.

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Tax Opinion. The opinion, which, in the event the Parent Stockholder Approval is required, will be dated on or about the date of and referred to in the Joint Proxy Statement, based on appropriate representations of the Company and Parent, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code and (ii) Parent, Sub and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code shall have been rendered and shall not have been withdrawn or modified in any material respect.

          (d) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not materially dilute the aggregate benefits to Parent of the transactions reasonably contemplated hereby; provided that the receipt of all required consents of the holders of Company Stock Options as contemplated by Section 2.02 shall be considered material.

          (e) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions; provided, however, upon the closing of the Exchange pursuant to the provisions of the Stock Exchange Agreement, the conditions set forth in clauses (a), (b) and (d) of this Section
6.03 shall no longer be applicable.

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c) Tax Opinion. The opinion, dated on or about the date of and referred to in the Joint Proxy Statement as first mailed to stockholders of the Company, based on appropriate representations of the Company and Parent, of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, shall not have been withdrawn or modified in any material respect.

          (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), which could reasonably be expected, if adversely determined, to result in criminal or material uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Company, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company,

     Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

          (a) by mutual written consent of Parent and the Company; or

          (b) by either Parent or the Company if any Governmental Entity within the United States or any country or other jurisdiction in which either the Company or Parent, directly or indirectly, has material assets or operations shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by either Parent or the Company if the Exchange and the Merger shall not have been consummated on or before June 30, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

          (d) by Parent, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by the Company, if any required approval of the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (f) by Parent, if prior to the closing of the Exchange, the Board of Directors of the Company shall have (i) withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein or resolved to do so or (ii) recommended an Alternative Transaction from a person other than Parent or any of its affiliates or resolved to do so; or

          (g) by the Company, prior to the closing of the Exchange, if any person (other than Parent or any of its affiliates) shall have proposed an Alternative Transaction (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders than this Agreement and the Merger and (B) as a result of which the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this Section 7.01(g) shall not be effective until the Company has made payment of the Fee and the Expenses required by
     Section 5.08; or

          (h) by the Company, if, prior to the closing of the Exchange, there shall have been a material breach of any covenant or agreement on the part of Parent or Sub contained in this Agreement which materially adversely affects Parent's or Sub's ability to consummate the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

          (i) by Parent, if, prior to the closing of the Exchange, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a material adverse effect with respect to the Company or which materially adversely affects (or materially delays) the consummation of the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

          (j) by the Company, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company or shall have resolved to do so.

     As used herein, 'Alternative Transaction' means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its subsidiaries (a 'Third Party') acquires or would acquire more than 15% of the then outstanding shares of Company Common Stock, whether from the Company, the Stockholder or pursuant to a tender offer or exchange offer or otherwise, (ii) any direct or indirect acquisition or proposed acquisition of the Company or any of its significant subsidiaries by means of a merger or other business combination transaction (including any so-called 'merger of equals' and whether or not the Company or any of its significant subsidiaries is the entity surviving any such merger or business combination transaction) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last two sentences of Section 5.04(a), Section 5.08, Section 5.12, Section 5.14, Section 5.16, Section 5.19 and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. Subject to Section 5.14, any provision of this Agreement may be amended or waived prior to the Effective Time of the Merger (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of (i) the Company, there shall be made no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) Parent, there shall be made no amendment that by law requires further approval by the stockholders of Parent without the further approval of such stockholders.

     SECTION 7.04. Extension; Waiver. Subject to Section 5.14, at any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, comply with Section 5.14 and require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to
          The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016

        Attention: Linda J. Wachner

        with a copy to:

        The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016

        Attention: Stanley P. Silverstein

        Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017

        Attention: William E. Curbow

        (b) if to the Company, to
          Designer Holdings Ltd.
          1385 Broadway
          New York, NY 10018

        Attention: Arnold H. Simon

        with copies to:

        Designer Holdings Ltd.
          1385 Broadway
          New York, New York 10018

        Attention: John J. Jones

        Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022

        Attention: Mark N. Kaplan

     SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an 'affiliate' of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) 'material adverse change' or 'material adverse effect' means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

          (c) 'person' means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (d) a 'subsidiary' of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include,' 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation.'

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.07, is not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by opera-tion of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent pursuant to Section 1.01, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

     SECTION 8.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          THE WARNACO GROUP, INC.


                                          By         /s/ LINDA J. WACHNER
                                             ...................................
                                                   NAME: LINDA J. WACHNER
                                            TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                                          WAC ACQUISITION CORPORATION


                                          By         /s/ LINDA J. WACHNER
                                             ...................................
                                                   NAME: LINDA J. WACHNER

                                          DESIGNER HOLDINGS LTD.


                                          By         /s/ ARNOLD H. SIMON
                                             ...................................
                                                   NAME: ARNOLD H. SIMON
                                            TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER


                                          By        /s/ MERRIL M. HALPERN
                                             ...................................
                                                  NAME: MERRIL M. HALPERN
                                                TITLE: CHAIRMAN OF THE BOARD

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

Gentlemen:

     The undersigned, a holder of shares of Common Stock, par value $.01 per share ('Company Common Stock'), of Designer Holdings Ltd., a Delaware corporation (the 'Company'), is entitled to receive in connection with the merger (the 'Merger') of the Company with WAC Acquisition Corporation, a Delaware corporation, securities (the 'Parent Securities') of The Warnaco Group, Inc. ('Parent'). The undersigned acknowledges that the undersigned may be deemed an 'affiliate' of the Company within the meaning of Rule 145 ('Rule 145') promulgated under the Securities Act of 1933, as amended (the 'Act'), although nothing contained herein should be construed as an admission of such fact.

     If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a 'no-action' or interpretive letter from the Staff of the Securities and Exchange Commission (the 'SEC'), is not required to be registered under the Act.

     In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT A

[Name]                                  [Date]

     On                         the undersigned sold the securities
('Securities') of The Warnaco Group, Inc. (the 'Company') described below in the space provided for that purpose (the 'Securities'). The Securities were received by the undersigned in connection with the merger of WAC Acquisition Corporation with and into Designer Holdings Ltd.

     Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the 'Act').

     The undersigned hereby represents that the Securities were sold in 'brokers' transactions' within the meaning of Section 4(4) of the Act or in transactions directly with a 'market maker' as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

              [Space to be provided for description of securities]

                                                                         ANNEX B

                            STOCK EXCHANGE AGREEMENT

     STOCK EXCHANGE AGREEMENT dated as of September 25, 1997 among THE WARNACO GROUP, INC., a Delaware corporation ('Parent'), NEW RIO, L.L.C., a Delaware limited liability company (the 'Stockholder'), and each of the members of Stockholder signatory hereto (each, a 'Member').

     WHEREAS, concurrently herewith, Parent, WAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and Designer Holdings Ltd., a Delaware corporation (the 'Company'), are entering into an Agreement and Plan of Merger (as such agreement may be amended from time to time and whether or not such agreement has been terminated, the 'Merger Agreement'; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which Sub or, at the election of Parent, a direct wholly owned subsidiary of Parent other than Sub will be merged with and into the Company (the 'Merger'), whereby each share of Common Stock, each having a par value of one cent ($0.01), of the Company ('Company Common Stock') issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive a fraction of a share of Class A Common Stock, par value $0.01 per share, of Parent ('Parent Class A Common Stock'), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Sub or any other subsidiary of Parent.

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that the Stockholder and the Members (collectively, the 'Sellers') enter into, and the Stockholder and the Members have agreed to enter into, this Agreement pursuant to which, among other things, regardless of any termination of the Merger Agreement, Parent and the Sellers have agreed to exchange shares of Parent Class A Common Stock for all the shares of Company Common Stock owned by the Sellers on the terms herein set forth, which in the aggregate constitute a majority of the outstanding Company Common Stock.

     WHEREAS, for Federal income tax purposes, it is intended that, so long as the Merger occurs, the exchange of Parent Class A Common Stock for Company Common Stock pursuant to this Agreement and the Merger pursuant to the Merger Agreement qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1. EXCHANGE TRANSACTION

     1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, the Stockholder agrees to transfer 16,483,868 shares of Company Common Stock, all of which are owned by the Stockholder and which represent all of the shares of Company Common Stock owned by the Sellers (the 'Shares'), to Parent, free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance (each, a 'Lien') or Restriction created by any Member or by the Stockholder or otherwise binding upon the Shares, and Parent agrees to issue to the Stockholder, in exchange for the Shares, shares of Parent Class A Common Stock in accordance with Section 1.2 below, free and clear of any Lien or Restriction except as contemplated by this Agreement or any letter entered into for tax purposes relating to restrictions on selling Exchange Shares (a 'Lock-Up Letter'). For purposes of this Agreement, 'Restriction' means, when used with respect to any specified security, any stockholders or other trust agreement, option, warrant, escrow, proxy, buy-sell agreement, power of attorney or other contract, agreement or arrangement which (i) grants to any person the right to sell or otherwise dispose of or vote such specified security or any interest therein, or (ii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of, the ownership of such specified security.

     1.2 Exchange Ratio. For each Share transferred to Parent pursuant to this Agreement, the Stockholder shall receive .324 of a fully paid and nonassessable share of Parent Class A Common Stock (the 'Exchange Ratio'). In the event that the aggregate number of shares of Parent Class A Common

Stock to be issued to the Stockholder, based on the Exchange Ratio, would result in the issuance by Parent of a fractional share of Parent Class A Common Stock, such fractional share shall be rounded to the nearest whole share. The total number of shares of Parent Class A Common Stock to be issued to the Stockholder hereunder are referred to herein as the 'Exchange Shares.'

2. CLOSING

     The closing (the 'Closing') of the Exchange shall take place on the second business day following satisfaction or waiver of the conditions set forth in Sections 6 and 7, or such other date and time as the parties shall otherwise agree to. The date of the Closing is referred to herein as the 'Closing Date'. The Closing will take place at 10:00 a.m. on the Closing Date, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. At the Closing, (i) the Stockholder shall deliver to Parent certificate(s) representing all of the Shares, duly endorsed for transfer to Parent, and (ii) Parent shall deliver to the Stockholder a stock certificate representing the Exchange Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     Each Member, severally with respect to himself, herself or itself (as the case may be) and the Shares which are 'Allocated Shares' of such Member under the Third Amended and Restated Limited Liability Company Agreement of the Stockholder (the 'LLC Agreement') makes the following representations and warranties to Parent.

     3.1 Power; Binding Agreement. Such Member has the legal capacity (in the case of individual Members), power and authority to enter into and perform all of such Member's obligations under this Agreement. Such Member is the legal and valid owner of, and has good and valid title to, its interest in the Stockholder. Such Member's allocable interest in the total number of shares of Company Common Stock owned by the Stockholder is set forth on Schedule 3.2. The execution, delivery and performance of this Agreement by such Member will not violate any other agreement to which such Member is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust) except to the extent that any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Member and constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Member is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Member is married and such Member's Allocated Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Member's spouse, enforceable against such person in accordance with its terms.

     3.2 No Conflict. Other than filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the filing of Forms 4 and Schedules 13D under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the 'Exchange Act'), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby, except for such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by such Member nor the consummation by such Member of the transactions contemplated hereby nor compliance by such Member with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust or other organizational documents applicable to such Member,
(y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Member is a party or by which such Member or any of such Member's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Member or any of such Member's properties or assets, except to the extent any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

     3.3 Reliance. Such Member understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Member's execution and delivery of this Agreement.

     3.4 No Broker. Such Member has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     3.5 Transfer Instruction. Each Member has instructed the Stockholder, in accordance with Section 11.1(c) of the LLC Agreement, to transfer its Allocated Shares to Parent and the Stockholder has provided Parent with true and accurate proof thereof.

     3.6 Voting Instruction. Each of the Member Managers (as defined in the LLC Agreement) has determined and advised the Stockholder, in accordance with
Section 4.2(b) of the LLC Agreement, that in the event the Exchange has not occurred by the time of the Company Stockholder Meeting, the Stockholder shall vote the Shares in favor of the Merger as set forth in Section 9.3.

4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     The Stockholder makes the following representations and warranties to the
Parent:

     4.1 Power; Binding Agreement. The Stockholder has the power and authority to enter into and perform all of its obligations under this Agreement (including the power and authority without further action on the part of the Members to consummate the Exchange and comply with the voting requirements of Section 9.3). The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms. The Members constitute all the members of the Stockholder.

     4.2 No Conflict. Other than filings required under the HSR Act, and the filing of Forms 4 and Schedules 13D under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except for any such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of the LLC Agreement, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, except to the extent any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

     4.3 Reliance. The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     4.4 Ownership of Shares. The Stockholder is the record owner of 16,483,868 Shares, which constitute a majority of the outstanding shares of Company Common Stock. The Stockholder has, and at the Closing will have, good and valid title to the Shares, free and clear of any Liens or Restrictions and it has the full legal right, power and authority to assign, transfer and deliver such Shares to Parent pursuant hereto. The Stockholder has sole voting power, and sole power of disposition, with respect to all of the Shares.

     4.5 No Broker. The Stockholder has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement or the Merger Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     4.6 Purchase for Investment. The Stockholder is acquiring the Exchange Shares for its own account as principal for investment and not with a view to resale or distribution or with any present intention of distribution or selling the same. The Stockholder is fully aware that such shares of Parent Class A Common Stock have not been registered under the Securities Act or under any applicable state securities laws, and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and all such laws. The Stockholder is an 'accredited investor' as such term is defined in Regulation D promulgated under the Securities Act. The Stockholder is able to bear the economic risk of the investment in such shares of Parent Class A Common Stock and has such knowledge and experience in financial and business matters, and knowledge of the business of Parent, as to be capable of evaluating the merits and risks of a prospective investment. The Stockholder acknowledges that it has received or been given access to financial information and other documents and records necessary to make a well-informed investment decision and has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management.

     4.7 Limitations on Transferability. In addition to the restrictions set forth in Section 9.7 and in the Lock-Up Letter, the Stockholder acknowledges that it may not transfer any of the shares of Parent Class A Common Stock in the Exchange unless and until the same are registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available and that it may transfer such shares of Parent Class A Common Stock only in accordance with this Agreement.

     4.8 Legend. Each document or certificate evidencing any shares of Parent Class A Common Stock issued in the Exchange shall be stamped or imprinted with legends substantially as follows:

          (a) 'The shares of Common Stock, par value $0.01 per share, of The Warnaco Group, Inc. (the 'Company') represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state; and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with, or pursuant to an exemption from, the requirements of such Act or such laws.'

          (b) 'The shares of Common Stock, par value $0.01 per share, of The Warnaco Group, Inc. (the 'Company') represented by this certificate are subject to restrictions on transfer contained in a Stock Exchange Agreement dated as of September 25, 1997, as amended from time to time, a copy of which is on file at the principal office of the Company.'

Parent will exchange certificates without one or both of the foregoing legends for certificates with one or both of the foregoing legends upon the request of the Stockholder as follows: (i) in the case of clause (a), upon such time as the holder thereof may sell such shares without registration of such sale under the Securities Act, as evidenced by an opinion of counsel to such holder; and (ii) in the case of clause (b), upon the later to occur of (x) upon the termination of the restricted period contained in any Lock-Up Letter to which the holder of such Shares is subject and (y) otherwise, upon the Release Date.

5. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to the Stockholder as follows:

     5.1 Power; Binding Agreement. Parent has the power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any other agreement to which Parent is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent that any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

     5.2 No Conflict. Other than filings required under the HSR Act, the filing of a Form 3 and Schedule 13D under the Exchange Act and the filing of a registration statement under the Securities Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except in each case for such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, except to the extent that any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

6. CONDITIONS TO OBLIGATIONS OF PARENT

     Unless waived, in whole or in part, in writing by Parent, the obligations of Parent to consummate the Exchange and to perform any and all of its postclosing obligations shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions (it being understood that any termination of the Merger Agreement, including pursuant to Sections 7.01(f), (g) or (j) shall not, in and of itself, constitute a failure of a condition hereunder or give rise to any right to terminate this Agreement):

     6.1 Accuracy of Representations and Warranties. All representations and warranties of each of the Members and the Stockholder contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     6.2 Performance of Agreements. Each of the Members and the Stockholder shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     6.3 Majority Ownership. The Shares, immediately following consummation of the Exchange, shall constitute a majority of the issued and outstanding Company Common Stock.

     6.4 Merger Agreement Matters. (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger or the other transactions pursuant to the Merger Agreement shall be in effect.

     (b) The representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date).

     (c) The Company shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

     (d) The Company shall have satisfied, or simultaneous with the Exchange shall satisfy, its obligations to Parent pursuant to Section 5.14 of the Merger Agreement.

     (e) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or the Merger Agreement or seeking to obtain from Parent, the Stockholder or any member of the Board of Directors of the Company or any of their respective subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     (f) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not materially dilute the aggregate benefits to Parent of the transactions reasonably contemplated hereby; provided that the receipt of all required consents of the holders of Company Stock Options as contemplated by
Section 2.02 of the Merger Agreement shall be considered material.

     6.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Exchange shall be in effect.

     6.6 No Adverse Enactments. There shall not have been any statute, rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the Exchange hereunder or of the Merger under the Merger Agreement illegal.

     6.7 HSR. The waiting period (and any extension thereof) under the HSR Act applicable to the Exchange and the Merger shall have been terminated or shall have expired.

     6.8 Company Certificate. Parent shall have received a certificate executed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in Section 6.4 shall have been satisfied.

     6.9 Members Certificate. Parent shall have received certificates of the Stockholder and of the Members that (i) the representations and warranties made by each of them, severally, are true and correct in all material respects (other than Sections 3.1, 3.5, 4.1, 4.4 and 4.6, which shall be true and correct), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (ii) each of them has no actual knowledge that the conditions set forth in Section 6.4 (including that the representations and warranties of the Company are true and correct in all material respects), shall not have been satisfied, provided, however, that such certificate shall terminate at the Effective Time of the Merger other than with respect to the representations and warranties set forth in Sections 3.1, 3.5, 4.1, 4.4 and 4.6.

7. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER AND THE MEMBERS

     Unless waived, in whole or in part, in writing by the Stockholder, the obligations of the Stockholder and the Members to consummate the Exchange as contemplated by this Agreement shall be subject to the fulfillment prior to or on the Closing Date of each of the following conditions (it being understood that any termination of the Merger Agreement, including pursuant to Sections 7.01(f), (g) or (j) shall not, in and of itself, constitute a failure of a condition hereunder or give rise to any right to terminate this Agreement):

     7.1 Accuracy of Representations and Warranties. All representations and warranties of Parent contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     7.2 Performance of Agreements. Parent shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     7.3 No Adverse Enactments. There shall not have been any statute, rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the Exchange hereunder illegal.

     7.4 No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Exchange shall be in effect.

     7.5 HSR Act. The waiting period (and any extension thereof) under the HSR Act applicable to the Exchange shall have been terminated or shall have expired.

     7.6 NYSE Listing. The shares of Parent Class A Common Stock issuable to the Stockholder pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

     7.7 Merger Agreement Matters. (a) The representations and warranties of Parent set forth in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date).

     (b) Parent shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

8. COVENANTS OF PARENT

     Parent hereby covenants and agrees as follows:

     8.1 Filings and Other Actions. As promptly as practicable after the execution of this Agreement, Parent shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use its reasonable best efforts to obtain clearance or authorization under the HSR Act for the Merger and the Exchange at the earliest practicable time. Parent agrees to cooperate fully with the Stockholder to promptly effectuate the filing of any notification required under the HSR Act.

     8.2 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and the Merger Agreement, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Parent hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

     8.3 Registration Statement. (a) Shelf Registration. Parent will use its reasonable best efforts to file and have declared effective as promptly as practicable following the Release Date a registration statement (a 'Shelf Registration') under the Securities Act, on an appropriate form, for the resale of the shares of Parent Class A Common Stock issued to the Stockholder in the Exchange and not subject to a Lock-Up Letter. In connection therewith Parent agrees to use its reasonable best efforts to make such other filings as are necessary for sales under such Shelf Registration to be made in accordance with any state securities or 'blue sky' laws, provided, however, that Parent shall not be required to consent to service of process in any jurisdiction in which it is not now subject in connection therewith. Such registration statement shall include all shares of Parent Class A Common Stock issued to the Stockholder and not subject to a Lock-Up Letter, and may include securities of Parent for sale for Parent's own account. Upon the request of the Stockholder, following the termination of any Lock-Up Letter, Parent will use its reasonable best efforts to add to the Shelf Registration Exchange Shares that had been subject to any such Lock-Up Letter. The Stockholder shall promptly provide Parent with such information as it reasonably requests to include in such registration statement with respect to the Stockholder and the Members. Notwithstanding anything else contained in this agreement, Parent shall be obligated to keep such Registration Statement effective only until the earliest of (i) 24 months after the closing date for the Merger, (ii) such time as all shares of Parent Class A Common Stock covered by such Registration Statement have been sold or disposed of and (iii) such time as all such securities are freely tradeable.

     (b) Delays. Notwithstanding any another provision of this Agreement to the contrary, if at any time while the Shelf Registration is effective Parent provides written notice to the Stockholder that in its good faith and reasonable judgment it would be materially disadvantageous to Parent (because the sale of shares of Parent Class A Common Stock covered by such registration statement ('Registrable Securities') or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of Parent is then intended or the public disclosure of which at the time would be materially prejudicial to Parent) (a 'Disadvantageous Condition') for sales of Registrable Securities thereunder to then be permitted, and setting forth the general reasons for such judgment, Parent may refrain from maintaining current the prospectus contained in the Shelf Registration until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to the Stockholder); provided, however, that (i) upon delivery by the Stockholder of a certificate stating that any Seller desires to sell Registrable Securities in order for the Stockholder, its Members or the direct or indirect owners of its Members to pay taxes due as a result of the failure of the Exchange to be treated as a tax-free reorganization, so long as, in the good faith judgment of Parent, the sale of Registrable Securities at such time would not be reasonably likely to cause Parent to be in violation of Federal securities laws absent additional disclosure by Parent, Parent shall forgo or rescind its delivery of a notice of Disadvantageous Condition in such instance and shall use its reasonable best efforts to ensure that a prospectus is available for such sales; and (ii) in the event such notice of Disadvantageous Condition is in connection with an offering of securities in connection with which Parent has retained an investment bank, Parent shall certify to the Stockholder that such investment bank has advised Parent that such notice is reasonably necessary in connection with such offering. Upon the receipt by the Stockholder of any such notice of a Disadvantageous Condition (i) the Stockholder shall notify the Members and the Sellers shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and
(ii) if so directed by Parent by notice as aforesaid the Stockholder will deliver to Parent all copies, other than permanent file copies then in the Stockholder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid.

Notwithstanding anything else contained in this Agreement, the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Shelf Registration may not be delayed under this paragraph (b) for more than a total of 60 days in any six-month period.

     (c) Expenses. Except as provided herein, Parent shall pay all registration expenses with respect to the Shelf Registration. Notwithstanding the foregoing,
(i) the Sellers and Parent shall each be responsible for their own internal administrative and similar costs, (ii) the Sellers shall be responsible for the legal fees and expenses of their own counsel and (iii) the Sellers shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by the Sellers.

     (d) Indemnification and Contribution. (i) Parent agrees to indemnify and hold harmless each of the Sellers and each person, if any, who controls each Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Parent in writing by the Sellers expressly for use therein. Parent also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by Parent of the Sellers provided in this Section 8.3(d).

     (ii) Each Seller agrees to indemnify and hold harmless Parent, its directors, the officers who sign any registration statement and each person, if any who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigation any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Seller (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Seller also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Sellers of Parent provided in this Section 8.3(d).

     (iii) Each party indemnified under paragraph (i) or (ii) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought thereunder, notify the indemnifying party in writing of the claim or action, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (i) or (ii) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party of conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this section 8.3(d)(iii) for any legal or other expenses subsequently incurred by the indemnified party in connection with defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 8.3 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

     (iv) If the indemnification provided for in this Section 8.3(d) shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim, or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result such loss, liability, cost, claim or damage (A) in such proportion as is appropriate to reflect the relative benefits received by Parent on the one hand and the Sellers on the other hand from the offering of the Registrable Securities or (B) if such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Parent on the one hand and the Sellers on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducing expenses) received by Parent and the Sellers, respectively, bear to the aggregate public offering price of the Registrable Securities. The relative fault of Parent on the one hand and the Sellers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (iv) shall be deemed to include, for purposes of this paragraph (iv), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Parent and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 8.3(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 8.3, the Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Sellers were offered to the public exceeds the amount of any damages which the Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission o alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Material Misstatements. Parent shall promptly notify the Stockholder in writing (i) at any time when a prospectus relating to a registration pursuant to
Section 8.3(a) is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Stockholder prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

9. COVENANTS OF THE STOCKHOLDER AND THE MEMBERS

     The Sellers, jointly and severally, hereby covenant and agree as follows:

     9.1 Cooperation in Filing Notification under Hart-Scott-Rodino. The Sellers agree to cooperate fully with Parent to promptly effectuate the filing of any notification required under the HSR Act.

     9.2 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Sellers each agree to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. Each Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

     9.3 Voting. The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (or at any adjournments or postponements thereof), however called, or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Shares (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions and other matters contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions and other matters contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-laws; (c) any other material change in the Company's corporate structure or business; or (d) any other action; which, in the case of each of the matters referred to in clauses 3(a), (b), (c) or (d), is intended, or could reasonably be expected, to impede, frustrate, prevent, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Exchange or the Merger or the transactions contemplated by the Merger Agreement and this Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions after such termination in a manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

     9.4 Proxy. The Stockholder hereby grants to, and appoints, Parent and Linda
J. Wachner, Chief Executive Officer of Parent, William S. Finkelstein, Chief Financial Officer of Parent, and Stanley P. Silverstein, Vice President, General Counsel and Secretary of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in Section 9.3. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares.

     9.5 No Solicitation. During the term of this Agreement, the Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Sellers or any of its subsidiaries or otherwise, (i) solicit, initiate or encourage any inquiries, offers or proposals, or any indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving the Sellers or any significant subsidiary of the Sellers other than the Merger or (ii) participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal. If any of the Sellers receives any such inquiry or proposal, then such Seller shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     9.6 Restriction on Transfer of Shares, Proxies and Non-Interference; Restriction on Withdrawal. No Seller shall, directly or indirectly: (i) except pursuant to or as contemplated hereby by the terms of this Agreement or the Merger Agreement, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into any other voting arrangement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Sellers contained herein untrue or incorrect or have the effect of preventing or disabling the Sellers from performing their obligations under this Agreement; or commit or agree to take any of the foregoing actions.

     9.7 Transfer of Shares of Parent Class A Common Stock. The Sellers agree that they shall not, directly or indirectly, offer, sell, transfer, tender, pledge or encumber, assign or otherwise dispose of any shares of Parent Class A Common Stock (a) until the earlier of (i) such time at or after the Effective Time of the Merger that is no earlier than the time when holders of Company Common Stock can sell the shares of Parent Class A Common Stock issued pursuant to the Merger (without giving effect to any restrictions under applicable securities laws) and (ii) the termination of the Merger Agreement in accordance with its terms (the date on which such earlier time occurs, the 'Release Date'),
(b) other than in accordance with Section 4.7 and (c) other than in accordance with the terms of any Lock-Up Letter.

     9.8 Transfer Taxes. All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Stockholder and the Stockholder shall timely make all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

     9.9 Waiver of Dividend. The Sellers hereby irrevocably waive their right to receive with respect to the Exchange Shares, and hereby instruct Parent not to pay to the Sellers in respect of the Exchange Shares, any dividend declared by the Board of Directors of Parent payable to holders of record of Parent as of a record date prior to the Effective Time of the Merger.

     9.10 Standstill. Each Seller agrees that such Seller shall not (a) acting alone or in concert with others, seek to affect or influence the control of the management or board of directors of Parent or the business, operations or policies of Parent; (b) deposit any shares of Parent Class A Common Stock or securities exercisable or exchangeable or convertible into shares of Parent Class A Common Stock, or other securities having the right to vote generally with shares of Parent Class A Common Stock (collectively 'Parent Voting Securities') in a voting trust or subject any Parent Voting Securities to any proxy, arrangement or agreement with respect to the voting of such Parent Voting Securities or other agreement having similar effect; (c) initiate or propose any stockholder proposal or make, or in any way, participate in, directly or indirectly, any 'solicitation' of 'proxies' to vote, other than in connection with the Merger and the Merger Agreement, or intentionally seek in an organized fashion to influence any person with respect to the voting of, any Parent Voting Securities in a manner inconsistent with the position of the board of directors of Parent or become 'participant' in a 'solicitation' (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof) in opposition to the recommendation of the majority of the directors of Parent with respect to any matter; (d) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Parent Voting Securities, or, otherwise become a 'person' within the meaning of Section 13(d)(3) of the Exchange Act relating to any of the matters set forth in clauses (a), (b) or
(c); or (e) take any other action inconsistent with this Section 9.10. The provisions of this Section 9.10 shall not apply to any Seller following such time after the Exchange as such Seller cease to beneficially own at least 25% of the Exchange Shares acquired by such Seller in the Exchange.

     9.11 Amendment of LLC Agreement. By the execution and delivery of this Agreement, each Member hereby agrees that, effective as of the Closing Date, Sections 11.2 and 11.3 of the LLC Agreement shall be deemed amended to delete the terms thereof in their entirety. To the extent any provision of Article XI of the LLC Agreement conflicts with the terms of this Agreement, the terms of this Agreement shall be controlling.

     9.12 Transfer of Shares to Michael A. Covino. Notwithstanding anything to the contrary contained in this Agreement, simultaneously with or promptly following the execution hereof by Michael A. Covino ('Covino'), the Stockholder shall transfer (the 'Covino Transfer') the 225,374 Shares (the 'Covino Shares') which are the 'Allocated Shares' of Covino to Covino. From and after such time as the Covino Transfer shall have been completed, (i) Covino shall, with respect to the Covino Shares, be fully subject to and shall comply with and be entitled to the benefits of all of the covenants and agreements contained herein and applicable to the Stockholder, including, without limitation, the representations set forth in Sections 4.4 and 4.6, the requirement to exchange the Covino Shares at Closing, free and clear of Liens or Restrictions, in accordance with Section 1 and to comply with the voting and proxy requirements of Sections 9.3 and 9.4, respectively; (ii) no representation of the Members shall be deemed to be breached to the extent it is no longer true solely as a result of the Covino Transfer; (iii) Covino shall make the representation in the last sentence of Section 3.1 in his capacity as 'Stockholder'; and (iv) in order to effectuate the foregoing, references herein and in the Merger Agreement to the 'Stockholder' shall be deemed to refer to Covino and the Stockholder. Covino shall, notwithstanding the Covino Transfer, continue to be treated as a Member for purposes of the representations and warranties of the Members set forth in
Section 3 (other than Section 3.5) and as a Seller for all purposes hereof.

10. FURTHER ASSURANCES

     From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11. CERTAIN EVENTS

     The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's administrators, successors or receivers.

12. STOP TRANSFER

     The Stockholder agrees with, and covenants to, Parent that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement and the Lock-Up Letter. The Stockholder agrees, with respect to any Shares in certificated form, that immediately following the execution hereof, it will present to the Company, the certificates representing the Shares and the Company will inscribe upon such certificates the following legend: 'The shares of Common Stock, par value $.01 per share, of Designer Holdings Ltd. (the 'Company') represented by this certificate are subject to a Stock Exchange Agreement dated as of September 25, 1997, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company.' The Stockholder agrees that it will no longer hold any Shares, whether certificated or uncertificated, in 'street name' or in the name of any nominee. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent for any Shares in uncertificated form of the provisions set forth in this
Section 12 and has agreed to, and the Stockholder agrees to, provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such uncertificated Shares. Following the Closing for the Exchange, Parent will not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Stockholder's Parent Class A Common Stock, unless such transfer is made in compliance with this Agreement.

13. POST-CLOSING COVENANTS; TERMINATION

     13.1 Termination. If the Closing of the Exchange shall not have occurred on or prior to June 30, 1998, other than as a result of a material breach of this Agreement by any party hereto, the Stockholder or Parent may terminate this Agreement without liability. If the Closing Date shall not have occurred on or prior to such date as a result of material breach of any representation, warranty, covenant or obligation by the Sellers (or any of them), on the one hand, or Parent on the other, the non-breaching party shall have the right to terminate this Agreement without liability. Except for Sections 3.1, 3.5, 4.1,
4.4 and 4.6, the representations and warranties of the parties set forth herein shall terminate upon the Closing of the Exchange.

     13.2 Noncompetition. (a) Each of Charterhouse Equity Partners II, L.P. ('CEP') and Arnold H. Simon (the 'Partners') severally agrees that, commencing on the Closing Date until the second anniversary of the Closing Date, it will not, and, as to Mr. Simon, he will cause his affiliates not to, in North America, South America and Central America, directly or indirectly, invest in (other than a passive equity investment constituting no more than 5% of the equity of the subject company), engage in, become financially interested in, or be employed by, whether as an employee, consultant, partner, principal, agent, representative or Stockholder or in any other corporate or representative capacity, if it involves engaging in, or rendering services that are integral to the business of or advice pertaining to, any lines of business Parent was actively conducting on the date of this Agreement or the date of consummation of the Exchange, except in connection with an agreement consented to in writing by Parent, or, in the case of CEP, in connection with its investments existing on the date of this Agreement, nor will the Partners solicit any business of the type conducted by the Company from any customer of the Company or hire any employee of the Company or any of its subsidiaries (or any of their successors) except, as to Mr. Simon, as he is permitted under his letter agreement of employment between him and Parent and any subsequent letter agreement or arrangement approved in writing by Parent; provided, however, that the foregoing shall not prohibit Debra Simon from being employed by, whether as an employee, consultant or representative, or acting in any other corporate or representative capacity to, any entity involved in any of such lines of business.

     (b) It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 13.2 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each of the Partners acknowledges that any breach of the terms, conditions or covenants set forth in this Section 13.2 shall be competitively unfair and may cause irreparable damage to Parent because of the special, unique, unusual, extraordinary and intellectual character of the Company's business, and Parent's recovery of damages at law will not be an adequate remedy. Accordingly, each of the Partners agrees that for any breach of the terms, covenants or agreements of this Section 13.2, a restraining order or an injunction or both may be issued against such person, in addition to any other rights or remedies Parent may have.

     (c) Each Seller agrees to hold in strict confidence all data and information relating to the business of the Company and its subsidiaries (the 'Proprietary Information') obtained in the course of its ownership of shares or participation in the management of the Company or any of its subsidiaries or otherwise which is either non-public, confidential or proprietary in nature. Each Seller agrees that subject to any requirement of law or tribunal order, it will keep such Proprietary Information confidential and will not, without the prior written consent of Parent, be disclosed by any Seller to any person. This Agreement shall be inoperative as to such portions of the Proprietary Information which (i) are or become generally available to the public other than as a result of a disclosure by Parent or any of its Representatives, (ii) become available to any Seller or one of its Representatives on a nonconfidential basis from a source other than any of Parent or any of its Representatives, which has not advised such Seller that it is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any of Parent or any of its subsidiaries or affiliates with respect to such portions of the Proprietary Information, or (iii) were known by any Seller on a nonconfidential basis prior to its commencement of employment with, or ownership of, the Company or one of its subsidiaries. The Sellers agree that Parent shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 13.2. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section
13.2 by any Seller but shall be in addition to all other remedies available at law or equity. It is further understood and agreed that failure or delay by Parent in exercising any right, power or privilege under this Section 13.2 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude and other or further exercise of any right, power or privilege under this Agreement.

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the parties contained herein shall survive the Closing and the consummation of the transactions contemplated hereby.

15. MISCELLANEOUS

     15.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth in the immediately succeeding sentence, no party may assign any of its rights, or delegate any of its duties or obligations, hereunder without the prior written consent of the other party, and any such purported assignment or delegation shall be void ab initio. Notwithstanding the foregoing, Parent, its affiliates, and its successors and assigns, may assign their rights and delegate their duties (i) to any successor entity resulting from any liquidation, merger, consolidation' reorganization, or transfer of all or substantially all of the assets or stock of Parent, or (ii) to any affiliate of Parent; provided, that in either case, any such assignee shall expressly assume all of the obligations Parent hereunder.

     15.2 Notices. All notices, demands and other communications (collectively, 'Notices') given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized 'next day' delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

        (a)If to Parent:

          The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016
          Attn: Linda J. Wachner
          Fax: 212-687-6771

          with a copy to:

          The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016

           Attn: Stanley P. Silverstein
           Fax: 212-687-0480

        (b)If to the Sellers:

          c/o Charterhouse Equity Partners II, L.P.
          535 Madison Avenue
          New York, New York 10019
          Attn: A. Lawrence Fagan
          Fax: (212) 750-9704

          with copies to:

          Proskauer Rose LLP
          1585 Broadway
          New York, New York 10036
          Attn: Glenn M. Feit
          Fax: (212) 969-2900

          Arnold H. Simon
          Designer Holdings Ltd.
          1385 Broadway
          New York, New York 10018
          Fax: (212) 556-9722

Any Notice shall be deemed duly given when received by the addressee thereof. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

     15.3 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

     15.4 Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 15.2, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

     15.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     15.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     15.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     15.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     15.9 Headings. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     15.10 Expenses. Each party shall pay its own costs, expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

     15.11 Publicity. The initial press release relating to this Agreement shall be a joint press release, and Parent and the Sellers shall use reasonable efforts to agree upon the text of any other press release before issuing any such press release.

     15.12 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          THE WARNACO GROUP, INC.


                                          By:        /s/ LINDA J. WACHNER
                                             ...................................
                                                    TITLE: PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                                                     /s/ ARNOLD H. SIMON
                                             ...................................
                                                     ARNOLD H. SIMON

                                          NEW RIO, L.L.C.


                                          By:         /s/ ARNOLD H. SIMON
                                             ...................................
                                              TITLE: CHIEF EXECUTIVE OFFICER

                                          CHARTERHOUSE EQUITY PARTNERS II, L.P.


                                          By:    CHUSA EQUITY INVESTORS II, L.P.
                                             ...................................
                                                        GENERAL PARTNER


                                          By:    CHARTERHOUSE EQUITY II, INC.
                                             ...................................
                                                      GENERAL PARTNER

                                                    /s/ MERRIL M. HALPERN
                                             ...................................
                                                      ATTORNEY-IN-FACT

                                          CHEF NOMINEES LIMITED


                                          By:        /s/ MERRIL M. HALPERN
                                             ...................................
                                                     ATTORNEY-IN-FACT

                                          A.S. ENTERPRISES, L.L.C.


                                          By:         /s/ ARNOLD H. SIMON
                                             ...................................
                                               TITLE: CHIEF EXECUTIVE OFFICER

                                                    /s/ MARTIN L. BERMAN
                                             ...................................
                                                      MARTIN L. BERMAN

                                                   /s/ PHYLLIS WEST BERMAN
                                             ...................................
                                                    PHYLLIS WEST BERMAN

                                                    /s/ STEVEN E. BERMAN
                                             ...................................
                                                      STEVEN E. BERMAN

                                                    /s/ MARK N. KAPLAN
                                             ...................................
                                             MARK N. KAPLAN AS TRUSTEE F/B/O
                                                   ALISON A. BERMAN AND
                                                      MARK K. BERMAN

                                                   /s/ MICHAEL A. COVINO
                                             ...................................
                                                    MICHAEL A. COVINO

                                                                    SCHEDULE 3.2

                                                                                           SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED
                                                                                          ------------------------
                               NAME OF BENEFICIAL OWNER                                     NUMBER      PERCENTAGE
---------------------------------------------------------------------------------------   ----------    ----------

New Rio, L.L.C.:
     Charterhouse Equity Partners II, L.P. ............................................    8,033,800       25.0%
       535 Madison Avenue
       New York, NY 10022
     Arnold H. Simon(1) ...............................................................    7,805,813       24.3%
       1385 Broadway
       New York, NY 10018
     Martin L. Berman..................................................................      141,146       *
     Steven S. Berman..................................................................       53,272       *
     Phyllis West Berman...............................................................       51,084       *
     Trust for the benefit of Mark K. Berman and Allison A. Berman.....................      167,445       *
     Michael A. Covino.................................................................      225,374       *
     Chef Nominees Limited.............................................................       15,934       *
                                                                                          ----------      -----
          New Rio, L.L.C. Total........................................................   16,483,868       51.3%
                                                                                          ----------      -----
                                                                                          ----------      -----

------------

* Less than one percent.

(1) Includes 302,924 shares owned by A.S. Enterprises, L.L.C., a company owned by Mr. and Mrs. Simon.

                                                                         ANNEX C

                         OPINION OF LAZARD FRERES & CO. LLC

                                                              September 25, 1997

The Board of Directors
THE WARNACO GROUP, INC.
90 Park Avenue
New York, New York 10016

Dear Members of the Board:

     We understand that The Warnaco Group, Inc. (the 'Company') proposes to enter into (i) a Stock Exchange Agreement (the 'Exchange Agreement') with New Rio, L.L.C. ('New Rio') and each of the members thereof listed as signatories to the Exchange Agreement, pursuant to which New Rio will exchange (the 'Exchange') each of the shares of common stock, par value $0.01 per share (the 'Common Stock'), of Designer Holdings Ltd. (the 'Subject Company') owned by it for the right to receive 0.324 shares (the 'Exchange Ratio') of the Company's Class A Common Stock, par value $0.01 per share (the 'Class A Common Stock'), and (ii) an Agreement and Plan of Merger (the 'Merger Agreement') with the Subject Company and WAC Acquisition Corporation, a wholly owned subsidiary of the Company ('WAC'), pursuant to which each share of Common Stock outstanding immediately prior to the effective time of the Merger referred to below, other than any shares of Common Stock owned or held by the Company or the Subject Company or any of their respective subsidiaries, will be converted into the right to receive that number of shares of Class A Common Stock equal to the Exchange Ratio. Pursuant to the Merger Agreement, WAC will be merged with and into the Subject Company (the 'Merger').

     You have requested our opinion as to the fairness, from a financial point of view, to the Company and its stockholders of the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole. In connection with this opinion, we have:

          (1) Reviewed the financial terms and conditions of drafts of the Exchange Agreement and the Merger Agreement, each dated September 24, 1997;

          (2) Analyzed certain historical business and financial information relating to the Company and the Subject Company;

          (3) Reviewed the various financial forecasts and other data provided to us by the Company relating to its businesses and the benefits projected by the Company to be realized in connection with the Merger;

          (4) Reviewed the various financial forecasts and other data provided to us by the Company relating to the businesses of the Subject Company and by the Subject Company relating to its businesses (which included financial forecasts for the current and next fiscal years only, having been advised that the Subject Company has not prepared projections beyond such fiscal years);

          (5) Held discussions with members of senior management of each of the Company and the Subject Company with respect to the businesses and prospects of the Company and the Subject Company, respectively, the strategic objectives of each, and possible benefits that might be realized following the Merger;

          (6) Reviewed the public information with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and the Subject Company;

          (7) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company and the Subject Company, and in other industries generally;

          (8) Reviewed the historical stock prices of the Class A Common Stock and the Common Stock; and

          (9) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Subject Company. With respect to financial forecasts, including the benefits projected to be realized following the Exchange and the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Subject Company as to the future financial performance of the Company and the Subject Company, respectively. In that regard, such financial forecasts assume that the License Agreement dated as of August 4, 1994, as amended, between Calvin Klein, Inc. and a subsidiary of the Subject Company will remain in full force and effect for the period covered by such forecasts. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that, in all respects material to our analysis, the Exchange and the Merger will be consummated on the terms described in the Exchange Agreement and the Merger Agreement, respectively, without any waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Exchange and the Merger will not have an adverse effect on the Company or the Subject Company and that the projected benefits of the Exchange and the Merger are realized substantially in accordance with such projections. We have also assumed that the definitive Exchange Agreement and the Merger Agreement will not differ in any material respect from the drafts thereof furnished to us.

     As you are aware, we were engaged by the Company as of September 19, 1997 for purposes of delivering this opinion to the Board of Directors of the Company, and, as a result, we did not participate in the negotiation of the Exchange Ratio or of any of the other terms of the Exchange or the Merger.

     Lazard Freres & Co. LLC has been engaged by the Company in connection with this opinion and will receive a fee for our services upon delivery hereof. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board of Directors in connection with its consideration of the Exchange and the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of the Class A Common Stock as to whether such stockholder should vote for the Merger. It is understood that, except for the inclusion of this letter in its entirety in a proxy statement to the stockholders of the Company, this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, is fair to the Company and its stockholders from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC


                                          By  /s/ Peter L. Smith
                                            ..................................
                                              Managing Director

                                                                         ANNEX D

                            OPINION OF MERRILL LYNCH

                                                              September 25, 1997

Board of Directors
DESIGNER HOLDINGS LTD.
1385 Broadway
New York, NY 10018

Members of the Board of Directors:

     Designer Holdings Ltd. (the 'Company'), The Warnaco Group, Inc. (the 'Acquiror') and WAC Acquisition Corporation, a subsidiary of the Acquiror ('Sub'), propose to enter into an Agreement and Plan of Merger, dated as of September 25, 1997 (the 'Agreement'), pursuant to which Sub will be merged with and into the Company in a transaction (the 'Merger') in which each outstanding share of the Company's common stock, par value $0.01 per share (the 'Company Shares'), will be converted into the right to receive 0.324 (the 'Exchange Ratio') of a share of Class A Common Stock, par value $0.01 per share, of the Acquiror (the 'Acquiror Shares'). In addition, New Rio L.L.C. ('New Rio'), certain members of New Rio, and the Acquiror propose to enter into a Stock Exchange Agreement, dated as of September 25, 1997 (the 'Stock Exchange Agreement'), pursuant to which New Rio will sell, and the Acquiror will purchase, each of the Company Shares owned by New Rio (representing approximately 51.3% of the outstanding Company Shares) in a transaction in which each such Company Share will be exchanged for 0.324 of an Acquiror Share. We understand the closing of the transaction contemplated by the Stock Exchange Agreement is expected to occur prior to the effective time of the Merger and is not subject to a vote of the stockholders of the Acquiror or the Company.

     You have asked us whether, in our opinion, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of the Company Shares (other than the Acquiror and its affiliates and New Rio and its affiliates).

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed the Company's Initial Public Offering Prospectus, dated May 9, 1996, the Prospectus for the 6% Convertible Trust Originated Preferred Securities Offering, dated November 1, 1996, Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1996 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1997 and June 30, 1997;

          (2) Reviewed the Acquiror's Prospectus for Class A Common Stock Offering, dated September 19, 1995, Annual Reports, Forms 10-K and related financial information for the three fiscal years ended January 4, 1997 and the Acquiror's Forms 10-Q and the related unaudited financial information for the quarterly periods ending April 5, 1997 and July 5, 1997;

          (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, furnished to us or discussed with us by the Company and the Acquiror, respectively;

          (4) Conducted discussions with members of senior management of the Company and the Acquiror concerning their respective businesses and prospects, before and after giving effect to the Merger;

          (5) Reviewed the historical market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed reasonably similar to the Company and the Acquiror, respectively;

          (6) Reviewed certain financial information of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions in the apparel industry specifically, of which we note there were a limited number which we deemed to be relevant, and in other industries generally;

          (8) Reviewed the potential pro forma impact of the Merger;

          (9) Reviewed drafts of the Agreement and the Stock Exchange Agreement, dated September 25, 1997, in the forms proposed to be entered into;

          (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement and the Stock Exchange Agreement will be in the forms of the last drafts reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company. In addition, we have not participated in any discussions or negotiations among representatives of the Company and the Acquiror, including the Acquiror's financial and legal advisors.

     We have, in the past, provided financial advisory and financing services to the Company, including having acted as lead underwriter in connection with its initial public offering on May 9, 1996 and with its offering of 6% Convertible Trust Originated Preferred Securities on November 1, 1996, and to the Acquiror, including having acted as lead underwriter in connection with its offering of Class A Common Stock on September 19, 1995, and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In particular, as of September 24, 1997, we held, for our own account, a short position of 800 Acquiror Shares, a short position of 76,300 Company Shares and a long position of 62,600 shares of the Company's 6% Convertible Trust Originated Preferred Securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of the Company Shares (other than the Acquiror and its affiliates and New Rio and its affiliates).

                             Very truly yours,



                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                   APPENDIX 1



                                     [Logo]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     The Warnaco Group, Inc., a Delaware corporation ('Warnaco'), will hold a special meeting of its stockholders on Friday, December 12, 1997 at 10:00 a.m. at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares (the 'Shares') of Warnaco Class A Common Stock in connection with the transactions contemplated by an Agreement and Plan of Merger, dated as of September 25, 1997 (the 'Merger Agreement'), among Warnaco, WAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Warnaco ('WAC'), and Designer Holdings Ltd., a Delaware corporation ('Designer Holdings'), including in the merger described below, the exchange of Shares for Designer Holdings shares as described in the accompanying joint proxy statement/prospectus and upon any conversions of Designer Holdings' convertible debentures. The Merger Agreement provides, among other things, for the merger of WAC with and into Designer Holdings, with Designer Holdings surviving the merger as a wholly owned subsidiary of Warnaco;

          2. If necessary, to approve any adjournment of the meeting without further notice except by announcement at the meeting being adjourned.

     Warnaco has fixed the close of business on October 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment thereof. A list of such stockholders will be available for examination by stockholders of record during business hours at Warnaco, 90 Park Avenue, New York, New York 10016, for ten days prior to the special meeting and will also be available at the special meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE ISSUANCE OF THE SHARES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     Approval of the issuance of the shares requires the affirmative vote of a majority of the outstanding shares of Warnaco Class A Common Stock present in person or represented in proxy and entitled to vote at the special meeting. Please sign and promptly return the proxy card in the enclosed envelope, whether or not you expect to attend the special meeting. Failure to return a promptly executed proxy card or to vote at the special meeting will result in your vote not being counted.

                                          By order of the Board of Directors
                                          STANLEY P. SILVERSTEIN
                                          Secretary

New York, New York
November 14, 1997

                                   APPENDIX 2


                                     [Logo]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Designer Holdings Ltd., a Delaware corporation ('Designer Holdings'), will hold a special meeting of its stockholders on December 12, 1997 at 9:30 a.m. at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 25, 1997 (the 'Merger Agreement'), among The Warnaco Group, Inc., a Delaware corporation ('Warnaco'), WAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Warnaco ('WAC'), and Designer Holdings, and the merger of WAC with and into Designer Holdings, with Designer Holdings surviving the merger as a wholly owned subsidiary of Warnaco; and

          2. If necessary, to approve any adjournment of the meeting without further notice except by announcement at the meeting being adjourned.

     Designer Holdings has fixed the close of business on October 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment thereof. A list of such stockholders will be available for examination by stockholders of record during business hours at Designer Holdings, 1385 Broadway, 3rd Floor, New York, New York 10018, for ten days prior to the special meeting and will also be available at the special meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Designer Holdings common stock entitled to vote at the special meeting. Please sign and promptly return the proxy card in the enclosed envelope, whether or not you expect to attend the special meeting. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the merger.

                                          By order of the Board of Directors
                                          JOHN J. JONES
                                          Secretary

New York, New York
November 14, 1997

                                   APPENDIX 3



PROXY

                            THE WARNACO GROUP, INC.
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on December 12, 1997 and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Class A Common Stock of The Warnaco Group, Inc. held of record by the undersigned as of the close of business on October 14, 1997. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE FOLLOWING PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXYHOLDERS AS
TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                                         FOR    AGAINST   ABSTAIN
1. Proposal to approve the issuance of class A common stock              [ ]      [ ]       [ ]
   ('Warnaco Common Stock'), par value $0.01 per share, of The
   Warnaco Group, Inc. ('Warnaco') in connection with the
   transactions contemplated by an Agreement and Plan of Merger, dated as of September 25, 1997, among Warnaco, WAC Acquisition
   Corporation and Designer Holdings Ltd., including the merger, the exchange with New Rio and the conversion of Designer Holdings'
   outstanding convertible debentures.

                                                                         FOR    AGAINST   ABSTAIN

2. If necessary, to approve any adjournment of the Special Meeting       [ ]      [ ]       [ ]
   without further notice except by announcement at the meeting being adjourned.





Date ____________________________________________________________

Signature _______________________________________________________

Title ___________________________________________________________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   APPENDIX 4



PROXY

                             DESIGNER HOLDINGS LTD.
                                 1385 BROADWAY
                            NEW YORK, NEW YORK 10018
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on December 12, 1997 and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Common Stock of Designer Holdings Ltd. held of record by the undersigned as of the close of business on October 14, 1997. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                                                            Please mark
                                                            your vote
                                                            as this        X

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE FOLLOWING PROPOSALS

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and at the discretion of the proxyholders as to any other matters that may properly come before the meeting. If no direction is made, this Proxy will be voted FOR each of the following proposals and at the discretion of the proxyholders as to any other matters that may properly come before the meeting.

                                                    FOR    AGAINST   ABSTAIN

1. Proposal to approve and adopt the Agreement and  [ ]     [ ]       [ ]
   Plan of Merger, dated as of September 25, 1997, among The Warnaco Group, Inc. ('Warnaco'),
   WAC Acquisition Corporation ('WAC') and
   Designer Holdings Ltd. ('Designer Holdings'), and the merger of WAC with and into Designer
   Holdings, with Designer Holdings surviving the merger as a wholly owned subsidiary of Warnaco.

                                                    FOR    AGAINST   ABSTAIN

2. If necessary, to approve any adjournment of     [ ]      [ ]       [ ]
   of the Special Meeting without further notice except by announcement at the meeting being adjourned.


                                      Date__________________________________

                                      Signature_____________________________

                                      Signature_____________________________

                                      Title_________________________________
                                      Please sign exactly as name appears.
                                      When shares are held by joint tenants,
                                      both should sign. When signing as
                                      attorney-in-fact, executor, administrator trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer.
                                      If a partnership, please sign in
                                      partnership name by authorized person.